Filed pursuant to Rule 424(b)(3)
of the Securities Act of 1933, as amended
Registration No. 333-157187

PROSPECTUS DATED MAY 14, 2009

NET TALK.COM, INC.

929,907 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by the selling security holders set forth on page 11 of this prospectus of 929,907 shares of our common stock issuable upon exercise of our outstanding Series A Common Stock Purchase Warrants during the period in which the registration statement containing this prospectus is effective.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate the trading of our common stock on the Over-The-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority (“OTCBB”), however, there can be no assurances that our common stock will be approved for trading on the OTCBB, or any other trading exchange. The selling security holders will offer our shares at $0.25 per share until our shares are quoted on the OTCBB, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of these shares by the selling security holders. See “Use of Proceeds.” Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

Please see page 12 for a list of the “Selling Security Holders” who are offering shares of common stock pursuant to this prospectus.

An investment in the common stock offered for sale under this prospectus involves a high degree of risk. You should purchase our securities only if you can afford losing your entire investment. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2009

We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Until the date forty days after the date of the first bona fide offering of securities under this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions, if any.

PROSPECTUS SUMMARY

This summary highlights important information about our Company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, and, in particular, the section of this prospectus captioned “Risk Factors.” Unless the context requires otherwise, “Company,” “registrant,” “we,” “us,” and “our” and similar terms refer to Net Talk.com, Inc.

This prospectus is part of a registration statement registering 929,907 shares of our common stock issuable upon exercise of Series A Common Stock Purchase Warrants held by our existing stockholders.

The Company and Business

We are a development-stage company, which will offer, provide, sell and supply commercial and residential telecommunication services, including services utilizing voice over internet protocol (“VoIP”) technology, session initiation protocol (“SIP”) technology, wireless fidelity technology, wireless maximum technology, marine satellite services technology and other similar type technologies. We are currently in our development stage and are devoting substantially all of our efforts in developing our “TK 6000” product as well as service offerings associated with this product. The TK 6000 is an analog telephone adapter which will provide connectivity for analog telephones and faxes to home, home office or corporate local area networks (“LAN”). We believe the TK 6000 and its related services will be a cost effective solution for individuals, small businesses and telecommuters connecting to any analog telephone, fax or private branch exchange (“PBX”). The TK 6000 will provide one USB port, one ethernet port and one analog telephone port. A full suite of internet protocol features will also be available to maximize universal connectivity. In addition, analog telephones attached to the TK 6000 will be able to use advanced calling features such as call forwarding, caller ID, 3-way calling, call holding, call retrieval and call transfer.

As of April 15, 2009, we have had no revenues associated with our production and sale of the TK 6000 or any support services related to the TK 6000. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our TK 6000. The TK 6000 is currently undergoing beta testing. We anticipate that the TK 6000 will enter production in our fourth fiscal quarter of 2009. As of the date of this prospectus, our activities have been limited to various organizational matters, limited operations, and the development of our initial product. Please see the section entitled “Description of Business” starting on page 20 of this prospectus for further detail and the section entitled “Plan of Operations” starting on page 27 of this prospectus. Our business mailing address and telephone number is 1100 NW 163 Drive, Miami, Florida 33169, (305) 621-1200.

The Offering

The Issuer:	Net Talk.com, Inc.

Outstanding shares of common stock	There were 8,719,800 shares of our common stock issued and outstanding as of April 15, 2009.

Common stock offered by Selling Security Holders	The selling security holders are offering up to 929,907 shares of common stock issuable upon exercise of our Series A Common Stock Purchase Warrants. None of our shares of common stock currently issued and outstanding are being registered in this registration statement.

The Selling Security Holders:	The selling security holders consist of some of our existing stockholders who are identified in this prospectus on page 11.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. We will pay the expenses associated with the offering, which we estimate will be approximately $55,000.

Termination of the Offering	The offering will conclude upon the earliest of (a) such time as all of the common stock has been sold pursuant to the registration statement or (b) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of Proceeds	We are not selling any shares of common stock in this offering, and, as a result, will not receive any proceeds from this offering. We will, however, receive proceeds in the event that some or all of the warrants held by our existing stockholders are exercised for cash. To the extent that our selling security holders exercise all of the warrants covering the 929,907 shares of common stock registered under this prospectus for cash, we would receive $232,477 in the aggregate for such exercises. The proceeds from the exercise of such warrants, if any, will be used for working capital and other general corporate purposes.

No Present Public Market for our Common Stock	Our common stock is presently not traded or quoted on any market or securities exchange and we have not applied for listing or quotation on any public market.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford to lose their entire investment. See “Risk Factors” beginning on page 4.

The common stock offered for resale under this prospectus may be sold by the selling security holders in the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the shares of common stock they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares of common stock is provided in the sections of this prospectus captioned “Selling Security Holders,” and “Plan of Distribution,” respectively. We will not receive any of the proceeds from those sales. However, should the selling security holders, in their discretion, exercise any of the Series A Common Stock Purchase Warrants for cash, we would receive the proceeds from such exercise. The registration of the shares of common stock for resale pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling security holders, or that any of the Series A Common Stock Purchase Warrants will be exercised.

Summary of Comparative Financial Information

Set forth below is selected information derived from (a) the audited condensed statement of operations of Net Talk.com, Inc. for the years ended September 30, 2008 and September 30, 2007; (b) the audited condensed balance sheet of Net Talk.com, Inc. as of September 30, 2008 and September 30, 2007; (c) the unaudited condensed statement of operations of Net Talk.com, Inc. for the three months ended December 31, 2008 and December 31, 2007; and (d) the unaudited condensed balance sheet of Net Talk.com, Inc. as of December 31, 2008, all of which are included elsewhere in this prospectus. You should read the information set forth below together with the financial statements and the notes presented therewith contained in this prospectus.

NET TALK.COM, INC.

(A Development Stage Enterprise)

Summary Financial Information

	Three Months Ended December		Year Ended September 30,
	2008	2007	2008	2007
Statement of Operations data:
Revenue	—	—	—	—
Total operating expenses	424,909	—	2,171,563	—
Loss from operations	(424,909)	—	(2,171,563)	—
Other income (expenses)	16,330	—	(2,505)	—
Income taxes benefit	—	—	8,033	—
Income (loss) from discontinued operations	—	187,636	186,128	(446,496)
Net Income	(408,579)	187,636	(2,009,907)	(446,496)
Earning (loss) per share (basic and diluted)

Continuing Operations:
Basic and diluted	(0.05)	—	(2.10)	—

Discontinued Operations:	—
Basic	—	0.31	0.18	(0.74)
Diluted		0.05	0.04	(0.74)

	As of December 31,		As of September 30,
	2008	2007	2008	2007
Balance sheet data:
Working capital	(84,581)	1,509	319,040	(186,128)
Current assets	49,691	1,704	342,793	34,988
Total assets	1,587,132	1,704	1,949,033	34,988
Current liabilities	134,272	195	23,753	221,116
Total liabilities	2,154,246	195	2,107,568	221,116
Shareholders’ deficit	(567,114)	1,509	(158,535)	(186,128)

Total Liabilities and Shareholders deficit	1,587,132	1,704	1,949,033	34,988

RISK FACTORS

An investment in our common stock involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment.

Risks Relating To Our Business

We have a limited operating history upon which you can evaluate our business.

We are a development stage company with very limited operating history. From our incorporation in May 2006, until December 2007, we were principally engaged in providing advertising through interactive, audiovisual, information and advertising portals located in high-traffic indoor venues. We only entered the VoIP and telecommunications industry in September 2008. Our limited operating history will make it difficult, if not impossible, to predict future operating results and to assess the likelihood of our business success. Risks and issues inherent in the establishment and expansion of a new business enterprise which we face include, among others, problems of entering new markets, marketing our services, hiring and training personnel, acquiring reliable facilities and equipment, and implementing operational controls. As a development stage company, we are also subject to risks and levels of risk that are often greater than those encountered by companies with established operations and relationships. Development stage companies often require significant capital from sources other than operations. Since we are a development stage company, our management and employees will shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business. We cannot give you any assurance that we will successfully address these risks. Our prospects must be considered speculative, which may limit our ability to encourage further investment in our Company.

We issued a series of 12% Senior Secured Convertible Debentures in the aggregate principal amount of $2,600,000, all of which are currently held by Vicis Capital Master Fund, our majority shareholder. $1,500,000 of the principal is due on September 10, 2010 and the remaining $1,100,000 is due on January 30, 2011. Payment on all of our secured debentures is secured by a lien in all of our assets. If we fail to repay the secured debentures on their respective maturity dates or if an event of default occurs under the secured debenture for any other reason, it may result in a material adverse effect on our operating results and financial condition as Vicis Capital Master Fund may foreclose on our assets in an effort to be repaid amounts due under the secured debentures. Additionally, if we seek to prepay the secured debentures, we must pay a prepayment penalty equal to 110% of the then outstanding principal, plus all other amounts due.

We issued a series of 12% Senior Secured Convertible Debentures in the aggregate principal amount of $2,600,000, all of which are currently held by Vicis Capital Master Fund, our majority shareholder. $1,500,000 of the principal is due on September 10, 2010 and the remaining $1,100,000 is due on January 30, 2011. Payment on all of our secured debentures is secured by a lien in all of our assets. As of the date of this prospectus, we do not have sufficient capital to repay these obligations. If we fail to repay the secured debentures on their respective maturity dates or if an event of default occurs under the secured debentures for any other reason, it may result in a material adverse effect on our business operating results and financial condition as Vicis Capital Master Fund may foreclose on our assets in an effort to be repaid amounts due under the secured debentures. The following events constitute events of default under the secured debentures held by Vicis Capital Master Fund: (i) failure to pay any interest or principal payment when due; (ii) failure to observe any covenant contained in the secured debenture or the purchase agreement that we executed in connection with the issuance of the secured debenture; (iii) the occurrence of an event of default by us under any other material agreement or lease; (iv) entry of a judgment against us in excess of $150,000; and (v) the appointment of a receiver, the filing of bankruptcy by us, or if we otherwise become insolvent. Additionally, if we seek to prepay the secured debentures, we must pay a prepayment penalty equal to 110% of the then outstanding principal, plus all other amounts due.

We have a series of 12% Senior Secured Convertible Debentures issued and outstanding in the aggregate principal amount of $2,600,000. The secured debentures contain negative covenants that prohibit us from taking certain corporate actions without the prior written consent of the holder of the secured debentures, Vicis Capital Master Fund, our majority shareholder.

We have a series of 12% Senior Secured Convertible Debentures issued and outstanding in the aggregate principal amount of $2,600,000. The secured debentures contain negative covenants that prohibit us from taking certain corporate actions without the prior written consent of the holder of the secured debentures, Vicis Capital Master Fund, who is also our majority shareholder. We cannot take the following actions without Vicis Capital Master Funds’ consent while the secured debentures remain outstanding: (i) incur any additional indebtedness or allow any lien to be filed against our assets, except in certain limited instances; (ii) amend our articles of incorporation or bylaws in a manner that adversely effects the holder of our secured debentures; (iii) repay, repurchase or otherwise acquire more than a de minimis number of shares of our common stock or common stock equivalents from any security holder, except in certain limited instances; (iv) enter into any transactions with our executive officers, directors or affiliates; (v) increase our executive officers’ salary or bonus more than 15% from what was paid in the previous year; or (vi) pay cash dividends or distributions on any of our equity security.

As a development stage company, we will likely issue shares of our common stock, or options or warrants to purchase shares of common stock, to certain employees and consultants for services rendered to us. Our issuance of additional common stock, or options or warrants to purchase shares of common stock, would dilute your proportionate ownership and voting rights.

Our board of directors may generally issue shares of common stock, or options or warrants to purchase shares of our common stock, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. As a development stage company, we will likely issue shares of our common stock, or options or warrants to purchase shares of our commons stock, to certain employees and consultants as compensatory grants in connection with their services rendered to us. Our issuance of additional common stock, or options or warrants to purchase those shares, to employees and consultants as compensation would dilute your proportionate ownership and voting rights.

We currently have Series A Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of 3,099,912 shares of our common stock at an exercise price of $0.25 per share; Series B Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of 6,000,000 shares of our common stock at an exercise price of $0.50 per share; Series C Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 4,400,000 shares of our common stock at an exercise price of $0.50 per share; and Series BD Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 880,000 shares of our common stock at an exercise price of $0.50 per share. We cannot provide you with any assurance that the holders of these securities will elect to exercise them in the future. If the holders do not exercise the warrants, we will not receive any proceeds.

We currently have Series A Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of 3,099,912 shares of our common stock at an exercise price of $0.25 per share; Series B Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of 6,000,000 shares of our common stock at an exercise price of $0.50 per share; Series C Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 4,400,000 shares of our common stock at an exercise price of $0.50 per share; and Series BD Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 880,000 shares of our common stock at an exercise price of $0.50 per share. If the holders of our Series A, B, C and BD Common Stock Purchase Warrants exercise these warrants, we will receive aggregate proceeds of $6,414,928. However, we cannot provide you with any assurance that the Series A Common Stock Purchase Warrants, the Series B Common Stock Purchase Warrants, Series C Common Stock Purchase Warrants or Series BD Common Stock Purchase Warrants will be exercised. If the holders do not exercise the warrants, we will not receive any proceeds.

We may not be able to implement our business strategies, which could impair our ability to continue operations.

Implementation of our business strategies will depend, in large part, on our ability to (i) attract a significant number of customers; (ii) effectively introduce acceptable services to our customers; (iii) obtain adequate financing on favorable terms to fund our business strategies; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; (vi) continue to operate with increasing competition in the telecommunications industry; and (vii) establish, develop and maintain name recognition. Our inability to obtain or maintain any or all these factors could impair our ability to implement our business strategies successfully, which could have material adverse effects on our results of operations and financial condition.

We may be unsuccessful in managing our growth, which could prevent us from becoming profitable.

While it may not be realized, we are planning for significant growth for the foreseeable future. Our growth may place a significant strain on our management, financial and operating resources. Failure to manage this growth effectively could have a material adverse affect on our financial condition or results of operations. Part of our business strategy may be to acquire assets or other companies that will complement our existing business. We are unable to predict whether or when any material transaction will be completed should negotiations commence. If we proceed with any such transaction, we may not effectively integrate the acquired operations with our own operations. We also may seek to finance any such acquisition by debt financings or issuances of equity securities, and such financing may not be available on acceptable terms or at all.

Our financial condition and growth depends on the successful integration of our new products and technology. If we cannot effectively integrate technology and new products, we will experience material negative consequences to our business, financial condition and result of operations.

Our success will depend, in large part, on our ability to realize the anticipated new product technology, synergy with existing product development and grown opportunities from integrating new technology. Even if we are able to integrate new technology successfully, there can be no assurance that this integration will result in the realization of the full benefit of synergies, cost savings and growth opportunities available from this technology. Our strategy is to develop and bring to market new technology, but there can be no assurance that we will be able to implement that strategy successfully.

Without obtaining adequate capital funding, we may not be able to continue as a going concern. The failure to secure the necessary additional capital funding would require us to limit operations, which could have an adverse impact on our ability to develop our business as currently planned.

As of April 15, 2009, we had cash on hand of $485,000 and negative equity of $(1,027,845). Based on the current rate at which we are using capital, we believe that we will need to obtain a minimum of $2,000,000 to continue our current minimal operations for the next twelve (12) months. However, we believe that to fully implement the initial phase of our business plan, we will require financing in the amount of approximately $3,200,000. If we are able to obtain $3,200,000, we intend to continue our current operations, launch our main product and become fully operational during the next 12 months. We may seek to raise this additional capital through the public or private sale of our equity securities, the procurement of advances from our majority shareholder, debt financing or short-term loans, or a combination of the foregoing. We currently do not have any financing commitments (binding or non-binding) and we cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations and fully implement the initial phase of our business plan. If we do not secure at least $3,200,000 we will not be able to fully implement our business plan, and if we do not secure at least $2,000,000 we may not be able to continue our current minimal operations beyond the next twelve months and our business plan may fail.

We have prepared our financial statements under the presumption that we will continue as a going concern for a reasonable period. However, we are currently in our development stage during which we are devoting substantially all of our efforts in developing limited product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. Accordingly, we have not generated revenue nor do we expect to generate revenue until approximately our fourth fiscal quarter of 2009. During the years ended September 30, 2008 and 2007, we generated net losses of $(2,009,907) and $(446,496), respectively, and used cash in our operations in the amounts of $(110,508) and $(446,496). These conditions and negative trends raise substantial doubt about our ability to continue as a going concern.

If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

We believe that our currently available working capital will be sufficient to continue our business for at least the next four to six months. Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through the acquisition of new companies, the depletion of our working capital would be accelerated. To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the Company or disadvantageous to our existing shareholders.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the Company or disadvantageous to our existing shareholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.

We are dependent on key personnel and need to hire additional qualified personnel. Were we to lose our directors and officers, we would be forced to expend significant time and money in the pursuit of replacements, which would result in both a delay in the implementation of our business plan and the diversion of working capital.

Our success depends to a critical extent on the continued efforts of Mr. Anastasios Kyriakides, our Chief Executive Officer, Secretary, and member of the Board of Directors, Mr. Bill Rodriguez, our Chief Financial Officer and Member of the Board of Directors, Leo Manzewitsch, our Chief Technology Officer and Member of the Board of Directors, and Kenneth A. Hosfeld our Executive Vice President and Member of the Board of Directors. The loss of any of these officer’s services could have a material adverse affect on the business, results of operations and our financial condition. Our future success also depends on our continuing ability to attract and retain highly qualified technical and managerial personnel. We do not carry key person life insurance on either of our senior management personnel.

The market for our services is highly competitive, which could have a material adverse affect on our business, results of operations and financial condition.

We operate in a highly competitive environment and compete with large, established telecommunication and VoIP providers, such as traditional phone and Internet providers. Many of these organizations have substantial financial and other resources and, as a consequence, are able to compete on a long-term basis within the market segment which we serve. We cannot assure you that we will be able to compete successfully against current and future competitors or that competitive pressures will not materially and adversely affect our business, financial condition and results of operations.

We will initially have a limited product/service offering, which presents a greater risk of loss than more diversified companies.

Initially, we intend to focus our efforts on the development and production of our initial product, the TK 6000. We anticipate the TK 6000 will be available for distribution to the public by our fourth fiscal quarter of 2009. Once we have successfully produced the TK 6000 for distribution and sale to the public, we anticipate offering international long distance services immediately with additional services associated with the TK 6000 to follow in approximately 90 days. Compared to more diversified competitors who offer multiple telecommunication and VoIP products and services, we will initially be at a disadvantage as we will only offer one product with limited services. While we intend to broaden our product and service offerings in the future, our initial efforts will be directed at developing the market for our TK 6000 and we cannot provide a definitive timeline when we will begin diversifying the products and services we offer.

We will be dependent upon the creditworthiness of our customers.

We currently do not have any customers. However, once our services are available to the public, we will derive revenue from the services we provide our customers. If our customers fail to pay our invoices when issued, we may incur losses.

Inadequate intellectual property protections could prevent us from enforcing or defending our intellectual property and we may be subject to liability in the event our products infringe on the proprietary rights of third parties and we are not successful in defending such claims.

Our success is dependent, to a significant extent, upon our technology. We rely on a combination of trade secrets, non-disclosure and non-competition agreements to establish and protect the technology used in our products. We also have filed a patent application with the United States Patent and Trademark Office for our TK 6000. However, despite our efforts, we cannot assure you that such measures will be adequate to protect our technology, or that competitors will not develop products with features based upon, or otherwise similar to our products, or that we will prevail in any proceeding instituted by us in order to enjoin competitors from selling similar products (to date, there has not been an instance where we have been unable to protect our intellectual property). Although we believe that our products do not infringe upon the proprietary rights of third parties, we cannot assure you that one or more third parties will not make a contrary claim or that we will be successful in defending such claim.

From time to time, we may receive “cease and desist” letters alleging patent infringements. No formal claims or other actions have been filed with respect to such alleged infringements. We cannot assure you, however, that we will be successful in defending against the claims that may be asserted. We also cannot assure you that such claims will not have a material adverse effect on our business, financial condition, or operations. Defending infringement claims or other claims could involve substantial costs and diversion of management resources.

In addition, to the extent we are not successful in defending such claims, we may be subject to injunctions with respect to the use or sale of certain of our products or to liabilities for damages and may be required to obtain licenses which may not be available on reasonable terms, any of which may have a material adverse impact on our business or financial condition.

Our ability to compete successfully will depend heavily on our ability to ensure a continuing and timely introduction of new innovative products and technologies to the marketplace.

Our ability to compete successfully will depend heavily on our ability to ensure a continuing and timely introduction of new innovative products and technologies to the marketplace. While we believe our TK 6000 is unique and will gain market acceptance when it is introduced, if it does not gain market acceptance or if we are unable to continue to develop and sell innovative new products or continue to improve our TK 6000, our ability to sell our products may be significantly diminished, which could materially and adversely affect our business and financial results. While we intend to introduce new products and services into the marketplace that incorporate our intellectual property, there can be no assurance that these products will ever gain market acceptance, and if they do not, our operating results could suffer.

If VoIP technology fails to gain acceptance among our consumer base, our ability to grow our business will be limited.

The market for VoIP services is continuing to evolve rapidly. Our intent is to generate most of our revenue from the sale of VoIP services and related products to our customers. As VoIP technology becomes more mainstream and widely used, we hope the demand for our services will grow. However, in order for our business to grow and become profitable, VoIP technology must gain acceptance among mainstream consumers. Our business plan is to reach mainstream customers through television advertising. However, if we are unable to convince consumers to accept this technology, our business will fail.

Regulation of VoIP services is developing and therefore uncertain, and current or future legislative, regulatory or judicial actions could adversely affect our business and expose us to liability.

The United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. For example, the Federal Communications Commission now requires all interconnected VoIP service providers to comply with requirements comparable to those for traditional telecommunications service providers. VoIP operators in the U.S. are required to (1) support local number portability (this is the ability to transfer either an existing fixed-line or mobile telephone number assigned by a local exchange carrier and reassign it to another carrier); (2) make service accessible to people with disabilities; (3) pay regulatory fees, universal service contributions, and other mandated payments; and (4) enable law enforcement authorities to conduct surveillance pursuant to the Communications Assistance for Law Enforcement Act. “Interconnected” VoIP operators also must provide Enhanced 911 service (a telecommunications based system that automatically associates a physical address with the calling party’s telephone number, and routes the call to the most appropriate Public Safety Answering Point for that address) and disclose any limitations on their E-911 functionality to their consumers, and obtain affirmative acknowledgements of these disclosures from all consumers. Once we offer our products and services to the public, we will be subject to these regulations.

Additionally, while our business is located in Florida, we also intend to offer our products and services in Alabama, Arkansas, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Massachusetts, Missouri, Montana, Nebraska, New Mexico, New York, North Carolina, North Dakota, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. As such, we may be subject to the rules and regulations of these states once we start offering our products and services in these jurisdictions as well. For example, most states require that we obtain a Competitive Local Exchange Carrier (“CLEC”) Licenses from the state prior to providing telecommunications services in each state.

While we will endeavor to stay abreast of current changes in both federal and state regulations, unforeseen changes in governmental regulations could result in us incurring significant compliance costs. As a result, we may have to restructure our product and service offerings, exit certain markets or raise the price of our services in those states, any of which could cause our services to be less attractive to our potential customers.

Increased regulation or competition may limit the prices we are able to charge for certain telecommunication products and services. Any such limitation would result in a loss of revenues.

We operate in a highly competitive market and one which is become increasingly regulated by federal and state authorities. If our competitors substantially lower prices for similar services, we will have to lower our prices to remain competitive. Similarly, if regulations are put into to place limiting the amount we may charge for our services, we will have to abide by those regulations. Any change in the amount we are able to charge for our products and services will result in a loss of revenues.

Risks Relating To an Investment in Our Securities

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of a registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. As of the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

The market price for our common shares, if listed, is likely to be highly volatile given our status as a relatively unknown development stage company, limited operating history, and lack of revenues or profits to date, which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price which will prevail in the trading market, if a trading market is ever established. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you. The volatility in our common share price may subject us to securities litigation.

The market price of our common stock, if listed, is likely to be highly volatile and could fluctuate widely in price in response to various factors. First, if our common stock is listed, we will likely have relatively few common shares outstanding in the “public float” since most of our shares are held by a small number of shareholders. In addition, if listed, our common shares will likely be sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of revenues or profits to date, and the uncertainty of future market acceptance for our services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources from operations. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; development of a successful marketing program; acceptance of our services; government regulations and approvals; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.

If our shares become quoted on the OTC Bulletin Board, our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

State Securities Laws may limit the ability of purchasers to re-sell their shares.

Under the securities laws of some states, securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Since a limited number of shareholders currently beneficially own the majority of our outstanding common shares, those shareholders will retain the ability to control our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders. This concentration of ownership could discourage or prevent a potential takeover of our Company which might otherwise result in you receiving a premium over the market price for your common shares.

A limited number of our shareholders own a majority of our outstanding common shares. As of April 15, 2009, 6 shareholders beneficially owned or controlled 6,857,950 shares of our common stock, representing 78.4% of our outstanding shares of common stock. By virtue of their shareholdings, our principal shareholders will be able to elect members of our board of directors, control our management and affairs and cause or prevent corporate transactions such as mergers, consolidation or the sale of all or substantially all of our assets. The interests of our principal shareholders may differ from that of other shareholders, with the result that our principal shareholder may cause us to enter into transactions that may not be viewed as favorable to our other shareholders.

There are no foreseeable dividends on our common shares.

We do not anticipate paying any dividends on our common shares in the foreseeable future. Rather, we plan to retain earnings, if any, for the operation and expansion of our business.

Our issuance of additional common shares or preferred shares, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights. Our issuance of preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights which could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our Company which might otherwise result in you receiving a distribution or a premium over the market price for your common shares.

We are entitled, under our articles of incorporation, to issue up to 300,000,000 common shares. After taking into consideration our outstanding common and preferred shares as of April 15, 2009, and our common shares reserved for issuance upon exercise or conversion of our outstanding derivative securities, we are entitled to issue up to 266,500,488 additional common shares. Our board may generally issue those common shares, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans. We cannot give you any assurance that we will not issue additional common shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

A large number of shares of our common stock are issuable upon conversion of our 12% Senior Secured Convertible Debentures and exercise of our Series A, B and C Common Stock Purchase Warrants. The conversion or exercise of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in the Company as well as the book value of your shares of common stock. The sale of a large amount of common stock received upon the conversion or exercise of these securities in the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares.

As of April 15, 2009, there were 10,400,000 shares of common stock issuable upon the conversion of our 12% Senior Secured Convertible Debentures and outstanding warrants entitling the holders to purchase 14,379,712 shares of our common stock at exercise prices ranging from $0.25 to $0.50 per share. If the holders convert or exercise these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership as well as the book value of your shares of common stock. In addition, the holders of our warrants may sell shares of common stock in tandem with their exercise of these warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their conversion or exercise of these securities.

In addition, the existence of our outstanding convertible secured debentures and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, because the holders of these securities may exercise or convert them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of these outstanding securities. The convertible secured debentures and warrants also contain anti-dilution provisions that are triggered upon any issuance of securities below a certain price for our common stock. In the event that these anti-dilution provisions are triggered in the future, we would be required to reduce the exercise price, and increase the number of shares underlying those warrants, which would have a dilutive effect on our stockholders.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain provisions which eliminate the liability of our directors for monetary damages to our Company and shareholders to the maximum extent permitted under Florida corporate law. Our bylaws also require us to indemnify our directors to the maximum extent permitted by Florida corporate law. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

FORWARD-LOOKING STATEMENTS

In this prospectus we make a number of statements, referred to as “forward-looking statements,” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions. When reading any forward looking statement, you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:

•	whether or not a market for our products and services develop and, if a market develops, the pace at which it develops;

•	our ability to successfully sell our products and services if a market develops;

•	our ability to attract the qualified personnel to implement our growth strategies;

•	our ability to develop sales and marketing capabilities;

•	the accuracy of our estimates and projections;

•	our ability to fund our short-term and long-term financing needs;

•	changes in our business plan and corporate strategies; and

•	other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Plan of Operation.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our Company and our business made elsewhere in this prospectus, as well as other public reports filed with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling security holders named in this prospectus. As a result, all proceeds from the sale of the common stock will be retained by the selling security holders, and will not be paid or remitted or otherwise made available to our Company. To the extent that the selling security holders exercise, for cash, all of the Series A Common Stock Purchase Warrants and purchase the 929,907 shares of common stock registered for resale under this prospectus, we would receive approximately $232,477 in the aggregate from such exercise. We intend to use such proceeds for working capital and other general corporate purposes. We will incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

As there is no public market for our common stock, we fixed the benchmark offering by reference to our most recent private offering of our common stock, which was effected at $0.25 per share. Since we have no significant operating history and have not generated any revenues to date, the price of our common stock in our most recent private offering ($0.25) was arbitrarily set by us without the assistance of any investment banking firm or other independent analyst. Our management based the price principally upon their determination as to the amount of net capital which they have anticipated as being needed to stabilize our early viability and underpin the desired rate of growth and the price at which they believe investors would be willing to purchase shares of our common stock. The selling security holders will sell their common stock at the price of $0.25 per share, until our common stock is quoted on the Over The Counter Bulletin Board (the “OTCBB”) or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling security holders named in this prospectus. Although we anticipate the trading of our common stock on the OTCBB, there can be no assurances that our common stock will be approved for trading on the OTCBB, or any other trading exchange. The OTCBB operates as a dealer system. As a result, all securities being quoted on the OTCBB must be sponsored by a participating market maker that registers the security by completing a Form 211 unless an exemption applies. The market maker must submit a Form 211 to the FINRA OTC Compliance Unit along with two copies of the required issuer information prior to publication of a quote on the OTCBB. Once cleared, Nasdaq Market Data Integrity will notify the market maker that it has been registered in the security and may enter a quote. There can be no assurances that our common stock will be approved to trade on the OTCBB, or any other exchange.

DILUTION

Item 506.	Dilution

We currently have 8,719,800 shares of common stock issued and outstanding. Of the 8,719,800 shares of common stock issued and outstanding, (i) 6,000,000 shares of common stock were issued to our present officers and employees as compensation for management services rendered in connection with our organization and development of our business plan, (ii) 1,000,000 shares of common stock were issued to Apogee Financial Investments, Inc. as compensation for services rendered as a consultant, (iii) 1,000,000 shares of common stock were issued to Ron Rule as compensation for services rendered as a consultant, and (iv) 150,000 shares of common stock were issued to Iseal Aponte as compensation for services rendered as a consultant (collectively the “Founders’ Shares”).

In 2006, we completed an offering of 569,800 shares of our common stock at a price of $0.50 per share to 46 investors, for total proceeds of approximately $284,900. In addition, the purchasers received Series A Common Stock Purchase Warrants entitling them to purchase shares of our common stock at a current exercise price of $0.25. See 2006 Common Stock Offering described on page II-2 of this Registration Statement.

As a result, there is a substantial disparity between the effective cash cost to the officers, directors, and consultants for the Founder’s Shares, and the effective cash cost to (i) the investors that purchased shares in connection with the 2006 Common Stock Offering, (ii) to the holders of the warrants listed in Column (d) of the Table of Selling Security Holders on page 11 of this Registration Statement if such warrants are exercised for common stock, and (iii) to the purchasers of the common stock issued upon exercise of such warrants and registered for resale pursuant to this Registration Statement.

The discussion below summarizes the dilution that will be experienced by purchasers in this resale offering, assuming that all of the warrants listed in Column (d) of the Table of Selling Security Holders are exercised for common stock and sold pursuant to this Registration Statement. The dilution analysis presented below only considers the cash contributions by the officers, directors and consultants for the Founders’ Shares, and does not take into consideration contributions of services. Purchasers may incur significant dilution in the net book value of the acquired shares, due to the fact that our founders have been issued common shares for consideration consisting primarily of their contribution of services associated with our formation.

Existing Stockholders if all of the warrants are exercised and the shares issuable upon exercise are sold at a per price share of $0.25:1

Price per share (Founders’ Shares) (8,150,000 shares)	$0.00
Price per share (2006 Investors) (569,800 shares)	$0.50
Price per share (upon exercise of warrants) (929,907 shares)	$0.25
Net tangible book value per share before the exercise of warrants and resale of shares pursuant to this Registration Statement	$(0.156)
Net tangible book value per share after exercise of warrants and resale of such issued shares pursuant to this Registration Statement	$(0.135)
Potential gain to existing shareholders (Founders’ Shares and 2006 Investors) in net tangible book value per share attributable to the exercise and subsequent resale to the public	$0.021
Number of shares outstanding before the Offering	8,719,800
Number of shares outstanding after the Offering (assuming exercise of the warrants and resale of all the shares of common stock subject to this Registration Statement)	9,649,707
Percentage of ownership of existing shareholders after exercise of the warrants and resale of all the shares of common stock subject to this Registration Statement	90.4%

[1]

Assumes (a) all of the warrants listed in Column (d) of the Table of Selling Security Holders are exercised for 929,907 shares of common stock at an exercise price of $0.25 per share (resulting in proceeds of $177,477 (net of offering expenses of $55,000)), and (b) the selling security holders sell all 929,907 shares of common stock issued upon exercise of such warrants pursuant to this Registration Statement at price of $0.25 per share.

Purchasers of Shares of Common Stock in this Offering if all Shares Sold

Price per share[2]	$0.25
Dilution per share	$0.021
Aggregate Purchase Price	$232,477
Number of shares after offering held by public purchasers	929,907
Percentage of capital contributions by existing shareholders (excluding exercise price of warrants)	55.0%
Percentage of capital contributions by new investors (including exercise price of warrants)	45.0%
Percentage of ownership after offering by public purchasers	9.6%

[2]

Our common stock is not presently traded on any market or securities exchange. The selling security holders will offer the shares at $0.25 per share until its shares are quoted on the OTCBB, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

SELLING SECURITY HOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock by the selling security holders as of April 15, 2009. The table further sets forth (i) the name of each selling security holder who is offering the resale of shares of common stock, (ii) the number of shares of common stock that may be sold in this offering; (iii) the number of shares of common stock to be beneficially owned by each selling security holder after the completion of this offering assuming the sale of all of the shares of the common stock offered by each selling security holder; and (iv) if one (1%) percent or more, the percentage of outstanding shares of common stock to be beneficially owned by each selling security holder after the completion of this offering assuming the sale of all of the shares of common stock offered by each selling security holder. The percentage of beneficial ownership reported in the following table is based upon 8,719,800 shares of our common stock which were outstanding on April 15, 2009. Except as noted below, none of the selling security holders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

TABLE OF SELLING SECURITY HOLDERS

Name of Selling SecurityHolder	Securities Owned By Selling Security Holders Prior to Offering(1,2)				Securities Being Offered By Selling Security Holders				Securities Beneficially Owned By Selling Security Holders After the Offering (3)
	Common Stock (direct ownership)		Common Stock issuable upon conversion or exercise of derivative securities (indirect ownership)		Common Stock (direct ownership)		Common Stock issuable upon conversion or exercise of derivative securities (indirect ownership)		Common Stock to be Beneficially Owned After Offering		Percentage Assuming All Shares Offered are Sold
	(a	)	(b	)	(c	)	(d	)	(e	)	(f )
John F. Bruels	200		1,088		0		326		962		0
Nancy Chad	500		2,720		0		816		2,404		0
Debra J. Agnello	200		1,088		0		326		962		0
Noel A. Hoover	200		1,088		0		326		962		0
James E. Miller	200		1,088		0		326		962		0
Theodore R.E. Fraley	200		1,088		0		326		962		0
Laurence Hunt	200		1,088		0		326		962		0
Walter I. Percy	200		1,088		0		326		962		0
Phyllis H. Busansky	200		1,088		0		326		962		0
Neal A. Sivyer	200		1,088		0		326		962		0
Apogee Financial Investments, Inc.(4)	60,000		326,400		0		97,920		288,480		0
Eric C. Coulter	200		1,088		0		326		962		0
Timothy M. Bobanic	200		1,088		0		326		962		0
Robin C. Hoover(5)	113,250		616,080		0		184,824		544,506		0
Frank E. Brown	400		2,176		0		653		1,923		0
Peter & Desiree Ivenson, JTWROS	200		1,088		0		326		962		0
Denise H. Brown	200		1,088		0		326		962		0
Alan Robert Mole	200		1,088		0		326		962		0
Max H. Beardslee	200		1,088		0		326		962		0
Fred M. & Joan M. Halbig, JTWROS	20,000		108,800		0		32,640		96,160		0
John L. Walsh	200		1,088		0		326		962		0
Robert Zenner	40,000		217,600		0		65,280		192,320		0
Carmine D. D’Amico	20,000		108,800		0		32,640		96,160		0
Samuel A. McClain	40,000		217,600		0		65,280		192,320		0
Melvin L. & Louise D. Temares	20,000		108,800		0		32,640		96,160		0
James Desotelle	500		2,720		0		816		2,404		0
Perry B. & Ann M. Sells, JTWROS	20,000		108,800		0		32,640		96,160		0
Chad Garrett	20,000		108,800		0		32,640		96,160		0
Dale E. & Marilyn Phillips, JTWROS	10,000		54,400		0		16,320		48,080		0
Gregg M. Kuchar	10,000		54,400		0		16,320		48,080		0
Jacques J. Marcotte	40,000		217,600		0		65,280		192,320		0
Vanguard Fiduciary Trust Company, Custodian FBO Jacques J. Marcotte IRA	40,000		217,600		0		65,280		192,320		0
Joseph Jacob Living Trust	4,000		21,760		0		6,528		19,232		0
Ronald J. Rule, Jr.	1,005,000		27,200		0		8,160		1,024,040		10.51%
Jess Tucker	20,000		108,800		0		32,640		96,160		0
Edwin McGusty	10,000		54,400		0		16,320		48,080		0
Maria & Anastasios Kyriakides, JTWROS (6)	2,110,000		54,400		0		16,320		2,148,080		19.77%
Natalie Collins	20,000		108,800		0		32,640		96,160		0
Gator DJD Holdings, Inc. (7)	10,000		54,400		0		16,320		48,080		0
Strategic Capital Advisors, Inc. (8)	10,000		54,400		0		16,320		48,080		0
Midtown Partners & Co., LLC (9)	22,950		1,004,848		0		37,454		990,344		10.20%
TOTAL	3,669,800		3,979,712		0		929,907		6,719,605

*	Less than 1%
1.	The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares as to which the selling security holder has the right to acquire within sixty (60) days.
2.	The percentage of beneficial ownership reported in the table is based upon 8,719,800 shares of our common stock which were outstanding on April 15, 2009.
3.	Assumes all shares registered on this prospectus are sold.
4.	Richard Diamond has sole voting and investment control over the securities of Net Talk.com, Inc. owned by Apogee Financial Investments, Inc. Richard Diamond disclaims beneficial ownership of the securities of Net Talk.com, Inc. owned by Apogee Financial Investments, Inc., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose. Mr. Diamond is a member of the board of directors of the Company. Apogee Financial Investments, Inc. owns one hundred percent (100%) of Midtown Partners & Co., LLC.
5.	Robin C. Hoover served as a member of the board of directors of the Company and as its Chief Financial Officer from May 1, 2006 until September 10, 2008.
6.	Anastasios Kyriakides is a member of the board of directors of the Company and currently serves as the Company’s Chief Executive Officer.
7.	D. Jerry Diamond has sole voting and investment control over the securities of Net Talk.com, Inc. owned by Gator DJD Holdings, Inc. D. Jerry Diamond disclaims beneficial ownership of the securities of Net Talk.com, Inc. owned by Gator DJD Holdings, Inc., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.
8.	Robb Rill has sole voting and investment control over the securities of Net Talk.com, Inc. owned by Strategic Capital Advisors, Inc. Rob Rill disclaims beneficial ownership of the securities of Net Talk.com, Inc. owned by Strategic Capital Advisors, Inc., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.
9.	Midtown Partners & Co., LLC is a licensed broker-dealer and has certified to the Company that: (i) the above securities were purchased in the ordinary course of business and (ii) at the time of the purchase of the securities, there was no agreement or understanding, directly or indirectly, with any person to distribute the securities. Midtown Partners & Co., LLC is owned by Apogee Financial Investments, Inc.

PLAN OF DISTRIBUTION

Timing of Sales

The selling security holders may offer and sell the shares of common stock covered by this prospectus at various times. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Agreements to Resell the Shares

No selling security holder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling security holders will sell their shares at an offering price of $0.25 per share until our shares are quoted on the Over The Counter Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling security holders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling security holders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares of common stock on any national exchange or to qualify our common stock for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling security holder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling security holders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling security holders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares of common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling security holders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Regulation M

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act will apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling security holder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling security holder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $55,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES

General

As of April 15, 2009, the Company had 8,719,800 shares of common stock outstanding, and no shares of preferred stock outstanding. The following description of the Company’s capital stock is a summary and is qualified by the provisions of the Company’s Articles of Incorporation and Bylaws, a copy of which are exhibits to the registration statement, of which this prospectus is a part. Our shares of common stock were held by 53 stockholders of record as of the date hereof.

Common Stock

The Company has 300,000,000 authorized shares of common stock. Holders of the Company’s common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one-half of the Company’s outstanding shares of common stock can elect all of the Company’s directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon the Company’s liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on any preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully paid, and nonassessable. In the event the Company were to elect to sell additional shares of common stock, holders of our common stock would have no right to purchase additional shares. As a result, the common stockholders’ percentage equity interest would be diluted.

The issued and outstanding shares of the Company’s common stock are fully paid and not liable for further call and assessment. Except as otherwise permitted by Florida law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

The par value of the common stock is $0.001.

Preferred Stock

The Company has 10,000,000 authorized shares of preferred stock. The Company may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financing, or other matters, as the Board of Directors deems appropriate. In the event that the Company determines to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Florida Secretary of State. The effect of this preferred stock designation power is that the Company’s Board of Directors alone, subject to federal securities laws, applicable blue sky laws, and Florida law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the Company’s stockholders, and may adversely affect the voting and other rights of the holders of the Company’s common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of the Company’s common stock, including the loss of voting control to others. As of the date hereof, the Company has not issued any shares of preferred stock.

The par value of the preferred stock is $0.001.

Options, Warrants and Other Securities Convertible into Common Stock

Series A Common Stock Purchase Warrants

As of April 15, 2009, there were Series A Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 3,262,912 shares of common stock at an exercise price of ($0.25) per share. Each Series A Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Series B Common Stock Purchase Warrants

As of April 15, 2009, there were Series B Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 6,000,000 shares of common stock at an exercise price of ($0.50) per share. Each Series B Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Series C Common Stock Purchase Warrants

As of April 15, 2009, there were Series C Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 4,400,000 shares of common stock at an exercise price of ($0.50) per share. Each Series C Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Series BD Common Stock Purchase Warrants

As of April 15, 2009, there were Series BD Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 880,000 shares of common stock at an exercise price of ($0.50) per share. Each Series BD Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

12% Senior Secured Convertible Debentures

As of April 15, 2009, Vicis Capital Master Fund held 12% Senior Secured Convertible Debentures in the aggregate principal amount of $1,500,000 (the “Debentures”). The maturity date of the Debentures is September 10, 2010 and each Debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The Debentures convert into shares of our common stock at the option of the holder at $0.25 per share; as such, the Debentures currently convert into 6,000,000 shares of our common stock (which does not account for any accrued, unpaid interest). The Debentures also contain full ratchet anti-dilution price protection; therefore, if we issue a security at a price per share less than the current conversion price in effect for the Debentures, the conversion price will adjust downward (i.e. if we sell a security for $0.10 per share, the price at which our Debentures converts to common stock will decrease from $0.25 to $0.10). The Debentures are secured by a lien in all of our assets.

As of April 15, 2009, Vicis Capital Master Fund held 12% Senior Secured Convertible Debentures in the aggregate principal amount of $1,100,000 (the “Debentures”). The maturity date of the Debentures is January 30, 2011 and each Debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The Debentures convert into shares of our common stock at the option of the holder at $0.25 per share; as such, the Debentures currently convert into 4,400,000 shares of our common stock (which does not account for any accrued, unpaid interest). The Debentures also contain full ratchet anti-dilution price protection; therefore, if we issue a security at a price per share less than the current conversion price in effect for the Debentures, the conversion price will adjust downward (i.e. if we sell a security for $0.10 per share, the price at which our Debentures converts to common stock will decrease from $0.25 to $0.10). The Debentures are secured by a lien on all of our assets.

Registration Rights

The Company entered into a Registration Rights Agreement in October 2006 to register its common stock, including the common stock underlying the Series A Common Stock Purchase Warrants, for resale with the United States Securities and Exchange Commission (“SEC”) for the benefit of purchasers of the Company’s common stock and Series A Common Stock Purchase Warrants. The Registration Rights Agreement provides for the issuance of additional Series A Common Stock Purchase Warrants to the purchasers as a penalty if the Company fails to file a registration statement with the SEC covering the resale of these securities within the specified time requirements set forth in the Registration Rights Agreement (the “Filing Penalty”) or if the registration statement is not declared effective within a specified time (the “Effective Date Penalty”). The Company never filed a registration statement covering the resale of these securities. As such, the Company issued Series A Common Stock Purchase Warrants for the purchase of 863,712 shares of common stock as liquidated damages under the Registration Rights Agreement to the purchasers (this amount represents the maximum penalty permitted under the Registration Rights Agreement). Please see page II-2, under the heading “2006 Common Stock Offering,” for a more complete description of the Company’s obligations under the Registration Rights Agreement.

The Company entered into a Registration Rights Agreement dated September 10, 2008 to register the common stock underlying the 12% Senior Secured Convertible Debentures and the Series B Common Stock Purchase Warrants for resale with the SEC for the benefit of purchasers of the Company’s 12% Senior Secured Convertible Debentures and Series B Common Stock Purchase Warrants. The Registration Rights Agreement provides the holders of the Debentures and the Series B Common Stock Purchase Warrants with piggy-back registration rights. As such, if the Company registers any of its securities for public sale, including pursuant to any stockholder-initiated demand registration (but excluding any registration statement filed on Form S-4 or S-8), these holders have the right to include their shares in the registration statement. Please see page II-3, under the heading “2008 Convertible Debenture Offering,” for a more complete description of the Company’s obligations under the Registration Rights Agreement.

The Company entered into Registration Rights Agreements dated January 30, 2009 and February 6, 2009, respectively, to register the common stock underlying the 12% Senior Secured Convertible Debentures, the Series C Common Stock Purchase Warrants and the Series BD Common Stock Purchase Warrants for resale with the SEC for the benefit of purchasers of the Company’s 12% Senior Secured Convertible Debentures, Series C Common Stock Purchase Warrants and Series BD Common Stock Purchase Warrants. The Registration Rights Agreement provides the holders of the

Debentures, the Series C Common Stock Purchase Warrants and the Series BD Common Stock Purchase Warrants with piggy-back registration rights. As such, if the Company registers any of its securities for public sale, including pursuant to any stockholder-initiated demand registration (but excluding any registration statement filed on Form S-4 or S-8), these holders have the right to include their shares in the registration statement. Please see page II-3, under the heading “2009 Convertible Debenture Offering,” for a more complete description of the Company’s obligations under the Registration Rights Agreement.

Anti-Takeover Provisions

The Florida Control Share Act (the “FCSA”) generally provides that shares acquired in a control share acquisition will not possess any voting rights unless such voting rights are approved by a majority of the corporation’s disinterested shareholders. A “control share acquisition” is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares of a publicly held Florida corporation. “Control shares” are shares which, except for the FCSA, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person immediately after acquisition of such shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges: (i) at least 20% but less than 33.33% of all voting power; (ii) at least 33.33% but less than a majority of all voting power; or (iii) a majority or more of all voting power.

Under the FCSA, a Florida corporation may expressly opt out of the application of the terms of the FCSA in its bylaws, in which case the shares acquired in a control share acquisition will automatically possess full voting rights without the requirement of the approval of a majority of the corporation’s disinterested shareholders. We have not opted out of the FCSA in our bylaws.

Transfer Agent

The Company’s transfer agent is Fidelity Transfer Company, 8915 S. 700 E., Suite 102, Sandy, Utah 84070.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock of Net Talk.com, Inc. will be passed upon for Net Talk.com, Inc. by Bush Ross, P.A.

The balance sheets of Net Talk.com, Inc. as of September 30, 2008 and 2007 and the statements of operations, cash flows, and stockholders’ equity for the years ended September 30, 2008 and 2007, and included in the registration statement on Form S-1, of which this prospectus forms a part, have been included herein in reliance on the reports of KBL, LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

INFORMATION ABOUT NET TALK.COM, INC.

DESCRIPTION OF THE COMPANY’S BUSINESS

History and Overview

We are a Florida corporation, incorporated on May 1, 2006 under the name Discover Screens, Inc. (“Discover Screens”).

Prior to September 10, 2008, we were known as Discover Screens, a development-stage company, dedicated to providing advertising through interactive, audiovisual, information and advertising portals located in high-traffic indoor venues. Our name and business operations changed in a series of transactions beginning in December of 2007. In an asset purchase agreement dated December 30, 2007, we sold all of the assets associated with the advertising business as a going concern to Robert H. Blank, who was then our President and Chief Operating Officer. Following that transaction, we ceased all existing operations, and from December 30, 2007 to September 9, 2008, we owned nominal assets and generated no revenue. In February of 2008, Mr. Blank resigned as officer and director.

On September 9, 2008, Robin C. Hoover, our sole remaining officer and director, appointed four new members to the Board of Directors, Anastasios Kyriakides, Kenneth Hosfeld, Guillermo Rodriguez and Leo Manzewitsch. Mr. Hoover then resigned as an officer and director. Mr. Richard Diamond was appointed by the Board of Directors to fill the vacancy left by Mr. Hoover’s resignation.

By articles of amendment to the articles of incorporation filed with the Florida Secretary of State on September 10, 2008, we changed our name from Discover Screens, Inc. to Net Talk.com, Inc. On September 10, 2008, we entered into a Contribution Agreement with Vicis Capital Master Fund (“Vicis”) by which Vicis contributed certain operating assets to the Company in exchange for (a) a 12% Senior Secured Convertible Debenture in the principal amount of $1,000,000; and (b) a Series B Warrant to purchase 4,000,000 shares of common stock of the Company. Also on September 10, 2008, the Company entered into a Securities Purchase Agreement with Debt Opportunity Fund, LLP (“DOF”) by which DOF purchased (a) a 12% Senior Secured Convertible Debenture in the principal amount of $500,000; and (b) a Series B Warrant to purchase 2,000,000 shares of Common Stock of the Company.

Currently, our business is to provide products and services that utilize Voice Over Internet Protocol, which we refer to as “VoIP.” VoIP is a technology that allows the consumer to make telephone calls over a broadband internet connection instead of using a regular (or analog) telephone line. VoIP works by converting the user’s voice into a digital signal that travels over the internet until it reaches its destination. If the user is calling a regular telephone line number, the signal is converted back into a voice signal once it reaches the end user. Our business model is to develop and commercialize software technology solutions for cost effective, real-time communications over the internet and related services. We are currently in our development stage and are devoting substantially all of our efforts in developing our initial product, the “TK 6000,” as well as service offerings associated with this product. We do not offer any other products or services at this time.

Our Products

At this time, our main product under development is the “TK 6000”. This product is designed to meet specifications unique to each customer’s existing equipment. It will allow the customer full mobile flexibility by being able to take internet interface anywhere the customer has an internet connection. The TK 6000 will have the following features:

•

A Universal Serial Bus (“USB”) connection allowing the interconnection of the TK 6000 to any computer. The USB connection results in shared power between the TK 6000 and the host computer so that the TK 6000 can work virtually anywhere, without the need for external power;

•	In addition to the USB power source option, the TK 6000 will also have an external power supply allowing the phone to independently power itself when not connected to a host computer;

•

Unlike most VoIP telephone systems, the TK 6000 has a stand alone feature allowing it to be plugged directly into a standard internet connection. This allows the TK 6000 to work independently without requiring a host computer;

•	The TK 6000 is a compact, space-efficient product. It is approximately 3 1/2 inches long by 2 inches high by 0.7 inches deep, slightly bigger than a standard size smart phone.

The TK 6000 has an interface component so that the customer can purchase multiple units that can communicate with each other allowing simultaneous ringing from multiple locations.

Our Services

•

Text to phone reminder service. We are currently developing a service that will allow VoIP to synchronize with the customer’s data base schedule management system (such as Microsoft Office Outlook©). Our goal is to develop a service that will call the customer at a pre-designated time to provide an audio reminder of that day’s agenda to the customer. By offering this service at a low price point of less than five dollars per month we hope to appeal to a broad customer base. This software that will power this service is currently in the beta testing phase.

•

Free conference server. This product is currently under development. Although the hardware and software needed to launch this product is prepared, we are in the process of creating a new set of interactive voice responses for this service.

•

Future Voice Message Delivery. This service will allow the user to record a voice message which will be delivered to a recipient at a later date and time specified by the user. This service uses the hardware and software developed for use in the free conference server, but will require a different set of interactive voice responses.

•

Speech to text services for the hearing impaired. This is a stand alone service that will allow the hearing impaired to receive real time conversion of incoming voice signals into text displayed on an incorporated display panel. This service is part of the second stage in our development plan. It is our intent to have this product available for consumer use in the fourth calendar quarter 2009.

As noted above, we are currently in our development stage and as such we have had no revenues associated with the production and sale of any of our products and services including the TK 6000 or any support services related to the TK 6000. The TK 6000 is undergoing beta testing now. We anticipate that it will enter production in our fourth fiscal quarter of 2009. As of the date of this prospectus, our activities have been limited to various organizational matters, limited operations, and the development of initial product. The following table indicates when the TK 6000 and related services are anticipated to be available to consumers and, when that occurs, the percentage of revenues management anticipates deriving from the TK 6000 and related services. Once the TK 6000 is in production, we will shift our focus to developing related services including text to voice reminder service, free conference server, future voice message delivery and speech to text services for the hearing impaired. For more information about these services, please see “Our Services”.

Product/Service	Anticipated Production Date	Anticipated percentage of revenues per fiscal quarter ended
		3/31/09	6/30/09	9/30/09	12/31/08	3/31/10	6/30/10
TK 6000	July 2009	0%	0%	90%	90%	90%	90%
Text to phone reminder service	Sept. 2009	0%	0%	0%	0%	0%	0%
Free conference server	May 2009	0%	0%	0%	0%	0%	0%
Future voice message delivery	May 2009	0%	0%	0%	0%	0%	0%
Speech to text services for hearing impaired	Sept. 2009	0%	0%	0%	0%	0%	0%
Carrier Access Billing	May 2009	0%	0%	10%	10%	10%	10%

As noted in the table, our revenue stream will be almost entirely dependent on the sale of the TK 6000 through at least June 30, 2010. Further, we do not anticipate generating any revenues from the sale of the TK 6000 (our only product) until approximately September 2009. Carrier Access Billing (“CAB”) is revenue we receive from allowing other service providers to use our telecommunication infrastructure. It is a surcharge we receive for allowing major carriers to use our infrastructure to reach the end phone user. We will begin accruing CAB revenues as soon as the TK 6000 is used by our customers and our infrastructure is used by other carriers. However, we will experience a delay in the receipt of those revenues while the original billing carrier collects that charge from its customers and allocates and distributes that amount to all CAB recipients. We anticipate experiencing a 30-60 day delay in receiving CAB revenues from the time the TK 6000 is put into service until we realize the revenues associated with the CAB charge.

The development of our TK 6000 is being born equally between our employees and outsourced consultants. The first service we intend to introduce to the market, our free conference server and future voice message delivery, is being developed by our employees. Our goal is to keep our production costs as low as possible; therefore we will outsource our product and service development as necessary to meet that goal.

The Industry

In the past decade, the use of the internet for all purposes has exploded. For example, a September 2008 survey conducted by the Pew Internet and American Life Project reported that seventy-three percent of American adults responded yes when asked whether they used the internet, at least occasionally (survey available at www.pewinternet.org/~/media//Files/Reports/2008/PIP_Networked_Workers_FINAL.pdf). Similar polls report that use of the internet for file sharing, video downloading and emailing is increasing exponentially.

VoIP is a technology that enables communications over the internet through the compression of voice, video and/or other media into data packets that can be efficiently transmitted over data networks and then converted back into the original media at the other end of the transmission. Since the introduction of the first VoIP technology in the mid 1990s, the quality and clarity of VoIP connections have continued to evolve and improve. Perhaps the biggest jump in VoIP quality came with the introduction of SIP, or Session Initiation Protocol. SIP is a text-based protocol suitable for integrated voice-data applications. Today SIP is the predominant industry standard for establishing multimedia communications over the Internet. As the clarity and quality of VoIP services have increased, so has the acceptance of VoIP by consumers.

As a result of the potential cost savings and added feature availability of VoIP, consumers, industry leaders and traditional telecommunication service providers see VoIP as the future of telecommunications. Factors that have been contributing to the boom in VoIP use include: (a) increased consumer demand for lower cost telephone services; (b) increased demand for long distance services as the market place becomes increasingly global; (c) improved reliability and quality of VoIP due to technological advances; and (d) innovations that allow services for VoIP users that are not available in traditional telephone services. These factor, and others, have resulted in various service providers and consumers exploring VoIP alternatives to traditional analog phone services.

Customers

We are a development-stage company that currently does not have any revenues associated with its products and services under development. As such, we do not currently have any customers. When we begin production of our TK 6000 product in our fourth fiscal quarter of 2009 we hope to build a loyal customer base. We anticipate that the additional services we intend to develop will appeal to the same customer base and hope that any customers of our TK 6000 will also become customers of our additional phone products and services.

Geographic Markets

Under our current business plan, when we introduce our TK 6000 to market (which we believe will be in our fourth fiscal quarter of 2009), our primary geographic market will be our home market of South Florida. If our revenues increase and our operations become successful, we hope to expand into other geographic markets. We have been granted or are applying for Competitive Local Exchange Carrier (“CLEC”) Licenses in twenty-five additional states, including Arkansas, Indiana, Kansas, Kentucky, Montana, Nebraska, North Dakota, Oregon, Texas, Washington, Wisconsin, Illinois, South Dakota, and New York. It is our intent to focus our expansion on the geographic markets in which we have been granted CLEC Licenses. Should our product and service offerings be successful, we intend to take the TK 6000 global and reach customers worldwide. However, there is no guaranty that we will be able to meet that objective.

Our Competition

We face a highly competitive market. The market for our services is evolving rapidly and is subject to shifting customer demands and the introduction of new products and services. Our current and potential competitors come from different market sectors and vary in size and scope with respect to the products and services that they offer or intend to offer in the future.

Perhaps our biggest competitor in the domestic market is traditional telephone service providers that are increasingly adding advanced service features to traditional telephone services. Domestic telephone providers have the advantage of having strong name recognition, large research and development budgets and exiting service and market networks.

In addition, numerous vendors sell products and services using VoIP technology. Our competitors use innovations such as Analogue Terminal Adapters, or ATAs, to connect an analogue telephone to a VoIP network. Sometimes referred to as VoIP Gateways, these devices are widely advertised and sold. Sales are conducted by many different methods, including internet and infomercial sales, and barriers to entry into the business are low.

We also face competition from alternative communication methods such as internet, fax providers and voice mail service providers. All of these products and services are competing for the same segment of the communication and telecommunications markets as we and our products will be trying to reach.

Many of our competitors may be better established, larger and better financed than us, and are able to use their visibility and substantial marketing resources to attract customers. In particular, many of our competitors are large, established network service providers that are able to market and distribute enhanced communication services within their already large base of subscribers. These competitors may be able to better meet customer demands for new technologies and increased services. We cannot assure you that our current and future competitors will not offer or develop products or services that are superior to ours or that our competitors will not achieve greater market acceptance than us or that we will be able to compete effectively against them.

However, we hope to differentiate our services from those offered by our competitors by offering exceptional customer service and lower cost alternatives. We have worked hard to control the development costs associated with the TK 6000. We have done this by choosing phone components and component vendors that are economical but do not compromise on quality. We are also developing and marketing our own products and services, rather than simply reselling another manufacturer’s innovations. Finally, our TK 6000 product will be a stand alone phone product that does not require the user to first invest in a computer. For these reasons, we anticipate that our TK 6000 product will be a lower cost alternative to similar telephone products currently being marketed. Because we anticipate engaging in the same cost saving measurers for the services we intend to offer, we also anticipate being able to offer those services at a competitive price.

Our intent is to have our products be user friendly and convenient for our customers. For example, our packaging will include detailed, user friendly instructions and diagrams to allow for easy installation and activation. We also hope to distinguish ourselves from our main competitors through the level of customer service we offer to our consumers following their purchase or our products or services. Currently, our main competitors only offer customer service through an email query program. This does not allow the customer to receive rapid, real-time problem solving assistance in the event our competitor’s product or service fails. In contrast, we intend to establish a customer service online forum where our users can post their questions and read other users’ responses. This forum will have a key word or key phrase search option so that our customers can easily find a solution to the problem they are experiencing. Our intent is to have the forum moderated by one of our development engineers to ensure that all questions are being properly addressed and issued resolved. We will also offer a pay-per-use live customer support hotline. By paying a fee, either per minute or per call, our customers will be able to reach a support specialist to get a direct answer to their questions. This will allow us to provide superior customer service, while still keeping our costs low.

Order and Purchase Procedures

Prospective customers responding to television, radio or internet advertisements, are directed to call a toll-free “800” telephone number for information about our products and to place orders. Alternatively, potential customers are invited to gather information on our products by accessing one of our internet pages.

Callers speak to trained customer service representatives who provide the caller information on the different calling plans and services that we offer. The customer service representative works with the caller to find a plan that best fits their needs. Factors involved in this determination include: (a) whether the caller will be making primarily domestic or international calls; (b) the number of minutes per month the caller anticipates she or he will be using phone services; and (c) other phone services the user desires access to.

Shipping, Billing and Payment Procedures

Upon completion of a customer’s file and approval of the customer’s order, we ship the products ordered to the customer by U.S. mail.

Advertising

Our goal is to position ourselves as the supplier of choice for VoIP services. To that end, we intend to increase our advertising budget provided sufficient capital is available.

When the TK 6000 is ready to be marketed, our current business strategy will be to focus our advertising dollars on our home market in South Florida. Our initial advertising will consist of mass marketing campaigns focusing on television infomercials for the South Florida market. We intend to have the infomercial begin airing in the South Florida market in our fourth fiscal quarter of 2009. Our target audience will be individual consumers and small businesses looking to lower their current cost of telecommunications. We also expect to reach a large audience with our websites. We hope that consumers will find our websites by doing an internet search for VoIP service providers. We will also use other means of advertising such as direct to consumer sales, ecommerce and wholesale sales to retail stores.

As we begin to produce revenues, and if our operating budget allows, we will also begin to target consumers in other states in which we are licensed. This will include airing our infomercial in other markets. We have been granted or are applying for Competitive Local Exchange Carrier (“CLEC”) Licenses in twenty-nine additional states, including Arkansas, Indiana, Kansas, Kentucky, Montana, Nebraska, North Dakota, Oregon, Texas, Washington, Wisconsin, Illinois, South Dakota, and New York. Please see section entitled, “State Telecommunication Regulation” for additional information.

Suppliers

Our raw materials consist of components used to design and manufacturer telephones. We have not had any difficulty in obtaining the raw materials we are using to develop the TK 6000. We do not anticipate that supply of the necessary materials will present a problem when we move into production of that product. We currently rely on two principal suppliers:

Arrow Electronics Components Group – South Florida,

800 Fairway Drive, Suite 150

Deerfield Beach, Florida 33441

and

ProFab Electronics, Inc.

3860 N. Powerline Road, Unit 200

Pompano Beach, Florida 33073

If we were unable to order from these two suppliers, we would be able to replace the components they provide us by ordering from other suppliers at substantially the same cost. We have the ability to order the same components from other suppliers in the United States or overseas.

Employees

We employ eight full-time and no part-time employees. At the present time we do not offer any employee benefit plans. We will be evaluating employee benefit plans in the near future. We are not affiliated with any union or labor pooling arrangements. Our growth in employees will be in the area of technical support and customer service.

Intellectual Property

Our intellectual property is primarily compromised of trade secrets, know-how, trademarks, domain names and technological innovations. Our two primary trade marks are “Connecting the Globe” and “Connecting the World,” both of which are registered with the United States Patent and Trademark Office. “Connecting the World” was registered on May 1, 2007. The trademark application for “Connecting the Globe” was filed on January 3, 2006. Assuming we continue to comply with the filing requirements of the United States Patent and Trademark Office, our trademark registrations will have a ten-year term.

We have filed a patent application with the United States Patent and Trademark Office for the technology associated with the TK 6000. That application is currently under review. If this patent is issued, it would have a life of seven years. However, we can give no assurances that we will be successful in obtaining a patent on that technology. The TK 6000 is our only product currently in the development stage. Should we develop other products and technologies that would be appropriate to seek patents for, we may file a patent application for any future technologies at a later date. However, that decision will be made by our management at the appropriate time.

We also have software under development by our employees, subcontractors and consultants. As of the date of this prospectus we have not filed nor secured copyright protection for any of our software under development.

Research and Development

During the 2009 and 2010 fiscal year, we anticipate that research and development will be a larger part of our operating expenses. We are currently in the beta testing phase of the TK 6000, our only product currently under development. Once the TK 6000 reaches the market, which we anticipate occurring in our fourth fiscal quarter of 2009, we will focus our research and development on compatible services and upgrades to the TK 6000. We anticipate spending $530,000 on research and development this fiscal year and $330,000 on research and development in 2010. We anticipate that expenditure will be allocated as follows:

RESEARCH AND DEVELOPMENT EXPENSES

Category	Fiscal Year 2009	Fiscal Year 2010
Research and Development of the TK 6000	$130,000	$150,000
Website Development	$22,000	$20,000
Hardware and Software	$167,000	$100,000
Patent Applications	$35,000	$10,000
Other, including collocation**	$76,000	$50,000
Infomercial and Market Studies	$100,000
Total	$530,000	$330,000

**	Collocation is the cost associated with the provision of space for our telecommunications equipment on another’s premises.

Government Regulation

As a telecommunications supplier, we are subject to extensive government regulation. The majority of our government regulation comes from the Federal Communications Commission (the “FCC”).

Telecommunications is an area of rapid regulatory change. Changes in the laws and regulations and new interpretations of existing laws and regulations may affect permissible activities, the relative costs associated with doing business and amounts paid to us for our services. We cannot predict the future of federal, state and local regulations or legislation, including FCC regulations. Future legislative and regulatory changes could have a material adverse impact on us.

Federal Communications Commission Regulation

The FCC is an independent United States government agency. The FCC was established by the Communications Act of 1934 and is charged with regulating interstate and international communications by radio, television, wire, satellite and cable. The FCC’s jurisdiction covers all fifty states, the District of Columbia and U.S. possessions.

The FCC works to create an environment promoting competition and innovation to benefit communications customers. Where necessary, the FCC has acted to ensure VoIP providers comply with important public safety requirements and public policy goals.

For example, due to reports that some VoIP subscribers were unable to access 911 emergency services, in June 2005, the FCC imposed 911 obligations on providers of “interconnected” VoIP services – or those services that allow users generally to make calls to and receive calls from the regular telephone network. The FCC also limits interconnected VoIP providers’ use of customer proprietary network information (CPNI) such as your telephone calling records, and requires interconnected VoIP providers to protect such information from disclosure. The FCC also requires interconnected VoIP providers to contribute to the Universal Service Fund, which supports communications services in high-cost areas and for income-eligible telephone subscribers.

Interconnected VoIP providers must comply with the Commission’s Telecommunications Relay Services (TRS) requirements, including contributing to the TRS Fund used to support the provision of telecommunications services to persons with speech or hearing disabilities, and offering 711 abbreviated dialing for access to relay services. Interconnected VoIP providers and equipment manufacturers also must ensure that, consistent with Section 255 of the Communication Act, their services are available to and usable by individuals with disabilities, if such access is readily achievable.

Finally, the FCC now requires interconnected VoIP providers and telephone companies that obtain numbers from them to comply with Local Number Portability (LNP) rules. These rules allow telephone, and now VoIP, subscribers that change providers to keep the subscribers telephone numbers provided that they stay in the same geographic area. VoIP providers must also contribute to funds established to share LNP and numbering administrative costs among all telecommunications providers benefiting from these services.

The FCC monitors and investigates complaints against VoIP providers and, if necessary, can bring enforcement actions against VoIP providers that do not comply with applicable regulations.

State Telecommunication Regulation

We are also registered with the Florida Public Utilities Commission as a Competitive Local Exchange Carrier (“CLEC”) and InterExchange (“IXC”) Carrier.

In Florida, a “competitive local exchange carrier” is defined as any company, other than an incumbent local exchange company, certificated by the Public Service Commission to provide local exchange telecommunication services in the state of Florida on or after July 1, 1995. CLEC companies providing services in Florida after July 1, 1995, must be certificated by the Florida Public Service Commission, and competitive local exchange companies are required to file a price list specifying their rates and charges for basic local telecommunication services.

The Florida Public Services Commission describes Florida as a pro-competitive environment for CLEC providers. Some barriers to entry for CLEC companies include: (1) name recognition of incumbent local exchange companies; (2) building awareness of entrants and their services; (3) start-up costs; (4) operations and maintenance; and (5) customer service.

Florida, as well as other states, also regulates providers of Interexchange Telecommunications (“IXC”). The Florida Public Service Commission includes the following as examples of IXC providers: (1) operator service providers; (2) resellers; (3) switchless rebillers; (4) multi-location discount aggregators; (5) prepaid debit card providers; and (5) facilities based interexchange carriers. Section 364.02(13) of the Florida Statutes requires IXCs to provide current contact information and a tariff to the Florida Public Service Commission.

The Company has received CLEC registrations in 19 states including, Alabama, Arkansas, Florida, Indiana, Illinois, Kentucky, Kansas, Montana, Nebraska, New York, New Mexico, North Carolina, North Dakota, Ohio, Oregon, South Dakota, Texas, Washington and Wisconsin. The Company has applied for CLEC and IXC registrations in the following states: Arizona, California, Georgia, Idaho, Iowa, Massachusetts, Missouri, Minnesota, New Jersey, Utah and Wyoming. These applications are pending in each respective state and currently under review. However, we can give no assurances that we will be successful in obtaining these registrations in these states.

The law relating to regulation of VoIP technology is in a flux. In recent court cases, other VoIP providers have challenged whether state regulations can be applied to VoIP technology or whether such regulation has been preempted by the Telecommunications Act of 1996 and other Federal laws. At least one of our competitors has successfully fought the application of state laws to VoIP technology. However, to be cautious, we will continue to obtain a competitive local exchange carrier license from each state in which we conduct business. An added advantage of obtaining a CLEC license from each state is that we can obtain an operational carrier number from the North American Numbering Plan Administration. The operational carrier number will allow us to assign our customers telephone numbers in the area code in which they reside.

Bankruptcy

The Company has never been party to any bankruptcy proceeding.

DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 1100 NW 163rd Drive, Miami, Florida 33169. We are currently leasing those premises for $8,975 per month for a term that will expire on August 31, 2010. We have no other properties. The Company will be entering into lease arrangements to provide interconnection services in multiple states.

Interconnection Leasing Agreements

Interconnection is defined in the Telecommunications Act as the linking of two telecommunication systems so that users of either system may utilize the system components of the other. Pursuant to the FCC rules implementing the Telecommunications Act, we negotiate interconnection agreements with incumbent local exchange carriers to obtain access to facilities. Facilities leasing occurs where one network service provider leases the facilities of another network service provider to provide services to end users. We currently have executed two interconnection leasing agreements and are negotiating an interconnection leasing agreement with other major hosting/bandwidth companies. Our current interconnection leasing agreements are with Quest Communications and AT&T. These agreements relate to facilities located in Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee, Illinois, Indiana, Michigan, Nevada, Ohio, California, Connecticut, Arkansas, Kansas, Missouri, Oklahoma, Texas, Wisconsin, Montana, Iowa, Idaho, North Dakota, Nebraska, Washington and Wyoming.

These agreements will grant us interconnection leasing rights in all twenty-six states in which we have obtained or are pursuing a CLEC license. If we enter new markets, we expect to establish interconnection agreements with incumbent local exchange carriers on an individual state basis, as the need arises. We cannot predict how successful we will be in negotiating favorable terms in the interconnection agreements.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We currently plan to have our common stock quoted on the Over The Counter Bulletin Board (the “OTCBB”), subject to the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders

As of April 15, 2009, there were 53 registered holders or persons otherwise entitled to hold our common stock.

Outstanding Options, Warrants and Convertible Securities

As of April 15, 2009, there were 14,379,712 shares of our common stock subject to outstanding Series A Common Stock Purchase Warrants, Series B Common Stock Purchase Warrants, Series C Common Stock Purchase Warrants and Series BD Common Stock Purchase Warrants. Please see “Description of Securities” above for a fuller description of our options and warrants.

As of April 15, there were 10,400,000 shares of our common stock issuable upon conversion of our 12% Senior Secured Convertible Debentures. The aggregate principal amount outstanding under our 12% Senior Secured Convertible Debentures is $2,600,000. The Debentures convert into shares of our common stock at the option of the holder at $0.25 per share. Interest payments are due quarterly, and as of the date of this prospectus, all interest payments due have been paid to Vicis Capital Master Fund in cash. The Debentures also contain full ratchet anti-dilution price protection; therefore, if we issue a security at a price per share less than the current conversion price in effect for the Debentures, the conversion price will adjust downward (i.e. if we sell a security for $0.10 per share, the price at which our Debentures converts to common stock will decrease from $0.25 to $0.10). Please see “Description of Securities” above for a fuller description of our convertible debentures.

Rule 144 Shares

Pursuant to Rule 144, after satisfying a six month holding period: (a) affiliated stockholders (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale, provided we have “current public information” available (as such term is defined in Rule 144), and (b) non-affiliated stockholders may sell without such limitations, provided we have “current public information” available (as such term is defined in Rule 144). Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction.

We currently do not have current public information available about our Company. As such, only non-affiliates that have satisfied a one year holding period can sell our common stock pursuant to Rule 144. As of the date of this prospectus, 599,800 shares of our common stock are available for resale to the public in accordance with the requirements of Rule 144 of the Act.

Dividends

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the sole discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors, as our Board of Directors may deem relevant at that time. Our Board of Directors has the right to authorize the issuance of preferred stock, without further shareholder approval, the holders of which may have preferences over the holders of the common stock as to the payment of dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not adopted any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

Our Management’s Discussion and Analysis should be read in conjunction with our financial statements included in this prospectus.

Background

Prior to September 10, 2008, we were engaged in the development of advertising services and strategies. On September 10, 2008, at the time we acquired the Interlink Asset Group, discussed below, our management and Board of Directors committed to the discontinuance and disposal of our advertising business. We disposed of this asset to be able to concentrate our efforts exclusively on the deployment of the TK6000 Product Offering. We concluded that the advertising business constituted a component of our business, as defined in SFAS 144 Accounting for the Impairment or Disposal of Long-Lived Assets, and have presented the unit in the accompanying financial statements on the basis that (a) the operations and cash flows of the component have been eliminated from our ongoing operations as a result of the disposal transaction and (b) we have no significant continuing involvement in the operations of the component after the disposal transaction. On September 10, 2008, we sold the advertising business resulting in a gain on sale of $168,083.

On September 10, 2008, we acquired certain tangible and intangible assets, formerly owned by Interlink Global Corporation (“Interlink”) (the “Interlink Asset Group”), directly from Interlink’s creditor who had seized the assets pursuant to a Security and Collateral Agreement. Our purpose in acquiring these assets, which included employment rights to the executive management team of Interlink, was to advance the TK 6000 VoIP Technology Program, which Interlink launched in July 2008. Accordingly, these assets substantially comprise our current business assets and the infrastructure for our future continuing operations. Contemporaneously with this purchase, we executed an Assignment and Intellectual Property Agreement with Interlink that served to perfect our ownership rights to the assets. The transfer of the Interlink Asset Group required us to determine whether the group of assets constituted a business, and accordingly, required accounting under Statement of Financial Accounting Standards No. 141 Business Combinations (SFAS 141) or whether the group of assets did not constitute a business and, accordingly, required accounting under other standards, including Statement of Financial Accounting Standards No. 142 Goodwill and Intangible Assets (SFAS 142). This determination is required to be made by reference (by analogy) to guidance in EITF No. 98-3 Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or a Business (EITF 98-3). We accounted for the acquisition of the Interlink Asset Group as an acquisition of productive assets and not as a business. In applying the guidance of EITF 98-3, a business is a self sustaining, integrated set of activities and assets conducted and managed for the purpose of providing a return to investors and, further, must consist of inputs, processes applied to those inputs, and resulting outputs that are used to generate revenues. Based upon the guidance of EITF 98-3, the Interlink Asset Group (i) did not possess the inputs because, on the date of the acquisition, the critical asset (TK 6000 offering) had not achieved a proven level of technological feasibility and (ii) did not possess the outputs because, on the date of the acquisition, the assets did not include a revenue generating offering and, therefore, no ability to access customers. Further, we are unable to overcome the general presumption in EITF 98-3 that a development stage enterprise is presumed not to be a business.

We have evaluated the substance of the exchange for purposes of identifying all assets acquired. The recognition of goodwill is not contemplated in an exchange that is not a business or accounted for as a business combination under SFAS 141. The following table reflects the acquisition date fair values and the final allocation of the consideration to the assets acquired. The allocation was performed in accordance with SFAS 142, which provides that an excess in consideration over the fair values of the assets acquired is allocated to the assets subject to depreciation and amortization, based upon their relative fair values, and not to those assets with indefinite lives. A difference in the recognized basis in the value of the consideration between book and income tax gives rise to the deferred income taxes. The allocation of consideration in this manner contemplates an immediate impairment analysis under SFAS 144. Our analysis did not result in impairment, but we are required to continue to perform this analysis as provided in our impairments policy.

Asset or Account	Fair Value	Allocation
Cash	$487,500	$487,500
Deferred finance costs	24,398	24,398
Telecommunications equipment and other property	411,203	756,171
Intangible assets:
Knowhow of specialized employees	212,254	212,254
Trademarks	180,925	332,708
Employment arrangements	122,400	225,084
Workforce	54,000	54,000
Telephony license	5,000	9,195
Domain names	4,200	7,723
Deferred income taxes	—	(8,033)
Interest expense (finance costs allocated to warrants)	14,802	14,802

	$1,516,682	$2,115,802

Plan of Operation

We are a development-stage company, which will offer, provide, sell and supply commercial and residential telecommunication services, including services utilizing voice over internet protocol (“VoIP”) technology, session initiation protocol (“SIP”) technology, wireless fidelity technology, wireless maximum technology, marine satellite services technology and other similar type technologies. During our development stage, we are devoting substantially all of our efforts in developing the TK 6000 product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. Our TK 6000 commenced beta testing during March 2009 and we anticipate it will enter revenue generation status in our fourth fiscal quarter of 2009. As of the date of this prospectus, our activities have been limited to various organizational matters, limited operations, and the development of our business plan.

During our development stage, as discussed above, we will incur significant expenditures for research and development, arising both internally and externally. We currently estimate that research and development expenditures will amount to approximately $530,00 and $330,000 during our fiscal years ending September 30, 2009 and 2010, respectively. However, these levels are entirely predicated on the success of our financing efforts discussed in Liquidity and Capital Resources, below. We currently anticipate that we will be required to pay for our research and development with cash. However, to the extent that outside parties will entertain share-based payment arrangements, we will likely pursue negotiations on those lines.

We anticipate the TK 6000 will be available for distribution to the public by our fourth fiscal quarter of 2009. The TK 6000 will begin to generate revenues when it is sold and paid for by our potential customers.

We will begin to earn revenue from Carrier Access Billing (“CAB”) as soon as the TK 6000 is on the market. However, we expect to experience a delay in realizing those revenues. Carrier Access Billing (“CAB”) is revenue we receive from allowing other service providers to use our telecommunication infrastructure. It is a surcharge we receive for allowing major carriers to use our infrastructure to reach the end phone user. We will begin accruing CAB revenues as soon as the TK 6000 is used by our customers and our infrastructure is used by other carriers. However, we will experience a delay in the receipt of those revenues while the original billing carrier collects that charge from its customers and allocates and distributes that amount to all CAB recipients. We anticipate experiencing a 30-60 day delay in receiving CAB revenues from the time the TK 6000 is put into service until we realize the revenues associated with the CAB charge.

Liquidity and Capital Resources

We have prepared our financial statements under the presumption that we will continue as a going concern for a reasonable period. However, we are currently a development stage company and, as such, we are devoting substantially all of our efforts in developing the TK 6000 product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. Accordingly, we have not generated revenue nor do we expect to generate revenue until approximately our fourth fiscal quarter of 2009. During the quarter ended December 31, 2008 and 2007, we generated net income (losses) of $(408,579) and $187,636, respectively, and have a cumulative loss of $(2,913,339). We used cash in our operations in the amounts of $(293,102) and $0.00 during the quarterly periods ended December 31, 2008 and 2007, respectively. These conditions and negative trends raise substantial doubt about our ability to continue as a going concern.

Our management is currently addressing these conditions and trends. We have discontinued our prior business that was engaged in providing advertising services and, we are devoting our efforts and our resources to the expeditious development and deployment of the TK 6000 product. Our executive management team is currently undertaking these initiatives and has raised $500,000 in convertible debenture and warrants financing during fiscal year ended September 30, 2008 and has raised an additional $1,100,000 in convertible debenture and warrant financing during fiscal year ended September 30, 2009 (note that management also secured the Interlink Asset Group in exchange for the issuance of a $1,000,000 debenture and associated warrants). Notwithstanding the foregoing, our ability to continue is dependent upon raising the additional capital necessary to complete the successful deployment of the TK 6000 product and, ultimately, achieve profitable operations. There can be no assurances that additional capital will be available at terms acceptable to our management, if at all. The financial statements included elsewhere herein do not include any adjustments related to the possible outcome of this uncertainty.

As of September 30, 2008, we had cash on hand of $342,793 and working capital of $329,040. As of April 15, 2009, we had cash on hand of $485,000. Based on the current rate at which we are using capital, we believe that we will need to obtain a minimum in financing of approximately $2,000,000 to continue our current minimal operations for the next twelve (12) months. However, we believe that to fully implement the initial phase of our business plan, we will require financing in the amount of approximately $3,200,000. If we are able to obtain $3,200,000, we intend to continue our current operations, launch our main product and become fully operational during the next 12 months. We may seek to raise this additional capital through the public or private sale of our equity securities, the procurement of advances from our majority shareholder, debt financing or short-term loans, or a combination of the foregoing. We currently do not have any financing commitments (binding or non-binding) and we cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations and fully implement the initial phase of our business plan. If we do not secure at least $3,200,000 we will not be able to fully implement our business plan, and if we do not secure at least $2,000,000 we may not be able to continue our current minimal operations beyond the next twelve months and our business plan may fail.

Our largest operating expenditures currently consist of the following items: $ 14,500 per month on leasing our corporate office space (this includes our base rent and associated utility expenses, etc.) and $45,000 per month on payroll. We do not anticipate that our leasing costs will change substantially during the next 12 months. However, if we are successful in developing the TK 6000 we may incur additional payroll costs associated with hiring customer service and order processing support staff to assist us with those functions. Currently, our staff consists of eight full time and zero part time employees. We will also incur increased costs for phone components as the TK 6000 goes into production. However, we anticipate that the increase in components will be offset by the correlating increase in revenues.

If we are able to obtain $3,200,000 we anticipate incurring the following expenditures:

RESEARCH, DEVELOPMENT AND DEPLOYMENT EXPENSES

Category	Fiscal Year 2009	Fiscal Year 2010
Marketing and advertising	$860,000	$250,000
Interconnections operations*	$1,353,000	$1,490,000
CLEC licenses	$24,000	$20,000
Research and Development	$530,000	$330,000
Telecommunication deposits	$235,000	$250,000
Total	$3,002,000	$2,340,000

*	This is the expense we incur under our interconnection agreements whereby we obtain access to the facilities of incumbent local exchange carriers to provide services to our customers. We have negotiated two interconnection agreements with national carriers.

These development and deployment costs may increase substantially based on several different factors. For example, if we decide to pursue a patent application for additional technology, we will need to bear the legal and administrative expense of the patent process. In addition, the CLEC licensing process is costly and time consuming. For each new state we expand into, we incur additional costs associated with complying with that state’s licensing procedure. In addition to the cost of producing our infomercial, we will also incur broadcasting charges related to airing the infomercial. Those costs will vary depending on the market we are targeting and the time and number of broadcasts. Any additional marketing we undertake will also result in additional expense.

We currently have no material firm commitments related to purchases of our TK 6000 or any services associated with the TK 6000. We have an aggregate of $1,500,000 face value convertible debentures that mature and are payable in September 2010. We are required to make quarterly interest payments amounting to $45,000 ($180,000 annually), in cash.

We also have $1,100,000 face value convertible debentures that mature and are payable in January 2011. We are required to make quarterly interest payments amounting to $33,000 ($132,000 annually), in cash.

While we note that the publicly reported inflation rate in the United States have been increasing during the current calendar year (5.37% as of August 31, 2008), we do not believe that the current trend will materially affect our business in the near term, defined as eighteen-months. However, we continue to monitor fluctuations in the rate, as it is published.

Our current long term business plan contemplates acquiring the ongoing business of related companies, either through asset acquisitions or consolidations. However, due to the substantial doubt about our ability to continue as a going concern, we do not anticipate any acquisitions in the near future.

We currently have Series A Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of 3,099,712 shares of our common stock at an exercise price of $0.25 per share, Series B Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of 6,000,000 shares of our common stock at an exercise price of $0.50 per share, Series C Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of 4,400,000 shares of our common stock at an exercise price of $0.50 per share and Series BD Common Stock Purchase Warrants outstanding entitling the holders to purchase up to an aggregate of up to 880,000 shares of common stock at an exercise price of ($0.50) per share. If the holders of our warrants exercise these warrants, we will receive aggregate proceeds of $6,414,928. Management has no way of knowing whether the holders of these warrants will choose to exercise their warrants. If the holders do not exercise the warrants, we will not receive any proceeds.

Borrowing Arrangements

12% Senior Secured Convertible Debentures

We issued a series of 12% Senior Secured Convertible Debentures in the aggregate principal amount of $2,600,000, all of which are currently held by Vicis Capital Master Fund, our majority shareholder. $1,500,000 of the principal is due on September 10, 2010 and the remaining $1,100,000 is due on January 30, 2011. Each Debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The Debentures convert into shares of the Company’s common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The Debentures are secured by a lien in all of the assets of the Company.

The following events constitute events of default under the Debentures: (i) failure to pay any interest or principal payment when due; (ii) failure to observe any covenant contained in the secured debenture or the purchase agreement that we executed in connection with the issuance of the Debentures; (iii) the occurrence of an event of default by us under any other material agreement or lease; (iv) entry of a judgment against us in excess of $150,000; and (v) the appointment of a receiver, the filing of bankruptcy by us, or if we otherwise become insolvent. Payment on all of our secured debentures is secured by a lien in all of our assets. If we fail to repay the secured debentures on their respective maturity dates or if an event of default occurs under the Debentures for any other reason, it may result in a material adverse effect on our business operating results and financial condition as Vicis Capital Master Fund may foreclose on our assets in an effort to be repaid amounts due under the secured debentures. Additionally, if we seek to prepay the secured debentures, we must pay a prepayment penalty equal to 110% of the then outstanding principal, plus all other amounts due.

The Debentures contain full ratchet anti-dilution price protection; therefore, if we issue a security at a price per share less than the current conversion price in effect for the Debentures, the conversion price will adjust downward (i.e. if we sell a security for $0.10 per share, the price at which our Debentures converts to common stock will decrease from $0.25 to $0.10).

The Debentures contain negative covenants that prohibit us from taking certain corporate actions without the prior written consent of the holder of the Debentures, Vicis Capital Master Fund, who is also our majority shareholder. We cannot take the following actions without Vicis Capital Master Funds’ consent while the Debentures remain outstanding: (i) incur any additional indebtedness or allow any lien to be filed against our assets, except in certain limited instances; (ii) amend our articles of incorporation or bylaws in a manner that adversely effects the holder of our secured debentures; (iii) repay, repurchase or otherwise acquire more than a de minimis number of shares of our common stock or common stock equivalents from any security holder, except in certain limited instances; (iv) enter into any transactions with our executive officers, directors or affiliates; (v) increase our executive officers’ salary or bonus more than 15% from what was paid in the previous year; or (vi) pay cash dividends or distributions on any of our equity security. We are currently in compliance with these restrictive covenants.

Currently, the conversion price of the Debentures is $0.25. Therefore, there are 10,400,000 shares of common stock currently issuable upon the conversion of the Debentures. Due to the full ratchet anti-dilution feature contained in the Debentures, the conversion price for the Debentures could adjust downward to $0.01 per share, resulting in us having to issue 260,000,000 shares of common stock upon conversion of the Debentures. If Vicis Capital Master Fund converts the Debentures you could suffer substantial dilution of your investment in terms of your percentage ownership as well as the book value of your shares of common stock. We currently have 8,719,800 shares of common stock issued and outstanding. If Vicis fully converts the debentures, whether upon our default under the Debenture or upon voluntary request by Vicis, the number of issued and outstanding common shares will more than double. As a result, your overall percentage of ownership in the Company will be substantially decreased.

Results of Operations

COMPARISON OF HISTORICAL RESULTS—FISCAL YEARS ENDED SEPTEMBER 30, 2008 AND SEPTEMBER 30, 2007

Our continuing operating results for the fiscal year ended September 30, 2008 reflect the operation developing business following the Interlink Asset Group acquisition on September 10, 2008. Therefore, they are for twenty-days ended September 30, 2008, they reflect certain start-up related expenses, and they are not indicative of the results of our operations that may be realized during full fiscal years (or interim periods thereof) of our future continuing operations.

Compensation and Benefits: Our compensation and benefits expense during the fiscal year ended September 30, 2008 amounts to $1,544,701 for the twenty-days following our acquisition of the Interlink Asset Group. This amount includes $1,500,000 representing the fair value of 6,000,000 common shares issued to our management following the acquisition.

Professional Fees: Our professional fees during the fiscal year ended September 30, 2008 amounted to $562,500. This amount includes $537,500 representing the fair value of 2,150,000 common shares issued to consultants for development related services that were performed during the period.

Depreciation and Amortization: Depreciation and amortization amounted to $14,625 for the year ended September 30, 2008. These amounts represent twenty-days’ amortization of our long-lived tangible and intangible assets using straight-line methods and lives commensurate with the assets’ remaining utility. Our long-lived assets, both tangible and intangible, are subject to annual impairment review, or more frequently if circumstances so warrant. During the year ended September 30, 2008, we did not calculate or record impairment charges. However, negative trends in our business and our inability to meet our projected future results could give rise to impairment charges in future periods.

General and Administrative Expenses. General and administrative expenses amounted to $49,737 for the year ended September 30, 2008 and consisted of general corporate expenses and certain other startup expenses. General corporate expenses included $43,753 in occupancy costs.

We have experienced a recent increase in our general and administrative costs primarily because of professional accounting and legal fees incurred in connection with the preparation and filing of this registration statement. We believe that these increased costs are associated with our efforts to become a public company. However, our administrative and overall general costs will continue to remain high if and when the registration statement is declared effective. Our costs associated with legal and accounting fees will remain higher than historical amounts because, as a reporting company, we will be required to comply with the reporting requirements of the Securities and Exchange Act of 1934. This will involve the preparation and filing of the quarterly and annual reports required under the Exchange Act as well as the other filing requirements found in that Act. We will also incur additional expenses associated with the services provided by our transfer agent. In addition, to the work we are presently doing, we will need to focus our time and energy to complying with the Exchange Act. This will detract from our ability and efforts to develop and market the TK 6000 and future product and service offerings.

We anticipate incurring these additional expenses to become a public company without receiving a substantial increase in revenues associated with this undertaking. Therefore, these additional expenses will not be offset by an increase in revenue. There is currently no public market for our common stock. We plan to have our common stock quoted on the Over the Counter Bulletin Board (the “OTCBB”), subject to the effectiveness of the registration statement of which this prospectus forms apart. However, even if we become listed on the OTCBB, we do not anticipate having access to public investors. We will need to compensate for these additional costs associated with becoming a public company by revenues generated from our TK 6000 (when that product becomes marketable) or from the public or private sale of or equity securities, the procurement of advances from our majority shareholder, debt financing or short-term loans, or a combination of the foregoing. As discussed elsewhere in this prospectus, we currently do not have any financing commitments (binding or non-binding) and we cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations and meet these increased costs.

Interest Expense: Interest expense amounted to $25,470 during the year ended September 30, 2008. Such amount represented the twenty day (i) stipulated interest under our aggregate $1,500,000 face value convertible debentures issued on September 10, 2008, (ii) the related amortization of premiums amounting to $587 and (iii) the amortization of deferred finance costs of $668. Our interest expense in future periods will be higher giving effect to longer periods that debt is outstanding. Aggregate premiums (originally amounting to $20,415) will continue to be credited to interest expense over the term of the debentures using the effective interest method.

Derivative Expense: Derivative expense amounted to $7,800 during the year ended September 30, 2008. Such amount represents the change in fair value of liability-classified warrants (indexed to 6,000,000 shares of our common stock) from the date of issuance on September 10, 2008 to September 30, 2008. As required by FAS 133, derivative financial instruments are required to be carried as liabilities, at fair value, in our financial statements with changes reflected in income. In addition to the liability-classified warrants, we also have certain compound derivative financial instruments related to our $1,500,000 face value convertible debentures that had de minimus values on the date of issuance on September 10, 2008 and September 30, 2008. We are required to adjust our warrant and compound derivatives to fair value at each reporting period. The fair value of our warrant derivative is largely based upon fluctuations in the fair value of our common stock. The fair value of our compound derivative is largely based upon estimates of cash flow arising from the derivative and credit-risk adjusted interest rates. Accordingly, the volatility in these underlying valuation assumptions will have future effects on our earnings.

Income Taxes: During the year ended September 30, 2008, we reported a benefit for income taxes amounting to $8,033 related to our net operating loss carry forward. We are allowed to recognized the benefit of these assets to the extent of reasonably-assured future income sources, including the presence of net deferred tax credits. The allocation of the purchase price to the Interlink Asset Group on September 10, 2008 gave rise to deferred tax credits and, accordingly, we were able to recognize a benefit to the extent of those credits. We will not likely be able to recognized tax benefits until we achieve profitability because cumulative losses in recent years constitutes negative evidence as to the generation of future taxable income that generally cannot be overcome.

Discontinued Operations: Income (loss) from discontinued operations amounted to $186,128 and $(446,496) during the years ended September 30, 2008 and 2007, respectively. Income from discontinued operations during the year ended September 30, 2008 is net of $168,083 related to the gain on sale of assets and $18,950 related to a gain on debt forgiveness of an unrelated third-party. Prior to its discontinuance, the former advertising business was a non-revenue producing development stage enterprise. During these periods, the discontinued business incurred compensation and general administrative costs. We have no continuing involvement with that business.

Net Income (Loss). The net loss for the year ended September 30, 2008 was $(2,009,907), as compared to a net loss of $(446,496) for the year ended September 30, 2007. The increase in net loss for the year ending September 30, 2008 is primarily due to (i) approximately $1,750,000 in share-based payment arrangements and (ii) start up expenses associated with our status as a development stage enterprise.

Net Income (Loss) Per Common Share: We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128) in calculating our basic and diluted loss per common share. Basic loss per common share represents our net loss divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. Applying this method, 9,262,712 shares indexed to warrants were excluded from our computation because the effect was anti-dilutive. We compute the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded. Applying this method, 6,000,000 shares indexed to our convertible debentures were excluded from our computation because the effect was anti-dilutive.

COMPARISON OF HISTORICAL RESULTS—QUARTER ENDED DECEMBER 31, 2008 AND 2007

Our continuing operating results for the quarter ended December 31, 2008 reflect that we are a developmental stage business with no revenues. Therefore, our operating results reflect certain start-up related expenses, and may not indicative of the results of our operations that may be realized during full fiscal years (or interim periods thereof) of our future continuing operations.

Compensation and Benefits: Our compensation and benefits expense during the quarter ended December 31, 2008 amounted to $89,000. This amount represents normal salaries and wages paid to management members and employees.

Professional Fees: Our professional fees during the quarter ended December 31, 2008 amounted to $116,367. This amount includes normal payments and accruals for legal, accounting and other professional services.

Depreciation and Amortization: Depreciation and amortization amounted to $66,724 for the quarter ended December 31, 2008. These amounts represent amortization of our long-lived tangible and intangible assets using straight-line methods and lives commensurate with the assets’ remaining utility. Our long-lived assets, both tangible and intangible, are subject to annual impairment review, or more frequently if circumstances so warrant. During the quarter ended December 31, 2008, we did not calculate or record impairment charges. However, negative trends in our business and our inability to meet our projected future results could give rise to impairment charges in future periods.

General and Administrative Expenses. General and administrative expenses amounted to $64,691 for the quarter ended December 31, 2008 and consisted of general corporate expenses and certain other start up expenses. General corporate expenses included $41,260 in occupancy costs.

We have experienced a recent increase in our general and administrative costs primarily because of professional accounting and legal fees incurred in connection with the preparation and filing of this registration statement. We believe that these increased costs are associated with our efforts to become a public company. However, our administrative and overall general costs will continue to remain high if and when the registration statement is declared effective. Our costs associated with legal and accounting fees will remain higher than historical amounts because, as a reporting company, we will be required to comply with the reporting requirements of the Securities and Exchange Act of 1934. This will involve the preparation and filing of the quarterly and annual reports required under the Exchange Act as well as the other filing requirements found in that Act. We will also incur additional expenses associated with the services provided by our transfer agent. In addition, to the work we are presently doing, we will need to focus our time and energy to complying with the Exchange Act. This will detract from our ability and efforts to develop and market the TK 6000 and future product and service offerings.

We anticipate incurring these additional expenses to become a public company without receiving a substantial increase in revenues associated with this undertaking. Therefore, these additional expenses will not be offset by an increase in revenue. There is currently no public market for our common stock. We plan to have our common stock quoted on the Over the Counter Bulletin Board (the “OTCBB”), subject to the effectiveness of the registration statement of which this prospectus forms apart. However, even if we become listed on the OTCBB, we do not anticipate having access to public investors. We will need to compensate for these additional costs associated with becoming a public company by revenues generated from our TK 6000 (when that product becomes marketable) or from the public or private sale of or equity securities, the procurement of advances from our majority shareholder, debt financing or short-term loans, or a combination of the foregoing. As discussed elsewhere in this prospectus, we currently do not have any financing commitments (binding or non-binding) and we cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations and meet these increased costs.

Research and development: Research and development costs amounted to $88,127. Such amount represented product development and design and payroll and benefits allocated to the development of our TK6000.

Product design and engineer cost	$51,840

Payroll and benefits	36,287

Total	$88,127

Interest Expense: Interest expense amounted to $47,195 during the quarter ended December 31, 2008. Such amount represented (i) stipulated interest under our aggregate $1,500,000 face value convertible debentures issued on September 10, 2008, (ii) the related amortization of premiums amounting to $880 and (iii) the amortization of deferred finance costs of $3,075. Aggregate premiums (originally amounting to $20,415) will continue to be credited to interest expense over the term of the debentures using the effective interest method.

Derivative Expense: Derivative expense amounted to $61,200 during the quarter ended December 31, 2008. Such amount represents the change in fair value of liability-classified warrants (indexed to 6,000,000 shares of our common stock) from the date of issuance on September 10, 2008 to December 31, 2008. As required by FAS 133, derivative financial instruments are required to be carried as liabilities, at fair value, in our financial statements with changes reflected in income. In addition to the liability-classified warrants, we also have certain compound derivative financial instruments related to our $1,500,000 face value convertible debentures that had de minimus values on the date of issuance on September 10, 2008 and December 31, 2008. We are required to adjust our warrant and compound derivatives to fair value at each reporting period. The fair value of our warrant derivative is largely based upon fluctuations in the fair value of our common stock. The fair value of our compound derivative is largely based upon estimates of cash flow arising from the derivative and credit-risk adjusted interest rates. Accordingly, the volatility in these underlying valuation assumptions will have future effects on our earnings.

Discontinued Operations: Income (loss) from discontinued operations amounted to $187,636 during the quarter ended December 31, 2007. Income from discontinued operations during the year ended December 31, 2007 is net of $168,083 related to the gain on sale of assets and $18,950 related to a gain on debt forgiveness of an unrelated third-party. Prior to its discontinuance, the former advertising business was a non-revenue producing development stage enterprise. During these periods, the discontinued business incurred compensation and general administrative costs. We have no continuing involvement with that business.

Net Income (Loss). The net loss for the quarter ended December 31, 2008 was $(408,579), as compared to a net income of $187,636 for the year quarter ended December 31, 2007. The increase in net loss for the quarter ending December 31, 2008 is primarily due to start up expenses associated with our status as a development stage enterprise.

Net Income (Loss) Per Common Share: We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128) in calculating our basic and diluted loss per common share. Basic loss per common share represents our net loss divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. Applying this method, 9,262,712 shares indexed to warrants were excluded from our computation because the effect was anti-dilutive. We computed the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded. Applying this method, 6,000,000 shares indexed to our convertible debentures were excluded from our computation because the effect was anti-dilutive.

Off-Balance Sheet Arrangements

We lease our principal office space under an arrangement that is an operating lease. Rent and associated occupancy expenses for the year quarter ended December 31, 2008 was $41,260. Minimum non-cancellable future lease payments as of December 31, 2008, were as follows: 2009—$63,140; 2010—$104,400.

We have warrants outstanding to purchase 14,379,712 shares of our common stock, 2,262,712 of which are classified in stockholders’ equity.

Critical Accounting Policies

The financial information contained in our comparative results of operations and liquidity disclosures has been derived from our financial statements included in this prospectus. The preparation of those financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes. The following significant estimates have made in the preparation of our consolidated financial statements and should be considered when reading our Management’s Discussion and Analysis:

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Impairment of Long-lived Assets: Our Telecommunications equipment, other property and intangible assets are material to our financial statements. Further, they are subject to the potential negative effects arising from technological obsolescence. We evaluate our tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144) annually at the beginning of our fourth fiscal quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets. We have certain intangible assets that are not subject to amortization because they currently have indefinite lives. We are also required to evaluate whether these assets acquire a finite useful life annually and, if present, commence amortization thereof. Prior to that event, if ever, we evaluate intangible assets that are not subject to amortization under the guidance of Statement of Financial Accounting Standards No. 142 Goodwill and Intangible Assets (SFAS 142). Under this standard, the impairment test consists of a comparison of the fair values of the intangible assets with the respective carrying values. An impairment loss would be required for an excess in carrying value over the fair value on an asset-by-asset basis. Our estimates in making our impairment analysis and related decisions are highly subjective because they rely largely on the development of prospective financial information. These estimates are made by competent employees, using the best available information, under the direct supervision of our management.

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Intangible assets: Our intangible assets require us to make subjective estimates about our future operations and cash flows so that we can evaluate the recoverability of such assets. These estimates consider available information and market indicators including our operational history, our expected contract performance, and changes in the industries that we serve.

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Share-based payment arrangements: We currently intend to issue share-indexed payments in future periods to employees and non-employees. There are many valuation techniques, such as Black-Scholes-Merton valuation model that we may use to value share-indexed contracts, such as warrants and options. All such techniques will require certain assumptions that require us to develop forward-looking information as well as historical trends. For purposes of historical trends, we may need to look to peer groups of companies and the selection of such groups of companies is highly subjective. We intend to follow the available guidance (e.g. FAS 123R, SAB 107) in making these decisions. However, we will not know definitively our historical trends until our shares trade for periods consistent with the remaining terms of these instruments, which could be many years.

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Common stock valuation: Estimating the fair value of our common stock is necessary in the preparation of computations related to acquisition, share-based payment and financing transactions. We believe that the most appropriate and reliable basis for common stock value is trading market prices in an active market. We will look to those values should our shares ultimately be listed and traded. Prior to that, we have utilized the income approach to enterprise valuation coupled with our common shares outstanding to estimate the fair value of our common stock per share. The income approach requires us to develop subjective estimates about our future operating performance and cash flows. It also requires us to develop estimates related to the discount rate necessary to discount future cash flows. As with any estimates, actual results could be different.

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Derivative Financial Instruments: We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as our secured convertible debenture and warrant financing arrangements that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements. The fair value of share-indexed derivatives will be significantly influenced by the fair value of our common stock (see Common Stock Valuation, above). Certain other elements of forward-type derivatives are significantly influenced by credit-adjusted interest rates used in cash-flow analysis. Since we are required to carry derivative financial instruments at fair value and make adjustments through earnings, our future profitability will reflect the influences arising from changes in our stock price, changes in interest rates, and changes in our credit standing.

As of the filing date of this Registration Statement, there have been no material additions to our critical accounting policies and there have been no changes in the application of existing accounting principles.

Recent Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited and we are currently evaluating the effect, if any, that the adoption will have on our financial position results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and132(R) (“SFAS 158”). SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The adoption of SFAS 158 did not have a material impact on our financial position, results of operations or cash flows because we do not have a defined benefit plan for our employees.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51. This statement amends ARB No. 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities. Following the effectiveness of SFAS 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity. Accordingly, upon the effectiveness of this statement, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders’ equity. This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. Since we do not currently have Variable Interest Entities consolidated in our financial statements, adoption of this standard is not expected to have a material effect.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133 (“SFAS 161”). SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. We are currently evaluating the impact of SFAS 161, if any, will have on our financial position, results of operations or cash flows. This standard will affect the disclosures in our financial statements to provide the required information.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not expect the adoption of SFAS 162 will have a material effect on its financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48, Accounting for uncertainty in Income Taxes (“FIN 48”). FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, Accounting for Contingencies. FIN 48 was effective for fiscal years beginning after December 15, 2006. Accordingly, we have implemented FIN 48 by summarizing and evaluating all potential uncertain tax positions. As a result of our implementation, FIN No. 48 did not have a material impact on our financial position, results of operations or cash flows, although, as discussed in our income tax disclosures, certain positions are present that require our periodic review in maintaining compliance with this standard.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (FSP 00-19-2) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of EITF 00-19-02 did not have a material impact on our financial position, results of operations or cash flows, because we have no current transactions that embody Registration Payment Arrangements, as defined in the standard.

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 07-05 Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008 (our fiscal year ending September 30, 2010). The objective of this Issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative in of Statement 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of Statement 133 (the “Paragraph 11(a) Exemption). This Issue also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative in Statement 133, for purposes of determining whether the instrument is within the scope of Issue 00-19. We currently have 14,379,712 warrants that embody terms and conditions that require the reset of their strike prices upon our sale of shares or equity-indexed financial instruments and amounts less than the conversion prices. These features will no longer be treated as “equity” under the EITF once it becomes effective. Rather, such instruments will require classification as liabilities and measurement at fair value. Early adoption is precluded. Accordingly, this standard will be adopted in our quarterly period ended December 31, 2009.

In June 2008, the Emerging Issues Task Force issue EITF Consensus No. 08-04 Transition Guidance for Conforming Changes to Issue 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or

Contingently Adjustable Conversion Ratios, which is effective for years ending after December 15, 2008 (our fiscal year ending September 30, 2009). Early adoption is not permitted. The overall objective of the Issue is to conform the requirements of EITF 00-27 and Financial Accounting Standard No. 150 with EITF 98-5 to provide for consistency in application of the standard. We are currently evaluating the effects of our adoption of this standard for purposes of our quarterly report for the period ending December 31, 2008.

In April 2008, the FASB issued FSP No. FAS 142-3 Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The Company is required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company is currently evaluating the impact of FSP 142-3 on its financial position, results of operations or cash flows, and believes that the established lives will continue to be appropriate under the FSP.

In May 2008, the FASB issued FSP Accounting Principles Board 14-1 Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information with respect to each of our directors, executive officers and key employees as of April 15, 2009. Their ages, positions, dates of initial election or appointment, and the expiration of their terms are as follows:

Name	Age	Position	Period Served
Anastasios Kyriakides	60	Director, Chief Executive Officer, Secretary	September 10, 2008 to present
Kenneth A. Hosfeld	57	Director, Executive Vice President	September 10, 2008 to present
Guillermo (Bill) Rodriguez	60	Director, Chief Financial Officer	September 10, 2008 to present
Leo Manzewitsch	45	Director, Chief Technology Officer	September 10, 2008 to present
Richard Diamond	46	Director	September 11, 2008 to present

Unless expressly indicated in the above table, each director and officer will serve in these capacities until their successors are duly elected, qualified and seated in accordance with the Company’s Articles of Incorporation and Bylaws.

Duties, Responsibilities And Experience

Anastasios Kyriakides, Director, Chief Executive Officer, Secretary. Mr. Kyriakides has served as a member of the Company’s board of directors and as the Company’s Chief Executive Officer and Secretary since September 2008. Mr. Kyriakides received a Bachelor of Science in business from Florida International University in 1975. In 1977, he received a degree in investment banking from the American Institute of Banking. From 1979 until present, Mr. Kyriakides has consulted for numerous companies in the areas of shipping, travel, banking and electronics. Mr. Kyriakides began his career in the electronics development field when, in 1979, he founded and served as Chairman of Lexicon Corporation, producer of the LK300, the first hand held electronic language translator which translated words and phrases into 12 different languages. Lexicon was publicly traded on the NASDAQ, under the symbol LEXI, until it was ultimately acquired by Nixdorf Computers of Germany. Mr. Kyriakides was also the founder of Delcor Industries, established in 1980 in Hollywood, Florida. Delcor was an electronics manufacturing facility employing over 150 employees to assemble OEM products for various electronics companies including IBM mainframe and Gable Division. In 1983, Mr. Kyriakides founded the Mylex Corporation to develop and produce the world’s first hand-held optical scanner and VGA card for personal computers. As the President and Chairman, Mr. Kyriakides guided Mylex from its beginning as a private company to its becoming a public company traded on the NASDAQ under the stock symbol MYLX until it was acquired as a wholly owned subsidiary of IBM (NYSE: IBM). In 1983, Mr. Kyriakides was the founder and Chairman of Tower Bank NA, a full service commercial bank, with three offices, headquartered in Dade County, Florida. Mr. Kyriakides also has extensive experience in the cruise line and travel industries. His cruise ship career started with Carnival Cruise line out of the Port of Miami, and continued to a successful start up with Tropicana Cruises; one of the first gaming ships out of the Port of Miami. Mr. Kyriakides founded Regency Cruise Line in 1984, as the world’s first publicly traded company in passenger shipping, and served as its Chairman and Secretary until 1987. Mr. Kyriakides also organized the successful start-up of Seawind Cruise Line. In his three years with Seawind Cruise Line, Mr. Kyriakides served as its founder, chairman, chief executive officer and secretary. From 1994 to 1996, Mr. Kyriakides served as the Chairman of Montgomery Ward Travel, a company created to provide full travel services to eight million Montgomery Ward customers and credit card holders. Immediately prior to joining the Company, Mr. Kyriakides served as Chief Executive Officer of Interlink Global Corporation from 1994 until September, 2008. Interlink Global Corporation provided telecommunications applications utilizing hardware and software that enables its domestic and worldwide users to access the internet as a transmission medium for placing telephone calls.

Kenneth Hosfeld, Director, Executive Vice President. Mr. Hosfeld was appointed to serve on the Company’s board of directors in September 2008. Mr. Hosfeld has over twenty-two years of international sales, marketing, and business management experience in the telecommunications industry. Most recently, Mr. Hosfeld served as a member of the board of directors and the executive vice president for Interlink Global Corporation (OTC: ILKG), a provider of private and public telecommunication network and internet services. Prior to joining Interlink, Mr. Hosfeld co-founded NetExpress. He has also served as the Regional Director of Brazil, the Andinos, and the Caribbean for Tellabs, Inc., a global supplier to the dynamic telecommunications industry that designs, manufactures, markets and services voice, data a video transportation tools and networks. While with Tellabs, Mr. Hosfeld secured that company’s first “turn-key” contract which involved a complete, fully managed network deployment including all products and services and project financing. He also opened Tellabs’ offices in Brazil and regularly exceeded revenue targets. Prior to that, Kenneth was Vice President of Nera Latin America, a subsidiary of Nera Telecommunications (formerly ABB), a telecommunications and IT solutions provider for microwave, satellite, wireless broadband access, networking and broadcasting. Mr. Hosfeld had full production and logistic responsibility for the Latin American region, including responsibilities for opening offices throughout Latin America including such countries as Brazil, Colombia, Mexico, and Venezuela, While with the company, Mr. Hosfeld was also able to penetrate the Mexican and Chilean markets. Prior to his work with Nera Latin America, Mr. Hosfeld was responsible for similar product sales in Africa and in China. Mr. Hosfeld speaks over six languages including fluent Spanish and Portuguese. Immediately prior to joining the Company, Mr. Hosfeld served as Executive Vice President of Interlink Global Corporation from 1994 until September, 2008. Interlink Global Corporation provided telecommunications applications utilizing hardware and software that enables its domestic and worldwide users to access the internet as a transmission medium for placing telephone calls.

Guillermo (Bill) Rodriguez, Director, Chief Financial Officer. Mr. Rodriguez was appointed to the Company’s board of directors in September 2008. Mr. Rodriguez is a certified public accountant. He earned his Bachelor’s

Degree with a major in accounting and business administration from the University of Miami in Coral Gables, Florida. Mr. Rodriguez earned his Masters of Business Administration from Nova Southeastern University in Davie, Florida. He has extensive accounting and financial reporting experience in banking, real estate brokering, property management and the telecommunications industry. Prior to joining the Company in September 2008, Mr. Rodriguez worked for Interlink Global Corporation from 2005 until September 2008 and as controller and financial officer for Land Cellular Corporation from 2003 until 2005. Prior to that, Mr. Rodriguez served as controller and financial officer for Bremer Real Estate, CSW Associates and Consolidated Bank, N.A. Mr. Rodriguez also worked as an auditor and investigator for the Federal Deposit Insurance Corporation (FDIC). Mr. Rodriguez is fluent in Spanish.

Leo Manzewitsch, Director, Chief Technology Officer. Mr. Manzewitsch has over eighteen years of experience in the telecommunications industry. He received his Masters in Electronics Engineering from the University of Buenos Aires, Argentina in 1991 and a degree in mechanics from the Argentinean National School of Technical Education, Buenos Aires in 1981. Before joining the Company as a director and the Chief Technology Officer in September 2008, Mr. Mazewitsch held positions in sales support management with UT Starcom, a global leader in internet protocol television, IPTV solutions, IPTV products, VoIP, mobile internet and internet television. Mr. Hosfeld has also worked as the Business Development Manager for STRATEKGY Telecom Solutions. Mr. Manzewitsch has also held various positions at NEC Corporation, which provides IT network integrated solutions and semiconductor solutions, including new product engineer and manager of new product marketing. From 2000 until 2006, Mr. Manzewitsch served as the Marketing Manager for Tellabs International in their South American market. In 2006, Mr. Manzewitsch joined Interlink Global Corporation, where he served as the Chief Technology Officer until he joined the Company in September, 2008. Mr. Manzewitsch is fluent in Spanish.

Richard Diamond, Director. Mr. Diamond joined the Board of Directors of the Company in September 2008. Mr. Diamond also serves as a director of OmniReliant Holdings, Inc (OTC: ORHI), a company engaged in the creation, design, distribution and sale of affordable luxury products. Since October 2004, Mr. Diamond has served as President and Chief Executive Officer of Apogee Financial Investments, Inc., a private merchant bank incorporated in Florida. His areas of responsibility include administration, due diligence, document preparation and review, and assisting clients with corporate filings and compliance. Apogee owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer. From April 2000 until December 2005, Mr. Diamond served as Managing Member and Vice President of Apogee Business Consultants, LLC, a Nevada limited liability corporation specializing in reverse mergers and acquisitions. From October 2001 until December 2005, Mr. Diamond served as founder, president and sole director of RJ Diamond Consulting, Inc., a privately owned Florida corporation specializing in financial and public company consulting. From August 2001 until August 2002, Mr. Diamond served as the sole officer and director of Conus Holdings, Inc., a publicly reporting Nevada corporation.

Significant Employees

Other than the executive officers named above, the Company does not have any “significant employees.”

Family Relationships

There are no known family relationships among any of our directors and executive officers.

Involvement In Legal Proceedings

To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board Of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. This is primarily due to our size and our status as a development stage company. Mr. Rodriguez performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.

BENEFICIAL OWNERSHIP OF THE COMPANY

The following table sets forth information with respect to the securities holdings of our executive officers, directors and all persons which we have reason to believe may be deemed the beneficial owners of more than 5% of our outstanding common stock. Also set forth in the table is the beneficial ownership of all shares of our outstanding common stock of all proposed officers and directors as a group.

Beneficial ownership of shares is determined under Rule 13d-3(d)(1) of the Exchange Act and generally includes any shares over which a person exercises sole or shared voting or investment power and the number of shares that can be acquired within sixty (60) days upon exercise of an option or conversion of warrants and debentures. Common stock subject to these convertible securities are deemed to be outstanding for the purpose of computing the ownership percentage of the person holding such convertible security, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner		Percentage of Class(2)
Common Stock	Anastasios Kyriakides	2,164,400	(3)	24.67%
Common Stock	Kenneth A. Hosfeld	1,100,000	(4)	12.61%
Common Stock	Guillermo (Bill) Rodriguez	1,100,000	(5)	12.61%
Common Stock	Leo Manzewitsch	1,100,000	(6)	12.61%
Common Stock	Richard Diamond (7)	1,774,198	(8)	17.65%
Common Stock	Vicis Capital Master Fund(9)	20,800,000	(10)	70.46%
Common Stock	Ronald J. Rule, Jr.	1,032,200	(11)	11.80%
Executive Officers and Directors as a Group (5 persons)		7,238,598		71.63%

(1)	Unless otherwise indicated, the address of each shareholder is 1100 NW 163rd Drive, Miami, Florida 33169.
(2)	Applicable percentage of ownership is based on 8,719,800 shares of Net Talk.com, Inc. common stock being issued and outstanding as of April 15, 2009.

(3)	Includes: (a) 2,110,000 shares of common stock owned jointly by Mr. Kyriakides and his wife, Maria Kyriakides; and (b) 54,400 shares of common stock issuable upon exercise of a Series A Common Stock Purchase Warrant, which may be exercised, at the option of the holder, at an exercise price of $0.25 per share.
(4)	Includes 1,100,000 shares of common stock.
(5)	Includes 1,100,000 shares of common stock.
(6)	Includes 1,100,000 shares of common stock.
(7)	Mr. Diamond’s address is 4218 West Linebaugh Avenue, Tampa, Florida 33624.
(8)	Includes: (a) 360,000 shares of common stock owned by Deecembra Diamond, Mr. Diamond’s wife; (b) 60,000 shares of common stock owned by Apogee Financial Investments, Inc., a company for which Mr. Diamond serves as president and chief executive officer; (c) 22,950 shares of common stock owned by Midtown Partners & Co., LLC, a wholly owned subsidiary of Apogee Financial Investments, Inc.; (d) 326,400 shares of common stock issuable upon exercise of a Series A Common Stock Purchase Warrant held by Apogee Financial Investments, Inc., which may be exercised, at the option of the holder, at an exercise price of $0.25 per share; (e) 124,848 shares of common stock issuable upon exercise of a Series A Common Stock Purchase Warrant held by Midtown Partners & Co., LLC, which may be exercised, at the option of the holder, at an exercise price of $0.25 per share; and (f) 880,000 shares of common stock issuable upon exercise of a Series BD Common Stock Purchase Warrant held by Midtown Partners & Co., LLC, which may be exercised, at the option of the holder, at an exercise price of $0.50 per share. For the purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, Mr. Diamond may be deemed to be the beneficial owner of, but hereby disclaims such beneficial ownership of, the foregoing shares owned by Deecembra Diamond and Apogee Financial Investments, Inc.
(9)	Vicis Capital Master Fund’s address is 445 Park Avenue, 16th Floor, New York, New York 10022.
(10)	Includes: (a) 6,000,000 shares of common stock issuable upon conversion of 12% Senior Secured Convertible Debentures held by Vicis Capital Master Fund in the aggregate principal amount of $1,500,000; and (b) 4,400,000 shares of common stock issuable upon conversion of 12% Senior Secured Convertible Debentures held by Vicis Capital Master Fund in the aggregate principal amount of $1,100,000. The 12% Senior Secured Convertible Debentures may be converted at the option of the holder at $0.25 per share. It also includes (y) 6,000,000 shares of common stock issuable upon exercise of a Series B Common Stock Purchase Warrant, which may be exercised, at the option of the holder, at an exercise price of $0.50 per share; and (z) 4,400,000 shares of common stock issuable upon exercise of a Series C Common Stock Purchase Warrant, which may be exercised, at the option of the holder, at an exercise price of $0.50 per share. Upon the effectiveness of the registration statement of which this prospectus forms a part, the 12% Senior Secured Convertible Debentures impose a contractual limitation on the holder’s ability to convert such debenture into common stock. This limitation prevents such holder from beneficially owning more than 4.99% of Net Talk.com, Inc.’s common stock.
(11)	Includes: (a) 1,005,000 shares of common stock owned by Mr. Rule and (b) 27,200 shares of common stock issuable upon exercise of a Series A Common Stock Purchase Warrant, which may be exercised, at the option of the holder, at an exercise price of $0.25 per share.

EXECUTIVE COMPENSATION

Compensation of Our Executive Officers

The following table contains compensation information for our executive officers for the fiscal years ended September 30, 2007 and September 30, 2008. No other officer received compensation greater than $100,000 for either fiscal year. All of the information included in this table reflects compensation earned by the individuals for services rendered to our Company and all references in the following tables to stock awards relate to awards of stock granted by us.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary		Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total (S)
Robert Blank, Principal Executive Officer	2008 2007	(1)	— 0		— —	— —		— —	— —	— —	— —	— 0

Robin C. Hoover, Principal Financial Officer	2008 2007	(2)	— 0		— —	— —		— —	— —	— —	— —	— 0

Anastasios Kyriakides, Principal Executive Officer	2008	(3)	$8,000	(4)	0	$525,000	(5)	0	0	0	0	$533,000

Guillermo Rodriguez, Principal Financial Officer	2008	(6)	$4,000	(7)	0	$275,000	(8)	0	0	0	0	$279,000

Kenneth Hosfeld, Executive Vice President	2008	(9)	$5,333	(10)	0	$275,000	(11)	0	0	0	0	$280,333

Leo Manzewitsch, Chief Technology Officer	2008	(12)	$5,333	(13)	0	$275,000	(14)	0	0	0	0	$280,333

Nicholas Kyriakides Marketing Director	2008		$2,222	(15)	0	$150,000	(16)					$152,222

(1)	Mr. Blank resigned from all offices he held with us and as a member of our Board of Directors on February 19, 2008. No compensation was paid to Mr. Blank for his services rendered to the Company for 2007 or 2008.
(2)	Mr. Hoover resigned from all offices he held with us and as a member of our Board of Directors on September 9, 2008. No compensation was paid to Mr. Hoover for his services rendered to the Company for 2007 or 2008.
(3)	Mr. Kyriakides was appointed to serve as our Chief Executive Officer on September 10, 2008. All amounts reflected in this table are from the date of Mr. Kyriakides’ appointment to the end of the fiscal year on September 30, 2008.
(4)	Mr. Kyriakides’ annual salary is $144,000.
(5)	The Board of Directors granted Mr. Kyriakides a stock grant of 2,100,000 shares on September 10, 2008. The stock has been valued at $0.25 per share.
(6)	Mr. Rodriguez was appointed to serve as our Chief Financial Officer on September 10, 2008. All amounts reflected in this table are from the date of Mr. Rodriguez’s appointment to the end of the fiscal year on September 30, 2008.
(7)	Mr. Rodriguez’s annual salary is $72,000.
(8)	The Board of Directors granted Mr. Rodriguez a stock grant of 1,100,000 shares on September 10, 2008. The stock has been valued at $0.25 per share.
(9)	Mr. Hosfeld was appointed to serve as our Executive Vice President on September 10, 2008. All amounts reflected in this table are from the date of Mr. Hosfelds’s appointment to the end of the fiscal year on September 30, 2008.
(10)	Mr. Hosfeld’s annual salary is $96,000.
(11)	The Board of Directors granted Mr. Hosfeld a stock grant of 1,100,000 shares on September 10, 2008. The stock has been valued at $0.25 per share.
(12)	Mr. Manzewitsch was appointed to serve as our Chief Technology Officer on September 10, 2008. All amounts reflected in this table are from the date of Mr. Manzewitsch’s appointment to the end of the fiscal year on September 30, 2008.
(13)	Mr. Manzewitsch’s annual salary is $96,000.
(14)	The Board of Directors granted Mr. Manzewitsch a stock grant of 1,100,000 shares on September 10, 2008. The stock has been valued at $0.25 per share.
(15)	Mr. Kyriakides was appointed to serve as our Marketing Director on September 10, 2008. Mr. Kyriakides’ annual salary is $40,000.
(16)	The Board of Directors granted Mr. Kyriakides a stock grant of 600,000 shares on September 10, 2008. The stock has been valued at $0.25 per share.

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers. We are a development stage company with limited revenue. The compensation of our named executive officers reflects our limited revenue. The primary goal of our executive compensation policy is to attract and retain the most talented and loyal executives possible. Our intent is to ensure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short and long term business objectives.

Our board of directors considers a variety of factors in determining compensation of executives including the executive’s background, training and prior work experience.

Elements of Executive Compensation

Our compensation program for the named executive officers consists primarily of base salary. There is no bonus plan, retirement plan, long-term incentive plan or other such plans. Because we are a development stage company, we have not yet obtained a consistent revenue stream with which to fund incentive or bonus plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance in our grow plan.

Stock Grant

To motivate key employees of the Company by providing them with an ownership interest in the Company, on September 10, 2008, the Board of Directors approved and authorized the issuance of six million shares of the Company’s restricted stock to certain key employees. This stock grant was conditioned upon the execution and delivery by each employee of a Confidentiality and Non-Competition Agreement and was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933.

Outstanding Stock Options

Our directors and officers do not hold any options to purchase any shares of our common stock.

Compensation of Directors

Directors do not receive compensation for their services as directors.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including named executive officers.

Employment Agreements

Anastasios N. Kyriakides, President and Chief Executive Officer

On May 6, 2009, the Company entered into an Employment Agreement with Anastasios N. Kyriakides (the “Kyriakides Employment Agreement”) pursuant to which Mr. Kyriakides agreed to continue his service as President and Chief Executive Officer of the Company through May 5, 2012.

Under the Kyriakides Employment Agreement, Mr. Kyriakides’ base salary is $150,000 per annum, subject to annual increases at the discretion of the Board of Directors. In addition, under the Kyriakides Employment Agreement, Mr. Kyriakides is (a) eligible for an annual performance based cash bonus up to a maximum annual award of $112,500 to be determined based upon profitability of the Company, (b) eligible to receive a one time award on May 5, 2012 of shares of common stock having a maximum value of up to $168,750 to be determined based upon profitability of the Company during the 3 year period ending on May 5, 2012, (c) entitled to receive health benefits and life insurance coverage, (d) entitled to receive a monthly car allowance not to exceed $500 a month, (e) eligible to receive other stock grants and/or options to purchase shares of the Company’s common stock in amounts and upon terms as determined by the Company’s Board of Directors from time to time The Kyriakides Employment Agreement may be terminated by the Board of Directors at any time for cause, provided that Mr. Kyriakides receives notice of such termination and fails to cure the alleged breach. Upon termination by the Company without cause or resignation by Mr. Kyriakides for good reason, Mr. Kyriakides is entitled to receive his base salary, as severance, for a 12 month period.

Currently, with the exception of Mr. Kyriakides Employment Agreement, all other employment with the Company is at will and may be terminated by either the employee or the Company at any time. We require each of our executive officers to execute a Confidentiality and Non-Competition Agreement.

Change of Control

There is currently no arrangement which may result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there were no transactions since the beginning of our last completed fiscal year, and there are no proposed transactions, that involve amounts in excess of $120,000 to which we were or are to become a party in which any director, executive officer, beneficial owner of more than five (5%) percent of our common stock, or members of their immediate families had, or is to have, a direct or indirect material interest.

Effective December 30, 2007, we sold all of the assets associated with our advertising business as a going concern to Robert H. Blank, who was then our President and Chief Operating Officer. The purchase price for the assets was $185,000. Mr. Blank paid the purchase price by assuming a convertible debenture issued by us to Mr. Robin C. Hoover in the amount of $185,000. The convertible debenture constituted substantially all of our liabilities at the time of the acquisition. In addition, Mr. Hoover and Mr. Blank tendered 208 and 200 shares of common stock, respectively, to the Company. These shares had been issued to Mr. Blank and Mr. Hoover as “founders” shares.

Effective December 30, 2007, we issued 1,000,000 shares to Apogee Financial Investments, Inc. in connection certain consulting services rendered to us. Richard Diamond is president of Apogee Financial Investments, Inc. and currently serves as a member of our board of directors. On the date of the issuance, Mr. Diamond was not a member of our board of directors.

On January 30, 2009, Midtown Partners & Co., LLC (“Midtown Partners”), an FINRA registered broker dealer, acted as the placement agent for the Company in connection with the 2009 Convertible Debt Offering. In connection with the 2009 Convertible Debt Offering, we paid Midtown Partners a cash commission equal to $88,000 and issued a Series BD Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 880,000 shares of the Company’s common stock at an initial exercise price of $.50 per share. Midtown Partners is a wholly-owned subsidiary of Apogee Financial Investments, Inc. Richard Diamond is president of Apogee Financial Investments, Inc. and currently serves as a member of our board of directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer or director to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers or other persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We are not currently subject to the Securities Exchange Act of 1934 (the “Exchange Act” ) and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. However, once this registration statement is declared effective by the SEC, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. As a public company with fewer than 300 shareholders, the Company files its periodic reports with the SEC and registers its shares of common stock under the Exchange Act on a voluntary basis. Since the company has fewer than 300 shareholders of record, we are eligible to de-register our common stock under the Exchange Act. The Company has no current intention of terminating its registration of the common stock under the Exchange Act. Our Securities and Exchange Commission filings will be available to the public over the internet at the SEC’s website at www.sec.gov.

Financial Statement Schedules have been omitted from this Registration Statement since they are not required under Rules 8-04 and 8-05 of Regulation S-X.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

NetTalk.com, Inc.

Miami, Florida

We have audited the accompanying balance sheet of NetTalk.com, Inc. as of September 30, 2008 and 2007 and the related statement of operations, stockholders’ deficit, and cash flows for the years then ended and for the period from May 1, 2006 (inception) to September 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NetTalk.com, Inc. as of September 30, 2008 and 2007, and the results of their operations, changes in their stockholders’ deficit and their cash flows for the years then ended and for the period from May 1, 2006 (inception) to September 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and discussed in Note 3 of the accompanying financial statements, the Company has incurred significant recurring losses from operations since inception and is dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

/s/ KBL,LLP

Tampa, Florida

December 18, 2008

NETTALK.COM, INC.

(A Development Stage Enterprise)

BALANCE SHEET

	September 30,
	2008	2007
Assets

Current asset:
Cash and cash equivalents	$342,793	$—
Assets of discontinued business	—	34,988

Total current asset	342,793	34,988

Telecommunications equipment and other property, net	749,767	—
Intangible assets, net	832,743	—
Deferred financing costs and other assets	23,730	—

Total assets	$1,949,033	$34,988

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$13,753	$—
Accrued expenses	10,000	—
Liabilities of discontinued business	—	221,116

Total current liabilities	23,753	221,116

Long-term liabilities:
Senior secured convertible debentures ($1,500,000 face value)	1,520,415	—
Derivative liabilities	563,400	—

Total liabilities	2,107,568	221,116

Commitments and contingencies (Note 9)

Stockholders’ deficit
Preferred stock, $.001 par value, 10,000,000 shares authorized, none designated or issued	—	—
Common stock, $.001 par value, 300,000,000 shares authorized,
8,749,800 issued and outstanding	8,750	600
Additional paid-in capital	2,337,475	308,125
Accumulated deficit during the development stage	(2,504,760)	(494,853)

Total stockholders’ deficit during the development stage	(158,535)	(186,128)

Total liabilities and stockholders’ deficit	$1,949,033	$34,988

The accompanying notes are an integral part of the financial statements

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

	Year Ended September 30,		For the period From Inception (May 1, 2006) Through September 30,
	2008	2007	2008
Compensation and benefits (including $1,500,000 share based payment)	1,544,701	—	1,544,701
Professional fees (including $537,500 share based payment)	562,500	—	562,500
Depreciation and amortization	14,625	—	14,625
General and administrative expense	49,737	—	49,737

	(2,171,563)	—	(2,171,563)

Loss from continuing operations	(2,171,563)	—	(2,171,563)

Other income and expense:
Interest expense	(25,470)	—	(25,470)
Derivative expense	(7,800)	—	(7,800)
Interest income	765	—	765

	(32,505)	—	(32,505)
Loss from continuing operations before benefit for income taxes	(2,204,068)	—	(2,204,068)

Benefit for income taxes	8,033	—	8,033

Loss from continuing operations	(2,196,035)	—	(2,196,035)

Discontinued operations (Note 11)
Income (loss) from discontinued operations (including gain on disposal of equipment of $168,083 in 2008)	186,128	(446,496)	(308,725)

Net loss	$(2,009,907)	$(446,496)	(2,504,760)

Net loss per share:

Continuing Operations:

Basic and diluted	$(2.10)	$—

Weighted average shares, basic and diluted	1,046,375	599,800

Discontinued Operations:

Basic	$0.18	$(0.74)

Diluted	$0.04	$(0.74)

Weighted average shares, basic	1,046,375	599,800

Weighted average shares, diluted	4,966,822	599,800

The accompanying notes are an integral part of the financial statements.

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
	Number of Shares	Amount	Number of Shares	Amount
Balance at May 1, 2006 (date of inception)	—	$—	—	$—	$—	$—	$—

Issuance of common shares for cash	—	—	200	—	10,000	—	10,000

Issuance of common shares for business plan and industry knowledge	—	—	200	—	10,000	—	10,000

Issuance of common shares for cash	—	—	8	—	200	—	200

Net loss
	—	—	—	—	—	(48,357)	(48,357)

Balance at September 30, 2006	—	—	408	—	20,200	(48,357)	(28,157)

Issuance of common shares and warrants for cash	—	—	576,850	577	276,473	—	277,050

Costs and fees associated with private placement offering	—	—	22,950	23	11,452	—	11,475

Net loss
	—	—	—	—	—	(446,496)	(446,496)

Balance at September 30, 2007	—	—	600,208	600	308,125	(494,853)	(186,128)

Cancellation of founder’s shares	—	—	(408)	—	—	—	—

Issuance of common shares to officers	—	—	6,000,000	6,000	1,494,000	—	1,500,000

Issuance of common shares for consulting fees	—	—	2,150,000	2,150	535,350	—	537,500

Net loss
	—	—	—	—	—	(2,009,907)	(2,009,907)

Balance at September 30, 2008	—	$—	8,749,800	$8,750	$2,337,475	$(2,504,760)	$(158,535)

The accompanying notes are an integral part of the financial statements.

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

	Year Ended September 30,		For the period From Inception (May 1, 2006) Through September 30,
	2008	2007	2008
Cash flows from operating activities:

Net loss	$(2,009,907)	$(446,496)	(2,504,760)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation expense	6,404	—	6,404
Amortization	8,221	—	8,221
Amortization finance costs	668	—	668
Amortization premium on debentures	(588)	—	(588)
Fair value adjustments to derivatives	7,800	—	7,800
Issuance of common stock to officers	1,500,000	—	1,500,000
Issuance of common stock for consulting services	537,500	—	537,500
Gain on sale of fixed assets	(168,083)	—	(168,083)
Discontinued operations, net	(23,045)	—	(23,045)
Expensed finance costs	14,802	—	14,802
Deferred income taxes	(8,033)	—	(8,033)
Discontinued operations	—	94,865	94,865
Changes in assets and liabilities:
Changes in operating liabilities	23,753	—	23,753

Net cash used in operating activities	$(110,508)	$(351,631)	(510,496)

Cash flows used in Investing Activities:
Acquisition of assets from Interlink Asset Group, net	448,300	—	448,300
Proceeds from sale of business	85,812	—	85,812

Net cash used in investing activities	$534,112	$—	534,112

Changes in net assets – discontinued operations:
Operating activities	$(80,811)	71,410	1,856
Investing activities	—	(79,818)	(95,419)
Financing activities	—	360,039	412,740

Net cash provided by discontinued operations	$(80,811)	$351,631	319,177

Net increase (decrease) in cash	342,793	—	342,793

Cash and equivalents, beginning	$—	$—	$—

Cash and equivalents, ending	$342,793	$—	$342,793

The accompanying notes are an integral part of the financial statements.

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOW (CONTINUED)

	Year Ended September 30,		For the period From Inception (May 1, 2006) Through September 30,
	2008	2007	2008
Supplemental disclosures

Cash paid for interest	$—	$—	$—

Cash paid from income taxes	$—	$—	$—

Supplemental disclosures for non-cash items:

Stock issued for consulting services	$537,500	$—	$537,500

Stock issued to officers	$1,500,000	$—	$1,500,000

Property and equipment – addition	$756,171	$—	$756,171

Intangible assets – addition	$840,964	$—	$840,964

Issuance of debentures	$1,020,414	$—	$1,020,414

Issuance of Warrants	$563,400	$—	$563,400

Stock issued for note receivable	$—	$15,000	$15,000

Stock issued to placement agent	$—	$11,457	$11,457

The accompanying notes are an integral part of the financial statements.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 1 - Organization and Basis of Presentation:

NetTalk.com, Inc. (“NetTalk” or the “Company”) was incorporated on May 1, 2006 under the laws of the State of Florida.

We are engaged in the development of products and services for the use of Voice over Internet Protocol (“VoIP”). Our applications of VoIP technology are intended to allow principally consumers to make phone calls over a broadband Internet connection instead of using a regular (or analog) phone line. At this time, our main product under development is the TK 6000, which is designed to allow our future customers full mobile flexibility by being able to transport the VoIP interface anywhere the customer has an internet connection.

We are currently in the development stage, as that term is defined in Statement of Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises (SFAS 7). During this stage of our development, we are devoting substantially all of our efforts in developing the TK 6000 product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. We currently project that our product will commence beta testing during March of 2009 and will enter revenue generation status thereafter.

Note 2 - Summary of Significant Accounting Policies:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Significant estimates inherent in the preparation of our financial statements include developing fair value measurements upon which to base our accounting for acquisitions of intangible assets and issuances of financial instruments, including our common stock. Our estimates also include developing useful lives for our tangible and intangible assets and cash flow projections upon which we determine the existence of, or the measurements for, impairments. In all instances, estimates are made by competent employees under the supervision of management, based upon the current circumstances and the best information available. However, actual results could differ from those estimates.

Risk and Uncertainties

Our future results of operations and financial condition will be impacted by the following factors, among others: dependence on the worldwide telecommunication markets characterized by intense competition and rapidly changing technology, on third-party manufacturers and subcontractors, on third-party distributors in certain markets, on the successful development and marketing of new products in new and existing markets. Generally, we are unable to predict the future status of these areas of risk and uncertainty. However, negative trends or conditions in these areas could have an adverse affect on our business.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Revenue Recognition

We are in our development stage and have not generated revenue on our principal product offering, the TK 6000. We are currently projecting revenue commencing fourth fiscal quarter of 2009. The content and terms of our revenue producing arrangements is currently under development. Upon generating sales of our products, we will recognize revenue when the arrangement is evidenced, the price is fixed or determinable, we have delivered our products and services and collectability is reasonably assured. Our offering will consist of both customer premise equipment (“CPE”) and telephony services. That is, a multi-element revenue producing arrangement. Revenue recognition accounting for multi-element revenue producing arrangements is provided in EITF 00-12 Revenue Arrangements with Multiple Deliverables (“EITF 00-12”) and other interpretive guidance. Generally, revenue arrangements with multiple deliverables will require allocation of the aggregate revenue stream to the individual elements, usually based upon relative fair values. Upon allocation under this methodology, principles of revenue recognition are applied to each component. Accordingly, when we commence revenue generation, we will likely have multiple forms of revenue, including products and services.

Cash and Cash Equivalents

We consider all highly liquid cash balances and debt instruments with an original maturity of three months or less to be cash equivalents. We maintain cash balances only in domestic bank accounts, which at times, may exceed federally insured limits. Notwithstanding, the current economic environment has significantly affected all financial institutions and, accordingly, the risk of loss due to excessive deposits is very high at this time. We manage our risk by assessing the ratings of financial institutions that we currently use.

Telecommunications Equipment and Other Property

Telecommunications equipment and other property are recorded at our cost (see Note 4). We depreciate these assets using the straight-line method over lives that we believe the assets will have utility. Our expenditures for additions, improvements and renewals are capitalized, while normal expenditures for maintenance and repairs are charged to expense

Intangible Assets

Our intangible assets were acquired in connection with the asset acquisition, more fully described in Note 4. As noted therein, these assets were not recorded in connection with a business combination, as that term is defined in Statements on Financial Accounting Standards No. 141 Accounting for Business Combinations. Rather, these intangible assets were recorded at our acquisition cost, which encompassed estimates of their respective and their relative fair values, as well as estimates of the fair value of consideration that we issued. We amortized our intangible assets using the straight-line method over lives that are predicated on contractual terms or over periods we believe the assets will have utility.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Impairments and Disposals

We evaluate our tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144) annually at the beginning of our fourth fiscal quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets.

During the current fiscal year, our management and Board of Directors approved the discontinuance and sale of our advertising business in order to devote all resources to the development our VoIP offerings. We concluded that the advertising business constituted a component of our business, as defined in SFAS 144 and have presented the unit in the accompanying financial statements on the basis that (a) the operations and cash flows of the component have been eliminated from our ongoing operations a result of the disposal transaction and (b) we have no significant continuing involvement in the operations of the component after the disposal transaction. See Note 11 for additional information about the disposal.

We have certain intangible assets that are not subject to amortization because they currently have indefinite lives. We are required to evaluate whether these assets acquire a finite useful life annually and, if present, commence amortization thereof. Prior to that event, if ever, we evaluate intangible assets that are not subject to amortization under the guidance of Statement of Financial Accounting Standards No. 142 Goodwill and Intangible Assets (SFAS 142). Under this standard, the impairment test consists of a comparison of the fair values of the intangible assets with the respective carrying values. An impairment loss would be required for an excess in carrying value over the fair value on an asset-by-asset basis.

Research and Development and Software Costs

We expense research and development expenses, as defined in Statements on Financial Accounting Standards No. 2 Accounting for Research and Development Expense as these costs are incurred. We account for our offering-related software development costs under Statements on Financial Accounting Standards No. 86 Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, which specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs shall be capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product. As of September 30, 2008, we had not achieved technological feasibility as contemplated under SFAS 86 and, accordingly, our software costs were expensed as research and development.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Share-Based Payment Arrangements

We apply the grant-date fair value method to our share-based payment arrangements with employees under the rules provided in Statement of Financial Accounting Standards No. 123R Accounting for Share-Based Payment (“SFAS 123R”). For share-based payment transactions with parties other than employees we apply EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under SFAS 123R, share-based compensation cost to employees is measured at the grant date fair value based on the value of the award and is recognized over the service period, which is usually the vesting period for employees. Share-based payments to non-employees are recorded at fair value on the measurement date and reflected in expense over the service period.

Financial Instruments

Financial instruments, as defined in Statement of Financial Accounting Standard No. 107 Disclosures about Fair Value of Financial Instruments (“SFAS 107”), consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, secured convertible debentures, and derivative financial instruments.

We carry cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities at historical costs since their respective estimated fair values approximate carrying values due to their current nature. We also carry convertible debentures at historical cost. However, the fair values of debt instruments are estimated for disclosure purposes (below) based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

As of September 30, estimated fair values and respective carrying values of our secured convertible debentures are as follows:

		2008		2007
Financial Instrument	Note	Fair Value	Carrying Value	Fair Value	Carrying Value
$1,000,000 12% Secured Convertible Debenture	7	$1,014,002	$1,013,611	$—	$—

$500,000 12% Secured Convertible Debenture	7	$507,000	$506,804	$—	$—

Derivative financial instruments, as defined in Statement of Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (“SFAS 133”), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as our secured convertible debenture and warrant financing arrangements that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by SFAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

Our derivative liabilities as of September 30, consisted of the following:

Derivative Financial Instrument	2008	2007
Class B Warrants, indexed to 6,000,000 shares of common stock	$563,400	$—
Compound Derivative Financial Instruments:
$1,000,000 12% Secured Convertible Debenture	—	—
$500,000 12% Secured Convertible Debenture	—	—

	$563,400	$—

The following table summarizes the effects on our income (loss) associated with changes in the fair values of our derivative financial instruments by type for the period from transaction inception to September 30, 2008:

Derivative Financial Instrument	(Income) Expense
Class B Warrants, indexed to 6,000,000 shares of common stock	$7,800
Compound Derivative Financial Instruments:
$1,000,000 12% Secured Convertible Debenture	—
$500,000 12% Secured Convertible Debenture	—

$7,800

Direct Financing Costs

We allocate direct financing costs to the financial instruments issued based upon their relative fair values. Amounts allocated to debt instruments are carried as assets and amortized through charges to interest expense using the effective interest method. Amounts allocated to derivative financial instruments are charged upon inception to interest expense. Amounts associated with equity instruments are included as reductions of the related credit to equity. Any amounts paid directly to a creditor are reflected as a reduction in the carrying amount of the debt instrument and amortized through charges to interest expense using the effective interest method.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Registration Rights Agreements

During December 2006, the Financial Accounting Standards Board issued FASB Staff Position EITF 00-19-2, Accounting for Registration Payment Arrangements, which provides that registration payment arrangements, such as the liquidated damages, should be accounted for pursuant to Statement of Financial Accounting Standard No. 5 Accounting for Contingencies. That is, all registration payments require recognition when they are both probable and reasonably estimable. We currently have registration rights agreements with investors in our secured convertible debenture financing arrangements. However, these agreements do not embody registration payment arrangements. If, in the future, we enter into registration rights agreements that have registration payment arrangements, we will be required to follow the guidance of this EITF.

Fair Value Measurements

Fair value measurement requirements are embodied in certain accounting standards applied in the preparation of our financial statements. Significant fair value measurements resulted from the application of SFAS 133 to our secured convertible debenture and warrant financing arrangements described in Note 7, SFAS 123R to our share-based payment arrangements described in Note 8 and SFAS 142 to our business combination described in Note 4.

Statement of Financial Accounting Standard No. 157 Fair Value Measurements (“SFAS 157”) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It is effective for our fiscal year beginning October 1, 2008. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this new standard will not require any new fair value measurements. We do not believe that this standard will result in a material financial affect. However, we will be required to expand our disclosures, commencing with our quarterly period ending December 31, 2008, in areas where other accounting principles require fair value measurements to provide information related to the hierarchy of fair value inputs.

Statement of Financial Accounting Standard No. 159 The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”) permits entities to choose to measure many financial instruments and certain other items at fair value. It is effective for our fiscal year beginning October 1, 2008. At this time, we do not intend to reflect any of our current financial instruments at fair value (expect that we are required to carry our derivative financial instruments at fair value). However, we will consider the appropriateness of recognizing financial instruments at fair value on a case by case basis as they arise in future periods.

Advertising

We expense advertising costs and expenses as they are incurred.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Income Taxes

We record our income taxes using the asset and liability method provided in Statement of Financial Accounting Standard No. 109 Accounting for Income Taxes (“SFAS 109”). Under this method, the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis are reflected as tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences reverse. Changes in these deferred tax assets and liabilities are reflected in the provision for income taxes. However, we are required to evaluate the recoverability of net deferred tax assets. If it is more likely than not that some portion of a net deferred tax asset will not be realized, a valuation allowance is recognized with a charge to the provision for income taxes.

Net Loss per Common Share

We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (“SFAS 128”) in calculating our basic and diluted loss per common share. Basic loss per common share represents our net loss divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. We compute the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded.

Recent Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. Also see Fair Value Measurements, above. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited and we are currently evaluating the effect, if any that the adoption will have on our financial position results of operations or cash flows.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R) (“SFAS 158”). SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The adoption of SFAS 158 did not have a material impact on our financial position, results of operations or cash flows because we do not have a defined benefit plan for our employees.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51. This statement amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities. Following the effectiveness of SFAS 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity. Accordingly, upon the effectiveness of this statement, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders’ equity. This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. Since we do not currently have variable interest entities consolidated in our financial statements, adoption of this standard is not expected to have a material effect.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133 (“SFAS 161”). SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. We are currently evaluating the impact of SFAS 161, if any, will have on our financial position, results of operations or cash flows. This standard will affect the disclosures in our financial statements to provide the required information.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not expect the adoption of SFAS 162 will have a material effect on its financial position, results of operations or cash flows.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

In July 2006, the FASB issued Interpretation No. 48, Accounting for uncertainty in Income Taxes (“FIN 48”). FIN No. 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, Accounting for Contingencies. FIN 48 was effective for fiscal years beginning after December 15, 2006. Accordingly, we have implemented FIN 48 by summarizing and evaluating all potential uncertain tax positions. As a result of our implementation, FIN No. 48 did not have a material impact on our financial position, results of operations or cash flows, although, as discussed in our income tax disclosures, certain positions are present that require our periodic review in maintaining compliance with this standard.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (FSP 00-19-2) which addresses accounting for registration payment arrangements. EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. EITF 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of EITF 00-19-02 did not have a material impact on our financial position, results of operations or cash flows, because we have no current transactions that embody Registration Payment Arrangements, as defined in the standard.

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 07-05 Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008 (our fiscal year ending September 30, 2010). The objective of this Issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative of SFAS 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of SFAS 133 (the “Paragraph 11(a) Exemption). This Issue also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative in SFAS 133, for purposes of determining whether the instrument is within the scope of EITF 00-19.

We currently have 9,262,912 warrants that embody terms and conditions that require the reset of their strike prices upon our sale of shares or equity-indexed financial instruments and amounts less than the conversion prices. These features will no longer be treated as “equity” under the EITF once it becomes effective. Rather, such instruments will require classification as liabilities and measurement at fair value. Early adoption is precluded. Accordingly, this standard will be adopted in our quarterly period ended December 31, 2009.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 08-04 Transition Guidance for Conforming Changes to Issue 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, which is effective for years ending after December 15, 2008 (our fiscal year ending September 30, 2009). Early adoption is not permitted. The overall objective of the Issue is to conform the requirements of EITF 00-27 and SFAS No. 150 with EITF 98-5 to provide for consistency in application of the standard. We computed and recorded a beneficial conversion feature in connection with our preferred stock financing in 2007. We are currently evaluating the effects of our adoption of this standard for purposes of our quarterly report for the period ending December 31, 2008.

In April 2008, the FASB issued FSP No. FSP 142-3 Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The Company is required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company is currently evaluating the impact of FSP 142-3 on its financial position, results of operations or cash flows, and believes that the established lives will continue to be appropriate under the FSP.

In May 2008, the FASB issued FSP Accounting Principles Board 14-1 Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future financial statements.

Note 3 - Going Concern:

We have prepared our financial statements under the presumption that we will continue as a going concern for a reasonable period. However, as previously mentioned, we are currently in our development stage and, accordingly, we have not generated revenue nor do we expect to generate revenue until fourth fiscal quarter of 2009. During the years ended September 30, 2008 and 2007, we generated net losses of $2,009,907 and $446,496, respectively, and used cash in our operations in the amounts of $110,508 and $351,631, respectively. These conditions and negative trends raise substantial doubt about our ability to continue as a going concern.

Our management is currently addressing these conditions and trends. We have discontinued our prior business that was engaged in providing advertising services and, commencing with our purchase of assets from Interlink Asset Group (see Note 4) on September 10, 2008, we are devoting our efforts and our resources to the expeditious development and deployment of the TK 6000 product line. Our acquisition of the assets of Interlink Asset Group included an executive

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 3 - Going Concern (Continued)

management team who are undertaking these initiatives and has raised $500,000 in convertible debenture and warrant financing. Notwithstanding, our ability to continue is dependent upon raising the additional capital necessary to complete the successful deployment of the TK 6000 product line and, ultimately, achieve profitable operations. There can be no assurances that capital will be available at terms acceptable to our management, if at all. The accompanying financial statements do not include any adjustments that may result from the substantial doubt surrounding our ability to continue as an ongoing concern.

Note 4 - Interlink Asset Group Acquisition:

On September 10, 2008, we acquired certain tangible and intangible assets, formerly owned by Interlink Global Corporation (“Interlink”), (the “Interlink Asset Group”) directly from Interlink’s creditor who had seized the assets pursuant to a Security and Collateral Agreement. Our purpose in acquiring these assets, which included employment rights to the executive management team of Interlink, was to advance the TK 6000 VoIP Technology Program, which Interlink launched in July 2008. Accordingly, these assets substantially comprise our current business assets and the infrastructure for our future operations. Contemporaneously with this purchase, we executed an assignment and intellectual property agreement with Interlink that served to perfect our ownership rights to the assets.

Consideration for the acquisition consisted of a face value $1,000,000 convertible debenture, plus warrants to purchase 4,000,000 shares of our common stock. On the date of the Interlink Asset Group acquisition, we also entered into a financing agreement with the creditor that provided for the issuance of a face value $500,000 convertible debenture, plus warrants to purchase 2,000,000 shares of our common stock for net cash consideration of $448,300. These financial instruments, and our accounting therefore, are further addressed in Note 6.

The transference of the Interlink Asset Group required us to determine whether the group of assets constituted a business, and accordingly, required accounting under Statement of Financial Accounting Standards No. 141 Business Combinations (SFAS 141) or whether the group of assets did not constitute a business and, accordingly, required accounting under other standards, including Statement of Financial Accounting Standards No. 142 Goodwill and Intangible Assets (SFAS 142). This determination is required to be made by reference (by analogy) to guidance in EITF No. 98-3 Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or a Business (EITF 98-3). It should be noted that the determination of what constitutes a business for reporting purposes under Rules and Regulations of the Securities and Exchange Commission differs from the guidance in EITF 98-3.

We accounted for the acquisition of the assets of Interlink Asset Group as an acquisition of productive assets and not as a business. In applying the guidance of EITF 98-3, a business is a self sustaining, integrated set of activities and assets conducted and managed for the purpose of providing a return to investors and, further, must consist of inputs, processes applied to those inputs, and resulting outputs that are used to generate revenues. Based upon the guidance of EITF 98-3, the Interlink Asset Group (i) did not possess the inputs because, on the date of the acquisition, the critical asset (TK 6000 offering) had not achieved a proven level of technological feasibility and (ii) did not possess the outputs because, on the date of the acquisition, the assets did not include a revenue generating offering and, therefore, no ability to access customers. Further, we are unable to overcome the general presumption in EITF 98-3 that a development stage enterprise is presumed not to be a business.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 4 - Interlink Asset Group Acquisition (Continued):

In addition to our analysis that gave rise to the conclusion that the Interlink Asset Group did not constitute a business, we considered whether the two aforementioned financing arrangements should be combined for purposes accounting for the acquisition. In reaching a conclusions that they should be combined we considered and gave substantial weight to the facts that (i) they were entered into contemporaneously and in contemplation of one another, (ii) they were executed with the same counterparty and the terms and conditions of the financial instruments and underlying contracts are substantially the same and (iii) there is otherwise no economic need nor substantive business purpose for structuring the transactions separately. Accordingly, for purposes of accounting for the Interlink Asset Group acquisition we have combined the financing arrangements associated with both the asset purchase and the cash financing arrangement. Accounting for the financial instruments arising from these arrangements is further discussed in Note 7.

Notwithstanding our conclusion that the Interlink Asset Group did not constitute a business, SFAS 142 provides that intangible assets acquired as a group are initially recognized at fair value applying the measurement principles for exchange transactions provided in SFAS 141.5-7. Those measurement principles provide that, when consideration is not in the form of cash, measurement is based upon the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly and closely evident and, thus more reliably measureable. We have concluded that the value of the consideration given representing the financial instruments, is more clearly evident and reliable for this purpose because (i) the exchange resulted from exhaustive negotiations with the creditor, (ii) fair value measurements of our financial instruments are in part based upon market indicators and assumptions derived for active markets, and (iii) while ultimately reasonable, our fair value measurements of the significant tangible and intangible asset relies heavily on subjective estimates and prospective financial information. The following table reflects the components of the consideration paid to effect the acquisition:

Financial Instrument or Cost:	Amount
Convertible debentures:
$1,000,000 face value, 12% convertible debentures	$1,014,002
$500,000 face value, 12% convertible debentures	507,000
Class B warrants, indexed to 6,000,000 shares of common stock	555,600
Direct costs	39,200

$2,115,802

We have evaluated the substance of the exchange for purposes of identifying all assets acquired. The recognition of goodwill is not contemplated in an exchange that is not a business or accounted for as a business combination under SFAS 141. The following table reflects the acquisition date fair values and the final allocation of the consideration to the assets acquired. The allocation was performed in accordance with SFAS 142, which provides that an excess in consideration over the fair values of the assets acquired is allocated to the assets subject to depreciation and amortization, based upon their relative fair values, and not to those assets with indefinite lives. A difference in the recognized basis in the value of the consideration between book and income tax gives rise to the deferred income taxes. The allocation of consideration in this manner contemplates an immediate impairment analysis under SFAS 144. Our analysis did not result in impairment, but we are required to continue to perform this analysis as provided in our impairments policy (see Note 2).

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 4 - Interlink Asset Group Acquisition (Continued):

Asset or Account	Fair Value	Allocation
Cash	$487,500	$487,500
Deferred finance costs	24,398	24,398
Telecommunications equipment and other property	411,203	756,171
Intangible assets:
Knowhow of specialized employees	212,254	212,254
Trademarks	180,925	332,708
Employment arrangements	122,400	225,084
Workforce	54,000	54,000
Telephony license	5,000	9,195
Domain names	4,200	7,723
Deferred income taxes	—	(8,033)
Interest expense (finance costs allocated to warrants)	14,802	14,802

	$1,516,682	$2,115,802

In connection with the above allocation, we evaluated the presence of in-process research and development that may require recognition (and immediate write-off). We concluded that in-process research and development was de minimus since development is planned to be outsourced subsequent to the acquisition and, in fact, no substantive effort and/or costs were found in the records of Interlink. Research and development will be expensed as it is incurred.

As more fully discussed in Note 8, we issued 6,000,000 shares of common stock to our new management team in connection with the Interlink Asset Group acquisition. These shares are compensatory in nature and are fully vested. We have valued the shares at $1,500,000, consistent with fair value measurements used elsewhere in our accounting, and recognized the expense in compensation for the period.

As previously mentioned, the determination of what constitutes a business for reporting purposes under the Rules and Regulations of the Securities and Exchange Commission differs from the guidance in EITF 98-3. Under standards of the Securities and Exchange Commission, we have concluded that our acquisition of the assets of Interlink Asset Group is required to be reported (although not accounted for) as a business. The reporting requirements provide for the filing of audited and reviewed financial statements of the component of Interlink comprising the Interlink Asset Group, as well as pro forma information. This reporting information is included elsewhere in this filing.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 5 - Telecommunications Equipment and Other Property:

Telecommunications equipment and other property consisted of the following on September 30:

	Life	2008	2007
Telecommunications equipment	7	$641,460	—
Computer equipment	5	85,111	—
Office equipment and furnishings	7	19,559	—
Purchased software	3	10,041	—

		756,171	—
Less accumulated depreciation		(6,404)	—

		$749,767	—

Our telecommunications equipment is deployed in our Network Operations Center (“NOC”) as is most of the computer equipment. Other computer and office equipment and furnishings are deployed at our corporate offices, which we lease under an operating lease. Depreciation of the above assets amounted to $6,404 during the period from the purchase date (September 10, 2008) to September 30, 2008. Commencing with our generation of revenue, a portion of our depreciation expense will be allocated to cost of sales.

Note 6 - Intangible Assets:

Intangible assets consisted of the following on September 30:

	Life	2008	2007
Trademarks	5	$332,708	—
Employment arrangements	3	225,084	—
Knowhow and specialty skills	3	212,254	—
Workforce	3	54,000	—
Telephony licenses	2	9,195	—
Domain names	2	7,723	—

		840,964	—
Less accumulated depreciation		(8,221)	—

		$832,743	—

Amortization of the above intangible assets amounted to $8,221 (of which $4,111 is included in compensation) during the period from the purchase date (September 10, 2008) to September 30, 2008. Commencing with our generation of revenue, a portion of our depreciation expense will be allocated to cost of sales. The weighted average amortization period for the amortizable intangible assets is 4.1 years.

Estimated future amortization of intangible assets for each year ending September 30, is as follows:

2009	$150,029
2010	149,565
2011	137,458
2012	66,542
2013	62,895

$566,489

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 7 - Secured Convertible Debentures and Warrant Financing Arrangements:

Our convertible debentures consisted of the following as of September 30:

	2008	2007
$1,000,000 face value, 12% secured convertible debenture, due September 10, 2010, interest payable quarterly, secured by all assets	$1,013,611	—
$500,000 face value, 12% secured convertible debenture, due September 10, 2010, interest payable quarterly, secured by all assets	506,804	—

	$1,520,415	—

Common shares indexed to the financial instruments issued in our convertible debenture and warrant financing arrangements are as follows as of September 30:

	2008	2007
	Shares	Shares
Conversion feature embedded in the $1,000,000 face value, 12% secured convertible debenture, due September 10, 2010	4,000,000	—
Class B warrants; $0.50 exercise price; expire September 10, 2013	4,000,000	—
Conversion feature embedded in the $500,000 face value, 12% secured convertible debenture, due September 10, 2010	2,000,000	—
Class B warrants; $0.50 exercise price; expire September 10, 2013	2,000,000	—

	12,000,000	—

On September 30, 2008, we issued a $1,000,000 face value, 12% secured convertible debenture, due September 10, 2010 and Class B warrants indexed to 4,000,000 shares of our common stock in exchange for the Interlink Asset Group, discussed in Note 4. Also on September 30, 2008, we issued a $500,000 face value 12% secured convertible debenture, due September 10, 2010 and Class B warrants indexed to 2,000,000 shares of our common stock for net cash proceeds of $472,800. These financial instruments were issued to the same creditor under contracts that are substantially similar, unless otherwise mentioned in the following discussion.

The principal amount of the debentures is payable on September 10, 2010 and the interest is payable quarterly, on a calendar quarter basis. While the debenture is outstanding, the investor has the option to convert the principal balance, and not the interest, into shares of our common stock at a conversion price of $0.25 per common share. The terms of the conversion option provide for anti-dilution protections for traditional restructurings of our equity, such as stock-splits and reorganizations, if any, and for sales of our common stock, or issuances of common-indexed financial instruments, at amounts below the otherwise fixed conversion price. Further, the terms of the convertible debenture provide for certain redemption features. If, in the event of certain defaults on the terms of the debentures, certain of which are indexed to equity risks, we are required at the investors option to pay the higher of (i) 110% of the principal balance, plus accrued interest or (ii) the if-converted value of the underlying common stock, using the 110% default amount, plus accrued interest. If this default redemption is not exercised by the investor, we would incur a default interest rate of 18% and the investor would have rights to our assets under the related Security Agreement. We may redeem the convertible debentures at anytime at 110% of the principal amount, plus accrued interest.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 7 - Secured Convertible Debentures and Warrant Financing Arrangements (Continued):

We have evaluated the terms and conditions of the secured convertible debentures under the guidance of SFAS 133 and EITF 00-19. We have determined that, while the anti-dilution protections preclude treatment of the embedded conversion option as conventional, the conversion option is exempt from classification as a derivative because it otherwise achieves the conditions for equity classification (if freestanding) provided in SFAS 133 and EITF 00-19. We have further determined that the default redemption features described above are not exempt for treatment of as derivative financial instruments, because they are not clearly and closely related in terms of risk to the host debt agreement. On the inception date of the arrangement and as of September 30, 2008, we determined that the fair value of these compound derivatives is de minus. However, we are required to re-evaluate this value at each reporting date and record changes in its fair value, if any, in income. For purposes of determining the fair value of the compound derivative, we have evaluated multiple, probability-weighted cash flow scenarios. These cash flow scenarios include, and will continue to include, fair value information about our common stock. Accordingly, fluctuations in our common stock value will significantly influence the future outcomes from applying this technique.

Since, as discussed above, the embedded conversion options did not require treatment as derivative financial instruments, we are required to evaluate the feature as embodying a beneficial conversion feature under EITF No. 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios and EITF No. 00-27 Application of Issue No. 98-5 to Certain Convertible Instruments. A beneficial conversion feature is present when the fair value of the underlying common share exceeds the effective conversion price of the conversion option. The effective conversion price is calculated as the basis in the financing arrangement allocated to the hybrid convertible debt agreement, divided by the number of shares into which the instrument is indexed.

Because the two hybrid debt contracts were issued as compensation for the Interlink Asset Group (see Note 4) and as further discussed in that note we concluded that they should be combined for accounting purposes, the accounting resulted in no beneficial conversion feature.

Premiums on the secured convertible debentures arose from initial recognition at fair value, which is higher than face value. Premiums are amortized through credits to interest expense over the term of the debt agreement. Amortization of debt premiums amounted to $587 during the period from inception to September 30, 2008.

Direct financing costs are allocated to the financial instruments issued (hybrid debt and warrants) based upon their relative fair values. Amounts related to the hybrid debt are recorded as deferred finance costs and amortized through charges to interest expense over the term of the arrangement using the effective interest method. Amounts related to the warrants were charged directly to income because the warrants were classified in liabilities, rather than equity, as described above. Direct financing costs are amortized through charges to interest expense over the term of the debt agreement.

We have evaluated the terms and conditions of the Class B warrants under the guidance of Statement of Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (SFAS 150). The warrants embody a fundamental change-in-control redemption privilege wherein the holder may redeem the warrants in the event of a change in control for a share of assets or consideration received in such a contingent event. This redemption feature places the warrants within the scope of SFAS 150, as put warrants and, accordingly, they are classified in liabilities and measured at inception and on

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 7 - Secured Convertible Debentures and Warrant Financing Arrangements (Continued):

an ongoing basis at fair value. Fair value of the warrants was measured using the Black-Schools-Merton valuation technique and in applying this technique we were required to develop certain subjective assumptions. We have valued the underlying common shares at $0.25 on both the inception and the financial statement date being representative of our best estimates of our enterprise value, applying discounted cash flow techniques consistent with approaches outlined by the American Institute of Certified Public Accountants. We have developed volatility assumptions of 73.0% and 73.9% on the inception date and September 30, 2008, respectively, using a peer group of companies whose common shares have traded in public markets for periods of at least the expected term, which we have concluded is the contractual term. Finally, we have used the publicly available rates of 2.91% and 2.98% on the inception date and September 30, 2008, respectively, related to zero coupon United States Treasury Securities, with remaining terms consistent with the remaining warrant term.

The following table illustrates the initial allocation to the $1,000,000 and $500,000 secured convertible debenture and warrant financing arrangements:

	$1,000,000 Financing	$500,000 Financing
Secured convertible debentures	$1,014,002	$507,000
Class B warrants (classified in liabilities)	370,400	185,200
Compound derivative	—	—

	$1,384,402	$692,200

Note 8 - Stockholders’ Deficit:

Share-based payments (employees):

On September 10, 2008, we issued 6,000,000 shares of common stock to our new management team in connection with the Interlink Asset Group acquisition (see Note 3). These shares are compensatory in nature and are fully vested. We have valued the shares at $0.25, consistent with fair value measurements used elsewhere in our accounting.

Officer	Shares	Expense
Anastasios Kyriakides, CEO	2,100,000	$525,000
Nicholas Kyriakides	600,000	150,000
Kenneth Hosfeld, Executive Vice President	1,100,000	275,000
Leo Manzewitsch, CTO	1,100,000	275,000
Guillermo Rodriguez, CFO	1,100,000	275,000

	6,000,000	$1,500,000

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 8 - Stockholders’ Deficit (Continued)):

Share-based payment for goods and services to non-employees:

During the year ended September 30, 2008, we issued 2,150,000 shares of common stock to non-employees for goods and services.

Consultant/Provider	Shares	Expense
FAMALOM, LLC	450,000	$112,500
Decembra Diamond	360,000	90,000
John Clarke	100,000	25,000
Deadalus Consulting, Inc.	90,000	22,500
Ron Roule	1,000,000	250,000
Iseal Aponte	150,000	37,500

	2,150,000	$537,500

Warrants to purchase common stock:

On September 10, 2008, we issued Class B warrants to purchase 6,000,000 shares of our common stock in connection with financing transactions discussed in Note 7. These warrants have a strike price of $0.50 and expire five years from issuance.

On January 17, 2007, we issued Class A warrants to purchase 3,262,712 shares of our common stock in connection with a sale of common stock. These warrants have a strike price of $1.00 and expire five years from issuance.

	Indexed Shares	Weighted Strike
October 1, 2006	—
Issued	3,262,712	$1.00
Exercised	—	—
Expired	—	—

September 30, 2007	3,262,712	$1.00
Issued	6,000,000	$0.50
Exercised	—	—
Expired	—	—

September 30, 2008	9,262,712	$0.68

The weighted average remaining life of the aggregate 9,262,712 warrants is 4.37 years.

As more fully discussed in Note 7, the inception date fair value of Class B warrants amounted to $555,600. As of September 30, 2008, the fair value amounted to $563,400. Derivative expense associated with the classification of the Class B warrants in liabilities amounted to $7,800.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 9 - Commitment and Contingencies:

Leases

We lease our principal office space under an arrangement that is an operating lease. Rent and associated occupancy expenses for the year ended September 30, 2008 was $43,753.

Minimum non-cancellable future lease payments as of September 30, 2008, were as follows: 2009—$107,700; 2010—$98,725.

Note 10 - Related Parties:

During the year ended September 30, 2007, we advanced an aggregate of $9,429 to certain officers, The balances on these advances at September 30, 2008 and 2007 was $0 and $9,429, respectively.

Note 11 Discontinued Operations:

On September 10, 2008, at the time we acquired the Interlink Asset Group, our management and Board of Directors committed to the discontinuance and disposal of our advertising business. We disposed of this asset to be able to concentrate our efforts exclusively on the deployment of the TK6000 product offering. We concluded that the advertising business constituted a component of our business, as defined in SFAS 144 and have presented the unit in the accompanying financial statements on the basis that (a) the operations and cash flows of the component have been eliminated from our ongoing operations a result of the disposal transaction and (b) we have no significant continuing involvement in the operations of the component after the disposal transaction. On September 10, 2008, we sold the advertising business resulting in a gain on sale of $168,083.

There are no assets or liabilities remaining at September 30, 2008. The caption discontinued operations on our statements of operations reflects the following:

	Year Ended September 30,
	2008	2007
Income from discontinued business	$18,045	$—

Loss from operations of discontinued business	$—	$446,496

Gain on sale of equipment	$168,083	$—

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 12 Income Taxes:

Our income tax provision (benefit) for the years ended September 30 consisted of the following:

	2008	2007
Current provision	$(8,033)	—
Deferred provision	—	—
Change in valuation allowance	—	—

	$(8,033)	$—

The composition of our deferred taxes is as follows:

	September 30,
	2008	2007
Net operating loss	2,504,760	494,853
Valuation allowance	(2,504,760)	(494,853)

	$—	$—

Based on the Company’s prior earnings and the sufficiency of income to be utilized in carryback years and future taxable income, it is more likely than not that these net deferred tax assets will not be realized. Therefore, a 100% valuation allowance has been established to reduce deferred tax assets.

As of September 30, 2008, we have net operating loss carry forwards amounting to $ 2,504,760 that are available, subject to certain limitations, to offset future taxable income through 2023 All prior tax years, subject to statutory limitations, remain subject to examination by Federal and state taxing jurisdictions.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, Accounting for Contingencies. FIN 48 was effective for fiscal years beginning after December 15, 2006. As more fully discussed in Note 3, we purchased the Interlink Asset Group on September 10, 2008. While we have not filed income tax returns with taxing jurisdictions since that acquisition, we intend to take the position that the purchase was a taxable transaction and, accordingly, depreciate and or amortize the future step up in bases allocated for income tax purposes, which amounts exceed their income tax bases with the seller.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 12 Income Taxes (Continued):

If, in an examination, the Internal Revenue Service imposed treatment as a non-taxable transaction, we would not be afforded the benefit of the depreciation and amortization associated with the excess of the allocated values over the basis in the assets. As of the date of these financial statements, we have not recognized any material benefits from the step-up. However, we will be required to continue to monitor the merits of this position as our business develops.

Our effective tax rate differs from statutory tax rates in jurisdictions that we are taxed. The following table reconciles the differences:

	Year ended September 30,
	2008	2007
Federal statutory rate	34.00%	34.00%
State rate, net of federal benefit	3.63%	3.63%

	37.63%	37.63%

Change in valuation allowance	—	—

	37.63%	37.63%

Note 13 Subsequent Events:

2009 Convertible Debenture Offering

On January 30, 2009, we entered into a Securities Purchase Agreement with Debt Opportunity Fund, LLP (“DOF”) by which DOF purchased (a) a 12% Senior Secured Convertible Debenture in the principal amount of $600,000; and (b) a Series C Warrant to purchase 2,400,000 shares of common stock of the Company. The maturity date of the debentures is January 30, 2011 and each debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The debentures convert into shares of our common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The debentures are secured by a lien in all of the assets of the Company. The Series C Common Stock Purchase Warrants entitle the holders to purchase up to an aggregate of 2,400,000 shares of our common stock at an exercise price of ($0.50) per share. Each Series C Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Midtown Partners & Co., LLC (“Midtown Partners”), an NASD registered broker dealer, acted as the placement agent for the Company in connection with the 2009 Convertible Debt Offering. In connection with the 2009 Convertible Debt Offering, we paid Midtown Partners a cash commission equal to $48,000 and issued a Series C Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 480,000 shares of the Company’s common stock at an initial exercise price of $0.50 per share.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Years Ended September 30, 2008 and 2007

Note 13 Subsequent Events (Continued):

2009 Convertible Debenture Offering (Continued)

The offer and sale of the 12% Senior Secured Convertible Debentures and Series C Common Stock Purchase Warrants was affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

NETTALK.COM, INC.

(A Development Stage Enterprise)

BALANCE SHEET

	December 31, 2008	September 30, 2008
	(unaudited)
Assets
Current asset:
Cash and cash equivalents	$49,691	$342,793
Assets of discontinued business		—

Total current asset	49,691	342,793

Telecommunications equipment and other property, net	720,550	749,767
Intangible assets, net	795,236	832743
Deferred financing costs and other assets	21,655	23,730

Total assets	$1,587,132	$1,949,033

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$79,272	$13,753
Accrued expenses	55,000	10,000

Total current liabilities	134,272	23,753

Long-term liabilities:
Senior secured convertible debentures ($1,500,000 face value)	1,517,774	1,520,415
Derivative liabilities	502,200	563,400

Total liabilities	2,154,246	2,107,568

Commitments and contingencies (Note 9)

Stockholders’ deficit
Preferred stock, $.001 par value, 10,000,000 shares authorized, none designated or issued	—	—
Common stock, $.001 par value, 300,000,000 shares authorized, 8,749,800 issued and outstanding	8,750	8,750
Additional paid-in capital	2,337,475	2,337,475
Accumulated deficit during the development stage	(2,913,339)	(2,504,760)

Total stockholders’ deficit	(567,114)	(158,535)

Total liabilities and stockholders’ deficit	$1,587,132	$1,949,033

The accompanying notes are an integral part of the financial statements

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		For the period From inception (May 1, 2006) Through December 31,
	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)
Compensation and benefits	$89,000	$—	$1,633,702
Professional fees	116,367	—	678,867
Depreciation and amortization	66,724	—	81,349
General and administrative expense	64,691	—	114,427
Research and development	88,127		88,127

	424,909	—	2,596,472

Loss from continuing operations	(424,909)	—	(2,596,472)

Other income and expense:
Interest expense	(47,195)	—	(72,665)
Derivative income	61,200	—	53,400
Interest income	2,325	—	3,090

	16,330	—	(16,175)

Loss from continuing operations before benefit For income taxes	(408,579)	—	(2,612,647)

Benefit for income taxes	—	—	8,033

Loss from continuing operations	(408,579)	—	(2,604,614)

Discontinued operations (Note 11)
Income (loss) from discontinued operations (including gain on disposal of equipment of $168,083 in 2008)	—	187,636	(307,725)

Net loss	$(408,579)	$187,636	$(2,913,339)

Net loss per share:

Continuing Operations:

Basic and diluted	$(0.05)	$—

Weighted average shares, basic and diluted	8,749,800	599,800

Discontinued Operations:
Basic	$—	$0.31

Diluted	$—	$0.05

Weighted average shares, basic	8,749,800	599,800

Weighted average shares, diluted	8,749,800	3,862,712

The accompanying notes are an integral part of the financial statements.

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Number of Shares	Amount	Number of Shares	Amount
Balance at May 1, 2006 (date of inception)	—	$—	—	$—	$—	$—	$—

Issuance of common shares for cash	—	—	200	—	10,000	—	10,000

Issuance of common shares for business plan and industry knowledge	—	—	200	—	10,000	—	10,000

Issuance of common shares for cash	—	—	8	—	200	—	200

Net loss	—	—	—	—	—	(48,357)	(48,357)

Balance at September 30, 2006	—	—	408	—	20,200	(48,357)	(28,157)

Issuance of common shares and warrants for cash	—	—	576,850	577	276,473	—	277,050

Costs and fees associated with private placement

Offering	—	—	22,950	23	11,452	—	11,475

Net loss	—	—	—	—	—	(446,496)	(446,496)

Balance at September 30, 2007	—	—	600,208	600	308,125	(494,853)	(186,128)

Cancellation of founder’s shares	—	—	(408)	—	—	—	—

Issuance of common shares to officers	—	—	6,000,000	6,000	1,494,000	—	1,500,000

Issuance of common shares for consulting fees	—	—	2,150,000	2,150	535,350	—	537,500

Net loss	—	—	—	—	—	(2,009,907)	(2,009,007)

Balance at September 30, 2008	—	—	8,749,800	8,750	2,337,475	(2,504,760)	(158,535)

Net loss (three months December 31, 2008)	—	—	—	—	—	(408,579)	(408,579)

Balance at December 31, 2008 (unaudited)	—	$—	8,749,800	$8,750	$2,337,475	$(2,913,339)	$(567,114)

The accompanying notes are an integral part of the financial statements.

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		For the period From Inception (May 1, 2006) Through December 31, 2008
	2008	2007
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:

Net (loss) income	$(408,579)	$187,636	$(2,913,339)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation expense	29,217	—	35,621
Amortization	37,507	—	45,728
Amortization finance costs	3,075	—	3,743
Amortization premium on debentures	(2,641)	—	(3,229)
Fair value adjustments to derivatives	(61,200)	—	(53,400)
Issuance of common stock to officers	—	—	1,500,000
Issuance of common stock for consulting services	—	—	537,500
Gain on sale of fixed assets	—	(168,083)	(168,083)
Discontinued operations, net	—	—	(23,045)
Expensed finance costs	—	—	14,802
Deferred income taxes	—	—	(8,033)
Discontinued operations	—	( )	94,865
		(19,553)

Changes in assets and liabilities:
Changes in operating assets	(1,000)		(1,000)
Changes in operating liabilities	110,519	—	134,272

Net cash used in operating activities	$(293,102)	$—	$(803,598)

Cash flows used in Investing Activities:
Acquisition of assets	—	—	448,300
Proceeds from sale of business	—	—	85,812

Net cash used in investing activities	$—	$—	$534,112

Changes in net assets – discontinued operations:
Operating activities	$—	—	1,856
Investing activities	—	—	(95,419)
Financing activities	—	—	412,740

Net cash provided by discontinued operations	$—	$—	$319,177

Net increase (decrease) in cash	(293,102)	—	49,691

Cash and equivalents, beginning	$342,793	$—	$—

Cash and equivalents, ending	$49,691	$—	$49,691

The accompanying notes are an integral part of the financial statements.

NETTALK.COM, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOW (CONTINUED)

	Three Months Ended December 31,		For the period From Inception (May 1, 2006) Through December 31, 2008
	2008	2007
	(unaudited)	(unaudited)	(unaudited)
Supplemental disclosures

Cash paid for interest	$—	$—	$—

Cash paid from income taxes	$—	$—	$—

Supplemental disclosures for non-cash items:

Stock issued for consulting services	$—	$—	$537,500

Stock issued to officers	$—	$—	$1,500,000

Property and equipment – addition	$—	$—	$756,171

Intangible assets – addition	$—	$—	$840,964

Issuance of debentures	$—	$—	$1,020,414

Issuance of Warrants	$—	$—	$563,400

Stock issued for note receivable	$—	$—	$15,000

Stock issued to placement agent	$—	$—	$11,457

The accompanying notes are an integral part of the financial statements.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 1 - Organization and Basis of Presentation:

The accompanying unaudited condensed financial statements as of December 31, 2008 and for the three months ended December 31, 2008 and 2007, and the period from May 1, 2006 (inception) to December 31, 2008 are unaudited, but have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required for complete financial statements. However, the unaudited condensed consolidated financial information included in this report includes all adjustments which are, in the opinion of management, necessary to fairly present the financial position and the consolidated results of operations for the interim periods presented. The condensed financial statements included in this report should be read in conjunction with the annual financial statements and notes thereto included elsewhere herein. The operations for the three months ended December 31, 2008 are not necessarily indicative of the results for the year ending September 30, 2009.

NetTalk.com, Inc. (“NetTalk” or the “Company”) was incorporated on May 1, 2006 under the laws of the State of Florida.

We are engaged in the development of products and services for the use of Voice over Internet Protocol (“VoIP”). Our applications of VoIP technology are intended to allow principally consumers to make phone calls over a broadband Internet connection instead of using a regular (or analog) phone line. At this time, our main product under development is the TK 6000, which is designed to allow our future customers full mobile flexibility by being able to transport the VoIP interface anywhere the customer has an internet connection.

We are currently in the development stage, as that term is defined in Statement of Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises (“SFAS 7”). During this stage of our development, we are devoting substantially all of our efforts in developing the TK 6000 product and service offerings and the methods of addressing related markets where we will deploy this product. We are also engaged in developing our business infrastructure and we are seeking capital to support the further development and deployment of our product. We have conducted beta testing of our product and anticipate launching it during third fiscal quarter of 2009. We anticipated earning revenues as soon as the TK 6000 is launched.

Note 2 - Summary of Significant Accounting Policies:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Significant estimates inherent in the preparation of our financial statements include developing fair value measurements upon which to base our accounting for acquisitions of intangible assets and issuances of financial instruments, including our common stock. Our estimates also include developing useful lives for our tangible and intangible assets and cash flow projections upon which we determine the existence of, or the measurements for, impairments. In all instances, estimates are made by competent employees under the supervision of management, based upon the current circumstances and the best information available. However, actual results could differ from those estimates.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Risk and Uncertainties

Our future results of operations and financial condition will be impacted by the following factors, among others: dependence on the worldwide telecommunication markets characterized by intense competition and rapidly changing technology, on third-party manufacturers and subcontractors, on third-party distributors in certain markets, on the successful development and marketing of new products in new and existing markets. Generally, we are unable to predict the future status of these areas of risk and uncertainty. However, negative trends or conditions in these areas could have an adverse affect on our business.

Revenue Recognition

We are in our development stage and have not generated revenue on our principal product offering, the TK 6000. We are projecting revenue commencing the fourht fiscal quarter of 2009. The content and terms of our revenue producing arrangements is currently under development. Upon generating sales of our products, we will recognize revenue when the arrangement is evidenced, the price is fixed or determinable, we have delivered our products and services and collectability is reasonably assured. Our offering will consist of both customer premise equipment (“CPE”) and telephony services. That is, a multi-element revenue producing arrangement. Revenue recognition accounting for multi-element revenue producing arrangements is provided in EITF 00-12, Revenue Arrangements with Multiple Deliverables (“EITF 00-12”) and other interpretive guidance. Generally, revenue arrangements with multiple deliverables will require allocation of the aggregate revenue stream to the individual elements, usually based upon relative fair values. Upon allocation under this methodology, principles of revenue recognition are applied to each component. Accordingly, when we commence revenue generation, we will likely have multiple forms of revenue, including products and services.

Cash and Cash Equivalents

We consider all highly liquid cash balances and debt instruments with an original maturity of three months or less to be cash equivalents. We maintain cash balances only in domestic bank accounts, which at times, may exceed federally insured limits. Notwithstanding, the current economic environment has significantly affected all financial institutions and, accordingly, the risk of loss due to excessive deposits is very high at this time. We manage our risk by assessing the ratings of financial institutions that we currently use.

Telecommunications Equipment and Other Property

Telecommunications equipment and other property are recorded at our cost (see Note 4). We depreciate these assets using the straight-line method over lives that we believe the assets will have utility. Our expenditures for additions, improvements and renewals are capitalized, while normal expenditures for maintenance and repairs are charged to expense

Intangible Assets

Our intangible assets were acquired in connection with the asset acquisition, more fully described in Note 4. As noted therein, these assets were not recorded in connection with a business combination, as that term is defined in Statements on Financial Accounting Standards No. 141, Accounting for Business Combinations. Rather, these intangible assets were recorded at our acquisition cost, which encompassed estimates of their respective and their relative fair values, as well as estimates of the fair value of consideration that we issued. We amortize our intangible assets using the straight-line method over lives that are predicated on contractual terms or over periods we believe the assets will have utility.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Impairments and Disposals

We evaluate our tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”) annually at the beginning of our fourth fiscal quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates for intangible assets.

During the prior fiscal year, our management and Board of Directors approved the discontinuance and sale of our advertising business in order to devote all resources to the development of our VoIP offerings. We concluded that the advertising business constituted a component of our business, as defined in SFAS 144 and have presented the unit in the accompanying financial statements on the basis that (a) the operations and cash flows of the component have been eliminated from our ongoing operations a result of the disposal transaction and (b) we have no significant continuing involvement in the operations of the component after the disposal transaction. See Note 11 for additional information about the disposal.

We have certain intangible assets that are not subject to amortization because they currently have indefinite lives. We are required to evaluate whether these assets acquire a finite useful life annually and, if present, commence amortization thereof. Prior to that event, if ever, we evaluate intangible assets that are not subject to amortization under the guidance of Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets (“SFAS 142”). Under this standard, the impairment test consists of a comparison of the fair values of the intangible assets with the respective carrying values. An impairment loss would be required for an excess in carrying value over the fair value on an asset-by-asset basis.

Research and Development and Software Costs

We expense research and development expenses, as defined in Statements on Financial Accounting Standards No. 2, Accounting for Research and Development Expense as these costs are incurred. Our Research and development costs for the three months ended December 31, 2008 amounted to $88,127 and was comprised of the following items:

Product development and engineer	$51,840
Payroll and benefits	36,287

Total	$88,127

We account for our offering-related software development costs under Statements on Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed (“SFAS 86”), which specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs shall be capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product. As of September 30, 2008, we had not achieved technological feasibility as contemplated under SFAS 86 and, accordingly, our software costs were expensed as research and development.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Share-Based Payment Arrangements

We apply the grant-date fair value method to our share-based payment arrangements with employees under the rules provided in Statement of Financial Accounting Standards No. 123R, Accounting for Share-Based Payment (“SFAS 123R”). For share-based payment transactions with parties other than employees we apply EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under SFAS 123R, share-based compensation cost to employees is measured at the grant date fair value based on the value of the award and is recognized over the service period, which is usually the vesting period for employees. Share-based payments to non-employees are recorded at fair value on the measurement date and reflected in expense over the service period.

Financial Instruments

Financial instruments, as defined in Statement of Financial Accounting Standard No. 107, Disclosures about Fair Value of Financial Instruments (“SFAS 107”), consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, secured convertible debentures, and derivative financial instruments.

We carry cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities at historical costs since their respective estimated fair values approximate carrying values due to their current nature. We also carry convertible debentures at historical cost. However, the fair values of debt instruments are estimated for disclosure purposes (below) based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

As of September 30, 2008, estimated fair values and respective carrying values of our secured convertible debentures are as follows:

Financial Instrument	Note	Fair Value	Carrying Value
$1,000,000 12% Secured Convertible Debenture	7	$1,014,002	$1,013,611

$500,000 12% Secured Convertible Debenture	7	$507,000	$506,804

Derivative financial instruments, as defined in Statement of Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (“SFAS 133”), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as our secured convertible debenture and warrant financing arrangements that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by SFAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

Our derivative liabilities consist of the following:

December 31, 2008
(unaudited)
Derivative Financial Instrument
Class B Warrants, indexed to 6,000,000 shares of common stock	$502,200
Compound Derivative Financial Instruments:
$1,000,000 12% Secured Convertible Debenture	—
$500,000 12% Secured Convertible Debenture	—

$502,200

The following table summarizes the effects on our income associated with changes in the fair values of our derivative financial instruments by type for the Three Months Ended December 31, 2008 (Unaudited):

Derivative Financial Instrument	Income
Class B Warrants, indexed to 6,000,000 shares of common stock	$61,200
Compound Derivative Financial Instruments:
$1,000,000 12% Secured Convertible Debenture	—
$500,000 12% Secured Convertible Debenture	—

$61,200

Direct Financing Costs

We allocate direct financing costs to the financial instruments issued based upon their relative fair values. Amounts allocated to debt instruments are carried as assets and amortized through charges to interest expense using the effective interest method. Amounts allocated to derivative financial instruments are charged upon inception to interest expense. Amounts associated with equity instruments are included as reductions of the related credit to equity. Any amounts paid directly to a creditor are reflected as a reduction in the carrying amount of the debt instrument and amortized through charges to interest expense using the effective interest method.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Registration Rights Agreements

During December 2006, the Financial Accounting Standards Board issued FASB Staff Position EITF 00-19-2, Accounting for Registration Payment Arrangements, which provides that registration payment arrangements, such as the liquidated damages, should be accounted for pursuant to Statement of Financial Accounting Standard No. 5, Accounting for Contingencies. That is, all registration payments require recognition when they are both probable and reasonably estimable. We currently have registration rights agreements with investors in our secured convertible debenture financing arrangements. However, these agreements do not embody registration payment arrangements. If, in the future, we enter into registration rights agreements that have registration payment arrangements, we will be required to follow the guidance of this EITF.

Fair Value Measurements

Fair value measurement requirements are embodied in certain accounting standards applied in the preparation of our financial statements. Significant fair value measurements resulted from the application of SFAS 133 to our secured convertible debenture and warrant financing arrangements described in Note 7, SFAS 123R to our share-based payment arrangements described in Note 8 and SFAS 142 to our business combination described in Note 4.

Statement of Financial Accounting Standard No. 157, Fair Value Measurements (“SFAS 157”) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It is effective for our fiscal year beginning October 1, 2008. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this new standard will not require any new fair value measurements. We do not believe that this standard will result in a material financial affect. However, we will be required to expand our disclosures, commencing with our quarterly period ending December 31, 2008, in areas where other accounting principles require fair value measurements to provide information related to the hierarchy of fair value inputs.

Statement of Financial Accounting Standard No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”) permits entities to choose to measure many financial instruments and certain other items at fair value. It is effective for our fiscal year beginning October 1, 2008. At this time, we do not intend to reflect any of our current financial instruments at fair value (expect that we are required to carry our derivative financial instruments at fair value). However, we will consider the appropriateness of recognizing financial instruments at fair value on a case by case basis as they arise in future periods.

Advertising

We expense advertising costs and expenses as they are incurred.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Income Taxes

We record our income taxes using the asset and liability method provided in Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes (“SFAS 109”). Under this method, the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis are reflected as tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences reverse. Changes in these deferred tax assets and liabilities are reflected in the provision for income taxes. However, we are required to evaluate the recoverability of net deferred tax assets. If it is more likely than not that some portion of a net deferred tax asset will not be realized, a valuation allowance is recognized with a charge to the provision for income taxes.

Net Loss per Common Share

We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (“SFAS 128”) in calculating our basic and diluted loss per common share. Basic loss per common share represents our net loss divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. We compute the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded.

Recent Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. Also see Fair Value Measurements, above. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations (“SFAS 141R”), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited and we are currently evaluating the effect, if any that the adoption will have on our financial position results of operations or cash flows.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 2 - Summary of Significant Accounting Policies (Continued):

Recent Accounting Pronouncements (Continued)

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R) (“SFAS 158”). SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The adoption of SFAS 158 did not have a material impact on our financial position, results of operations or cash flows because we do not have a defined benefit plan for our employees.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements Liabilities - an Amendment of ARB No. 51 (“SFAS 160”). This statement amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities. Following the effectiveness of SFAS 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity. Accordingly, upon the effectiveness of this statement, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders’ equity. This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. Since we do not currently have variable interest entities consolidated in our financial statements, adoption of this standard is not expected to have a material effect.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133 (“SFAS 161”). SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. We are currently evaluating the impact of SFAS 161, if any, will have on our financial position, results of operations or cash flows. This standard will affect the disclosures in our financial statements to provide the required information.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not expect the adoption of SFAS 162 will have a material effect on its financial position, results of operations or cash flows.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 2 – Summary of Significant Accounting Policies (Continued):

Recent Accounting Pronouncements (Continued)

In July 2006, the FASB issued Interpretation No. 48, Accounting for uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, Accounting for Contingencies. FIN 48 was effective for fiscal years Beginning after December 15, 2006. Accordingly, we have implemented FIN 48 by summarizing and evaluating all potential uncertain tax positions. As a result of our implementation, FIN 48 did not have a material impact on our financial position, results of operations or cash flows, although, as discussed in our income tax disclosures, certain positions are present that require our periodic review in maintaining compliance with this standard.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP 00-19-2”) which addresses accounting for registration payment arrangements. EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. EITF 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of EITF 00-19-02 did not have a material impact on our financial position, results of operations or cash flows, because we have no current transactions that embody Registration Payment Arrangements, as defined in the standard.

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008 (our fiscal year ending September 30, 2010). The objective of this Issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative of SFAS 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of SFAS 133 (the “Paragraph 11(a) Exemption). This Issue also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative in SFAS 133, for purposes of determining whether the instrument is within the scope of EITF 00-19.

We currently have 9,262,912 warrants that embody terms and conditions that require the reset of their strike prices upon our sale of shares or equity-indexed financial instruments and amounts less than the conversion prices. These features will no longer be treated as “equity” under the EITF once it becomes effective. Rather, such instruments will require classification as liabilities and measurement at fair value. Early adoption is precluded. Accordingly, this standard will be adopted in our quarterly period ended December 31, 2009.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 2 – Summary of Significant Accounting Policies (Continued):

Recent Accounting Pronouncements (Continued)

In June 2008, the Emerging Issues Task Force issued EITF Consensus No. 08-04, Transition Guidance for Conforming Changes to Issue 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, which is effective for years ending after December 15, 2008 (our fiscal year ending September 30, 2009). Early adoption is not permitted. The overall objective of the Issue is to conform the requirements of EITF 00-27 and SFAS No. 150 with EITF 98-5 to provide for consistency in application of the standard. We computed and recorded a beneficial conversion feature in connection with our preferred stock financing in 2007.

In April 2008, the FASB issued FSP No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The Company is required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company is currently evaluating the impact of FSP 142-3 on its financial position, results of operations or cash flows, and believes that the established lives will continue to be appropriate under the FSP.

In May 2008, the FASB issued FSP Accounting Principles Board 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to have a material impact on our present or future financial statements.

Note 3 – Going Concern:

We have prepared our financial statements under the presumption that we will continue as a going concern for a reasonable period. However, as previously mentioned, we are currently in our development stage and, accordingly, we have not generated revenue nor do we expect to generate revenue until after March 2009. During the three months ended December 31, 2008 and 2007, we generated net income (loss) of $(408,579) and $187,636, respectively, and used cash in our operations in the amounts of $293,102 and $187,636, respectively. These conditions and negative trends raise substantial doubt about our ability to continue as a going concern.

Our management is currently addressing these conditions and trends. We have discontinued our prior business that was engaged in providing advertising services and, commencing with our purchase of assets from Interlink Asset Group (see Note 4) on September 10, 2008, we are devoting our efforts and our resources to the expeditious development and deployment of the TK 6000 product line.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 3 – Going Concern (Continued)

Our acquisition of the assets of Interlink Asset Group included an executive management team who are undertaking these initiatives and have raised $500,000 in convertible debenture and warrant financing. Notwithstanding, our ability to continue is dependent upon raising the additional capital necessary to complete the successful deployment of the TK 6000 product line and, ultimately, achieve profitable operations. There can be no assurances that capital will be available at terms acceptable to our management, if at all. The accompanying financial statements do not include any adjustments that may result from the substantial doubt surrounding our ability to continue as a going concern. Refer to Note #13, “Subsequent event” for details on additional funding in the amount of $1,100,000 in convertible debentures and warrants financing.

Note 4 – Interlink Asset Group Acquisition:

On September 10, 2008, we acquired certain tangible and intangible assets, formerly owned by Interlink Global Corporation (“Interlink”), (the “Interlink Asset Group”) directly from Interlink’s creditor who had seized the assets pursuant to a Security and Collateral Agreement. Our purpose in acquiring these assets, which included employment rights to the executive management team of Interlink, was to advance the TK 6000 VoIP Technology Program, which Interlink launched in July 2008. Accordingly, these assets substantially comprise our current business assets and the infrastructure for our future operations. Contemporaneously with this purchase, we executed an assignment and intellectual property agreement with Interlink that served to perfect our ownership rights to the assets.

Consideration for the acquisition consisted of a face value $1,000,000 convertible debenture, plus warrants to purchase 4,000,000 shares of our common stock. On the date of the Interlink Asset Group acquisition, we also entered into a financing agreement with the creditor that provided for the issuance of a face value $500,000 convertible debenture, plus warrants to purchase 2,000,000 shares of our common stock for net cash consideration of $448,300. These financial instruments, and our accounting therefore, are further addressed in Note 6.

The transference of the Interlink Asset Group required us to determine whether the group of assets constituted a business, and accordingly, required accounting under Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”) or whether the group of assets did not constitute a business and, accordingly, required accounting under other standards, including Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets (“SFAS 142”). This determination is required to be made by reference (by analogy) to guidance in EITF No. 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or a Business (“EITF 98-3”). It should be noted that the determination of what constitutes a business for reporting purposes under Rules and Regulations of the Securities and Exchange Commission differs from the guidance in EITF 98-3.

We accounted for the acquisition of the assets of Interlink Asset Group as an acquisition of productive assets and not as a business. In applying the guidance of EITF 98-3, a business is a self sustaining, integrated set of activities and assets conducted and managed for the purpose of providing a return to investors and, further, must consist of inputs, processes applied to those inputs, and resulting outputs that are used to generate revenues. Based upon the guidance of EITF 98-3, the Interlink Asset Group (i) did not possess the inputs because, on the date of the acquisition, the critical asset (TK 6000 offering) had not achieved a proven level of technological feasibility and (ii) did not possess the outputs because, on the date of the acquisition, the assets did not include a revenue generating offering and, therefore, no ability to access customers. Further, we are unable to overcome the general presumption in EITF 98-3 that a development stage enterprise is presumed not to be a business.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 4 – Interlink Asset Group Acquisition (Continued):

In addition to our analysis that gave rise to the conclusion that the Interlink Asset Group did not constitute a business, we considered whether the two aforementioned financing arrangements should be combined for purposes of accounting for the acquisition. In reaching a conclusions that they should be combined we considered and gave substantial weight to the facts that (i) they were entered into contemporaneously and in contemplation of one another, (ii) they were executed with the same counterparty and the terms and conditions of the financial instruments and underlying contracts are substantially the same and (iii) there is otherwise no economic need nor substantive business purpose for structuring the transactions separately. Accordingly, for purposes of accounting for the Interlink Asset Group acquisition we have combined the financing arrangements associated with both the asset purchase and the cash financing arrangement. Accounting for the financial instruments arising from these arrangements is further discussed in Note 7.

Notwithstanding our conclusion that the Interlink Asset Group did not constitute a business, SFAS 142 provides that intangible assets acquired as a group are initially recognized at fair value applying the measurement principles for exchange transactions provided in SFAS 141.5-7. Those measurement principles provide that, when consideration is not in the form of cash, measurement is based upon the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly and closely evident and, thus more reliably measureable. We have concluded that the value of the consideration given representing the financial instruments, is more clearly evident and reliable for this purpose because (i) the exchange resulted from exhaustive negotiations with the creditor, (ii) fair value measurements of our financial instruments are in part based upon market indicators and assumptions derived for active markets, and (iii) while ultimately reasonable, our fair value measurements of the significant tangible and intangible asset relies heavily on subjective estimates and prospective financial information. The following table reflects the components of the consideration paid to effect the acquisition:

Financial Instrument or Cost:	Amount
Convertible debentures:
$1,000,000 face value, 12% convertible debentures	$1,014,002
$500,000 face value, 12% convertible debentures	507,000
Class B warrants, indexed to 6,000,000 shares of common stock	555,600
Direct costs	39,200

$2,115,802

We have evaluated the substance of the exchange for purposes of identifying all assets acquired. The recognition of goodwill is not contemplated in an exchange that is not a business or accounted for as a business combination under SFAS 141. The following table reflects the acquisition date fair values and the final allocation of the consideration to the assets acquired. The allocation was performed in accordance with SFAS 142, which provides that an excess in consideration over the fair values of the assets acquired is allocated to the assets subject to depreciation and amortization, based upon their relative fair values, and not to those assets with indefinite lives. A difference in the recognized basis in the value of the consideration between book and income tax gives rise to the deferred income taxes. The allocation of consideration in this manner contemplates an immediate impairment analysis under SFAS 144. Our analysis did not result in impairment, but we are required to continue to perform this analysis as provided in our impairments policy (see Note 2).

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 4 – Interlink Asset Group Acquisition (Continued):

Asset or Account	Fair Value	Allocation
Cash	$487,500	$487,500
Deferred finance costs	24,398	24,398
Telecommunications equipment and other property	411,203	756,171
Intangible assets:
Knowhow of specialized employees	212,254	212,254
Trademarks	180,925	332,708
Employment arrangements	122,400	225,084
Workforce	54,000	54,000
Telephony license	5,000	9,195
Domain names	4,200	7,723
Deferred income taxes	—	(8,033)
Interest expense (finance costs allocated to warrants)	14,802	14,802

	$1,516,682	$2,115,802

In connection with the above allocation, we evaluated the presence of in-process research and development that may require recognition (and immediate write-off). We concluded that in-process research and development was de minimus since development is planned to be outsourced subsequent to the acquisition and, in fact, no substantive effort and/or costs were found in the records of Interlink. Research and development will be expensed as it is incurred.

As more fully discussed in Note 8, we issued 6,000,000 shares of common stock to our new management team in connection with the Interlink Asset Group acquisition. These shares are compensatory in nature and are fully vested. We have valued the shares at $1,500,000, consistent with fair value measurements used elsewhere in our accounting, and recognized the expense in compensation for the period.

As previously mentioned, the determination of what constitutes a business for reporting purposes under the Rules and Regulations of the Securities and Exchange Commission differs from the guidance in EITF 98-3. Under standards of the Securities and Exchange Commission, we have concluded that our acquisition of the assets of Interlink Asset Group is required to be reported (although not accounted for) as a business. The reporting requirements provide for the filing of audited and reviewed financial statements of the component of Interlink comprising the Interlink Asset Group, as well as pro forma information. This reporting information is included elsewhere in this filing.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 5 – Telecommunications Equipment and Other Property:

Telecommunications equipment and other property consist of the following as of December 31, 2008 and September 30, 2008:

	Life	December 31, 2008	September 30 2008
		(unaudited)
Telecommunications equipment	7	$641,460	$641,460
Computer equipment	5	85,111	85,111
Office equipment and furnishings	7	19,559	19,559
Purchased software	3	10,041	10,041

		756,171	756,171
Less accumulated depreciation		(35,621)	(6,404)

		$720,550	$749,767

Our telecommunications equipment is deployed in our Network Operations Center (“NOC”) as is most of the computer equipment. Other computer and office equipment and furnishings are deployed at our corporate offices, which we lease under an operating lease. Depreciation of the above assets amounted to $29,217 during the three months ended December 31, 2008. Commencing with our generation of revenue, a portion of our depreciation expense will be allocated to cost of sales.

Note 6 – Intangible Assets:

Intangible assets consist of the following as of December 31, 2008 and September 30, 2008:

		December 31, 2008	September 30, 2008
		(unaudited)
Trademarks	5	$332,708	$332,708
Employment arrangements	3	225,084	225,084
Knowhow and specialty skills	3	212,254	212,254
Workforce	3	54,000	54,000
Telephony licenses	2	9,195	9,195
Domain names	2	7,723	7,723

		840,964	840,964
Less accumulated depreciation		(45,728)	(8,221)

		$795,236	$832,743

Amortization of the above intangible assets amounted to $37,507 for the three months ended December 31, 2008. Commencing with our generation of revenue, a portion of our depreciation expense will be allocated to cost of sales. The weighted average amortization period for the amortizable intangible assets is 3.77 years.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Estimated future amortization of intangible assets at December 31, 2008, is as follows:

Nine months ending September 30, 2009	$201,273
Years ending September 30:
2010	238,345
2011	226,467
2012	66,542
2013	62,609

$795,236

Note 7 – Secured Convertible Debentures and Warrant Financing Arrangements:

Our convertible debentures consist of the following at December 31, 2008 and September 30, 2008:

	December 31, 2008	September 30, 2008
	(unaudited)
$1,000,000 face value, 12% secured convertible debenture, due September 10, 2010, interest payable quarterly, secured by all assets	$1,011,850	$1,013,611
$500,000 face value, 12% secured convertible debenture, due September 10, 2010, interest payable quarterly, secured by all assets	505,924	506,804

	$1,517,774	$1,520,415

Common shares indexed to the financial instruments issued in our convertible debenture and warrant financing arrangements are as follows:

December 31, 2008
(unaudited) Shares
Conversion feature embedded in the $1,000,000 face value, 12% secured convertible debenture, due September 10, 2010	4,000,000
Class B warrants; $0.50 exercise price; expire September 10, 2013	4,000,000
Conversion feature embedded in the $500,000 face value, 12% secured convertible debenture, due September 10, 2010	2,000,000
Class B warrants; $0.50 exercise price; expire September 10, 2013	2,000,000

12,000,000

On September 10, 2008, we issued a $1,000,000 face value, 12% secured convertible debenture, due September 10, 2010 and Class B warrants indexed to 4,000,000 shares of our common stock in exchange for the Interlink Asset Group, discussed in Note 4. Also on September 30, 2008, we issued a $500,000 face value 12% secured convertible debenture, due September 10, 2010 and Class B warrants indexed to 2,000,000 shares of our common stock for net cash proceeds of $472,800. These financial instruments were issued to the same creditor under contracts that are substantially similar, unless otherwise mentioned in the following discussion.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 7 - Secured Convertible Debentures and Warrant Financing Arrangements (Continued):

The principal amount of the debentures is payable on September 10, 2010 and the interest is payable quarterly, on a calendar quarter basis. While the debenture is outstanding, the investor has the option to convert the principal balance, and not the interest, into shares of our common stock at a conversion price of $0.25 per common share. The terms of the conversion option provide for anti-dilution protections for traditional restructurings of our equity, such as stock-splits and reorganizations, if any, and for sales of our common stock, or issuances of common-indexed financial instruments, at amounts below the otherwise fixed conversion price. Further, the terms of the convertible debenture provide for certain redemption features. If, in the event of certain defaults on the terms of the debentures, some of which are indexed to equity risks, we are required at the investors option to pay the higher of (i) 110% of the principal balance, plus accrued interest or (ii) the if-converted value of the underlying common stock, using the 110% default amount, plus accrued interest. If this default redemption is not exercised by the investor, we would incur a default interest rate of 18% and the investor would have rights to our assets under the related Security Agreement. We may redeem the convertible debentures at anytime at 110% of the principal amount, plus accrued interest.

We have evaluated the terms and conditions of the secured convertible debentures under the guidance of SFAS 133 and EITF 00-19. We have determined that, while the anti-dilution protections preclude treatment of the embedded conversion option as conventional, the conversion option is exempt from classification as a derivative because it otherwise achieves the conditions for equity classification (if freestanding) provided in SFAS 133 and EITF 00-19. We have further determined that the default redemption features described above are not exempt for treatment as derivative financial instruments, because they are not clearly and closely related in terms of risk to the host debt agreement. On the inception date of the arrangement and as of September 30, 2008, we determined that the fair value of these compound derivatives is de minus. However, we are required to re-evaluate this value at each reporting date and record changes in its fair value, if any, in income. For purposes of determining the fair value of the compound derivative, we have evaluated multiple, probability-weighted cash flow scenarios. These cash flow scenarios include, and will continue to include fair value information about our common stock. Accordingly, fluctuations in our common stock value will significantly influence the future outcomes from applying this technique.

Since, as discussed above, the embedded conversion options did not require treatment as derivative financial instruments, we are required to evaluate the feature as embodying a beneficial conversion feature under EITF No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios and EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments. A beneficial conversion feature is present when the fair value of the underlying common share exceeds the effective conversion price of the conversion option. The effective conversion price is calculated as the basis in the financing arrangement allocated to the hybrid convertible debt agreement, divided by the number of shares into which the instrument is indexed.

Because the two hybrid debt contracts were issued as compensation for the Interlink Asset Group (see Note 4) and as further discussed in that note we concluded that they should be combined for accounting purposes, the accounting resulted in no beneficial conversion feature.

Premiums on the secured convertible debentures arose from initial recognition at fair value, which is higher than face value. Premiums are amortized through credits to interest expense over the term of the debt agreement. Amortization of debt premiums amounted to $2,640 during the three months ended December 31, 2008.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 7 - Secured Convertible Debentures and Warrant Financing Arrangements (Continued):

Direct financing costs are allocated to the financial instruments issued (hybrid debt and warrants) based upon their relative fair values. Amounts related to the hybrid debt are recorded as deferred finance costs and amortized through charges to interest expense over the term of the arrangement using the effective interest method. Amounts related to the warrants were charged directly to income because the warrants were classified in liabilities, rather than equity, as described above. Direct financing costs are amortized through charges to interest expense over the term of the debt agreement.

We have evaluated the terms and conditions of the Class B warrants under the guidance of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS 150”). The warrants embody a fundamental change-in-control redemption privilege wherein the holder may redeem the warrants in the event of a change in control for a share of assets or consideration received in such a contingent event. This redemption feature places the warrants within the scope of SFAS 150, as put warrants and, accordingly, they are classified in liabilities and measured at inception and on an ongoing basis at fair value. Fair value of the warrants was measured using the Black-Scholes-Merton valuation technique and in applying this technique we were required to develop certain subjective assumptions. We have valued the underlying common shares at $0.25 on both the inception and the financial statement date being representative of our best estimates of our enterprise value, applying discounted cash flow techniques consistent with approaches outlined by the American Institute of Certified Public Accountants. We have developed volatility assumptions of 73.0% and 73.9% on the inception date and September 30, 2008, respectively, using a peer group of companies whose common shares have traded in public markets for periods of at least the expected term, which we have concluded is the contractual term. Finally, we have used the publicly available rates of 2.91% and 2.98% on the inception date and September 30, 2008, respectively, related to zero coupon United States Treasury Securities, with remaining terms consistent with the remaining warrant term.

The following table illustrates the initial allocation to the $1,000,000 and $500,000 secured convertible debenture and warrant financing arrangements:

	$1,000,000 Financing	$500,000 Financing
Secured convertible debentures	$1,014,002	$507,000
Class B warrants (classified in liabilities)	370,400	185,200
Compound derivative	—	—

	$1,384,402	$692,200

Refer to Note #13 “Subsequent event” for details on additional funding in the amount of $1,100,000 in convertible debentures and warrants financing

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 8 - Stockholders’ Deficit:

Share-based payments (employees):

On September 10, 2008, we issued 6,000,000 shares of common stock to our new management team in connection with the Interlink Asset Group acquisition (see Note 3). These shares are compensatory in nature and are fully vested. We have valued the shares at $0.25, consistent with fair value measurements used elsewhere in our accounting.

Officer	Shares	Expense
Anastasios Kyriakides, CEO	2,100,000	$525,000
Nicholas Kyriakides	600,000	150,000
Kenneth Hosfeld, EVP	1,100,000	275,000
Leo Manzewitsch, CTO	1,100,000	275,000
Guillermo Rodriguez, CFO	1,100,000	275,000

	6,000,000	$1,500,000

Share-based payment for goods and services to non-employees:

During the year ended September 30, 2008, we issued 2,150,000 shares of common stock to non-employees for goods and services.

Consultant/Provider	Shares	Expense
FAMALOM, LLC	450,000	$112,500
Decembra Diamond	360,000	90,000
John Clarke	100,000	25,000
Deadalus Consulting, Inc.	90,000	22,500
Ron Roule	1,000,000	250,000
Iseal Aponte	150,000	37,500

	2,150,000	$537,500

Warrants to purchase common stock:

On September 10, 2008, we issued Class B warrants to purchase 6,000,000 shares of our common stock in connection with financing transactions discussed in Note 7. These warrants have a strike price of $0.50 and expire five years from issuance.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

On January 17, 2007, we issued Class A warrants to purchase 3,262,712 shares of our common stock in connection with a sale of common stock. These warrants have a strike price of $1.00 and expire five years from issuance.

	Indexed Shares	Weighted Strike
October 1, 2006	—
Issued	3,262,712	$1.00
Exercised	—	—
Expired	—	—

September 30, 2007	3,262,712	$1.00
Issued	6,000,000	$0.50
Exercised	—	—
Expired	—	—

September 30, 2008	9,262,712	$0.68
Issued	—	—
Exercised	—	—
Expired	—	—
December 31, 2008 (Unaudited)	9,262,712	$0.68

The weighted average remaining life of the aggregate 9,262,712 warrants is 4.34 years.

As more fully discussed in Note 7, the inception date fair value of Class B warrants amounted to $555,600. As of December 31, 2008, the fair value amounted to $502,200. Derivative income associated with the classification of the Class B warrants liabilities amounted to $61,200 for the three month period ended December 31, 2008.

Note 9 - Commitment and Contingencies:

Leases

We lease our principal office space under an arrangement that is an operating lease. Rent and associated occupancy expenses for the Three months ended December 31, 2008 was $41,260.

Minimum non-cancellable future lease payments as of December 31, 2008, were as follows: 2009—$80,705; 2010—$98,725.

Note 10 - Related Parties:

During period ended December 31, 2008 and September 30, 2008, there were no related transactions with officers or directors.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 11 - Discontinued Operations:

On September 10, 2008, at the time we acquired the Interlink Asset Group, our management and Board of Directors committed to the discontinuance and disposal of our advertising business. We disposed of this asset to be able to concentrate our efforts exclusively on the deployment of the TK6000 product offering. We concluded that the advertising business constituted a component of our business, as defined in SFAS 144 and have presented the unit in the accompanying financial statements on the basis that (a) the operations and cash flows of the component have been eliminated from our ongoing operations a result of the disposal transaction and (b) we have no significant continuing involvement in the operations of the component after the disposal transaction. During the fiscal year ended September 30, 2008 , we sold the advertising business resulting in a gain on sale of $168,083.

There are no assets or liabilities remaining at December 31, 2008. The caption discontinued operations on our statements of operations reflects the following:

	Three Months Ended December 31,
	2008	2007
Income from discontinued business	$—	$19,553

Loss from operations of discontinued business	$—	$—

Gain on sale of equipment	$—	$168,083

Note 12 - Income taxes

Accounting for income taxes in interim periods is governed by APB Opinion No. 28, Interim Financial Reporting (“APB 28”) and FASB Interpretation No. 18, Accounting for Income Taxes in Interim Periods (“FIN 18”), as amended by Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes. Collectively (“SFAS 109”), these standards provide that at the end of each interim period we are required to make our best estimate of the effective tax rate expected to be applicable for our full fiscal year. The rate so determined shall be used in providing for income taxes on a current year-to-date basis. Further, the rate is revised, if necessary, as of the end of each successive interim period during the fiscal year to the enterprise’s best current estimate of its annual effective tax rate.

We are currently projecting a net loss for the current fiscal year for which we will not be able to recognize a benefit due to limitations imposed by Statement SFAS 109 for companies with cumulative losses in recent years. Accordingly, our interim financial information includes neither a provision nor a benefit. However, in accordance with the above standards, we are required to evaluate the accounting as to each quarterly reporting period.

NET TALK.COM, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Three months ended December 31, 2008 and 2007

Note 13 - Subsequent Events:

2009 Convertible Debenture Offering

On January 30, 2009, we entered into a Securities Purchase Agreement with Debt Opportunity Fund, LLP (“DOF”) by which DOF purchased (a) 12% Senior Secured Convertible Debentures in the aggregate principal amount of $1,100,000; and (b) Series C Warrants to purchase 4,400,000 shares of common stock of the Company. The maturity date of the debentures is January 30, 2011 and each debenture bears interest on the principal amount outstanding and unpaid from time to time at a rate of 12% per annum from the date of issuance until paid in full. Interest is calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and accrues and is payable quarterly or upon conversion (as to the principal amount then being converted). The debentures convert into shares of our common stock at the option of the holder at $0.25 per share (which conversion price is subject to adjustment under certain circumstances). The debentures are secured by a lien in all of the assets of the Company. The Series C Common Stock Purchase Warrants entitle the holders to purchase up to an aggregate of 4,400,000 shares of our common stock at an exercise price of ($0.50) per share. Each Series C Common Stock Purchase Warrant is exercisable, in whole or in part, at any time after issuance and before the close of business on the date five (5) years from the initial exercise date.

Midtown Partners & Co., LLC (“Midtown Partners”), an NASD registered broker dealer, acted as the placement agent for the Company in connection with the 2009 Convertible Debt Offering. In connection with the 2009 Convertible Debt Offering, we paid Midtown Partners a cash commission equal to $88,000 and issued a Series BD Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 880,000 shares of the Company’s common stock at an initial exercise price of $0.50 per share.

The offer and sale of the 12% Senior Secured Convertible Debentures, Series C Common Stock Purchase Warrants and Series BD Common Stock Purchase Warrants was affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

At the present time the accounting for this subsequent event is in process and we have not reached a final conclusion.